UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Marijuana Company of America, Inc.
(Exact name of registrant as specified in its charter)

Utah
(State or other jurisdiction of incorporation or organization)

2833
(Primary Standard Industrial Classification Code Number)

94-1246221
(I.R.S. Employer Identification Number)

1340 West Valley Parkway, Suite 205

Escondido, CA 92029
Telephone: (888) 777-4362
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

__________________________________________________________

Donald Steinberg

Marijuana Company of America, Inc.

1340 West Valley Parkway, Suite 205

Escondido CA. 92029
Telephone: (888) 777-4362
(Name, address, including zip code, and telephone number, including area code, of agent for service)

__________________________________________________________

Registered Agents, Inc.

401 Ryland Street, Ste. 200-A

Reno, NV 89502
Telephone: (775) 401-6800
(Name, address, including zip code, and telephone number, including area code, of agent for service)

__________________________________________________________

Copies to:

Tad Mailander, Esq.

945 4th Avenue, Ste. 311

San Diego, CA 92101

Telephone: (619) 239-9034

From time to time after the effective date of this registration statement.
(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock to be offered for resale by selling stockholder	500,000,000	$0.02	(2)	$10,000,000	$1,212.00	(3)

(1)	Consists of up to 500,000,000 shares of common stock to be sold to K&J Funds, LLC under the investment agreement dated December 20, 2018. As of November 19, 2018, the Company had 2,489,291,681 issued and outstanding shares of common stock. These 500,000,000 shares represent 20.08% of the number of currently outstanding shares. Assuming all of these shares are sold, the registrant’s total number of issued and outstanding shares of common stock will be 2,989,291,681. The total number of registered shares will then represent 16.76% of the issued and outstanding shares.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(c) under the Securities Act of 1933.

(3)	Based on the closing price per share of $0.02 for Marijuana Company of America, Inc.’s common stock on December 20, 2018 as reported by the OTC Markets Group.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholder may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated December 27, 2018

Preliminary Prospectus

Marijuana Company of America, Inc.

500,000,000 Shares of Common Stock

This prospectus relates to the resale of up to 500,000,000 shares of our Common Shares, par value $0.001 per share, (the “Common Shares”), issuable to K&J Funds, LLC (“K&J”), a selling stockholder, pursuant to a “put right” under an investment agreement (the “Investment Agreement”), dated December 20, 2018, that we entered into with K&J. The Investment Agreement permits us to “put” up to ten million dollars ($10,000,000) in shares of our common stock to K&J over a period of up to thirty-six (36) months or until $10,000,000 of such shares have been “put.”

The selling stockholders may sell all or a portion of the shares being offered pursuant to this prospectus at fixed prices, at prevailing market prices at the time of sale, at varying prices or at negotiated prices.

The total amount of shares of common stock which may be sold pursuant to this prospectus would constitute approximately 20.08% of the Company’s issued and outstanding common stock held as of November 19, 2018, assuming that the selling security holder will sell all of the shares offered for sale.

K&J is an underwriter within the meaning of the Securities Act of 1933 and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act of 1933 in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933.

Our common stock is quoted by the OTC Markets Group OTCQB Tier under the symbol “MCOA”. On December 20, 2018, the closing price of our common stock was $0.02 per share.

We will not receive any proceeds from the sale of shares of our common stock by the selling stockholder. However, we will receive proceeds from the sale of shares of our common stock pursuant to our exercise of the put right offered by K&J. We will pay for expenses of this offering, except that the selling stockholder will pay any broker discounts or commissions or equivalent expenses and expenses of its legal counsel applicable to the sale of its shares.

Investing in our common stock involves risks. See “Risk Factors” beginning on page 9.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 27, 2018

CAUTIONARY STATEMENT REGARDING FORWARD LOOKING STATEMENTS

Some of the statements contained or incorporated by reference in this prospectus are "forward-looking statements". These statements are based on the current expectations, forecasts, and assumptions of our management and are subject to various risks and uncertainties that could cause our actual results to differ materially from those expressed or implied by the forward-looking statements. Forward-looking statements are sometimes identified by language such as "believe," "may," "could," "estimate," "continue," "anticipate," "intend," "should," "plan," "expect," "appear," "future," "likely," "probably," "suggest," "goal," "potential" and similar expressions and may also include references to plans, strategies, objectives, and anticipated future performance as well as other statements that are not strictly historical in nature. The risks, uncertainties, and other factors that could cause our actual results to differ materially from those expressed or implied in this prospectus include, but are not limited to, those noted under the caption "Risk Factors" beginning on page 9 of this prospectus. Readers should carefully review this information as well the risks and other uncertainties described in other filings we may make after the date of this prospectus with the Securities and Exchange Commission.

Readers are cautioned not to place undue reliance on forward-looking statements. They reflect opinions, assumptions, and estimates only as of the date they were made, and we undertake no obligation to publicly update or revise any forward-looking statements in this prospectus, whether as a result of new information, future events or circumstances, or otherwise.

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ABOUT THIS PROSPECTUS

You should rely only on the information that we have provided in this prospectus and any applicable prospectus supplement. We have not authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus and any applicable prospectus supplement. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus and any applicable prospectus supplement is accurate only as of the date on the front of the document, regardless of the time of delivery of this prospectus, any applicable prospectus supplement, or any sale of a security.

As used in this prospectus, the terms “we”, “us”, “our” and the “Company”, means Marijuana Company of America, Inc. and subsidiary companies, H Smart, Inc, a Delaware corporation, MCOA CA, Inc., a California corporation, and Hempsmart, Ltd., a United Kingdom corporation, H Smart LLC, a Washington limited liability company. All dollar amounts refer to U.S. dollars unless otherwise indicated.

Prospectus Summary

This summary highlights information contained in greater detail elsewhere in this prospectus. This summary is not complete and does not contain all of the information you should consider in making your investment decision. You should read the entire prospectus carefully before making an investment in our common stock. You should carefully consider, among other things, our financial statements and the related notes and the sections entitled “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this prospectus.

The Offering

This prospectus relates to the resale of up to 500,000,000 shares of the Common Shares, issuable to K&J, a selling stockholder pursuant to a “put right” under an investment agreement (the “Investment Agreement”), dated December 20, 2018, that we entered into with K&J. The Investment Agreement permits us to “put” up to ten million dollars ($10,000,000) in shares of our common stock to K&J over a period of up to thirty-six (36) months or until $10,000,000 of such shares have been “put.”

Our Company

Marijuana Company of America, Inc. is a Utah corporation acting as a holding company to develop a portfolio of profitable subsidiaries focused on the legalized hemp industry. On September 21, 2015, the Company organized its wholly owned subsidiary H Smart, Inc., a Delaware corporation, to engage in the research, development of legal industrial hemp derived consumer wellness products that are non-psychoactive and contain less than .03% tetrahydrocannabinol (hereafter referred to as “THC”).

Our Business and Strategy

We are based in Escondido, California. Our business develops, manufactures, markets and sells non-psychoactive industrial hemp, and hemp-derived consumer products containing cannabinoids (hereafter referred to as “CBD”), with a THC content of less than 0.03%. Our business includes the research and development of (1) varieties of various species of hemp; (2) beneficial uses of hemp and hemp derivatives; (3) indoor and outdoor cultivation methods for hemp; (4) technology used for cultivation and harvesting of different species of hemp, including but not limited to lighting, venting, irrigation, hydroponics, nutrients and soil; (5) different species of industrial hemp derived CBD, and the possible health benefits thereof; and, (6) new and improved methods of hemp CBD extraction omitting or eliminating the delta-9 THC molecule.

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We additionally offer consulting services in accounting and real property management for licensed businesses in the cannabis industry in those states where cannabis has been legalized for recreational and/or medicinal use.

We also have entered into joint ventures to develop and grow, cultivate and harvest hemp in Scio, Oregon and are joint venture partners in a hemp research and development project in New Brunswick, Canada.

hempSMART™

Our consumer products containing hemp and CBD are sold through our wholly owned subsidiary H Smart, Inc. under the brand name hempSMART™. We market and sell our hempSMART™ products directly through our web site, and through our affiliate marketing program, where qualified sales affiliates use a secure multi-level-marketing sales software program that facilitates order placement over the internet via a web site, and accounts for affiliate orders and sales; calculates referral benefits apportionable to specific sales associates and calculates and accounts for loyalty and rewards benefits for returning customers. We also retained a full-service marketing company that uses a multi-channel transactional marketing campaign focused on digital advertising, infographics, content marketing, customer incentives and acquisition, a broad social media presence, as well as search engine marketing and optimization that includes comprehensive research and analytics and order fulfillment in order to boost direct sales.

Our current hempSMART™ wellness products offerings include the following:

•	hempSMART Brain™ a proprietary formulated personal care consumer product encapsulated with enriched non-psychoactive industrial hemp derived CBD. This encapsulation is combined with other high quality, proprietary natural ingredients to compliment CBD to support brain wellness.

•	hempSMART Pain™ capsules formulated with 10mg of Full Spectrum, non-psychoactive CBD per serving, derived from industrial hemp, which along with a proprietary blend of other natural ingredients, delivers an all-natural formulation for the temporary relief of minor discomfort associated with physical activity.

•	hempSMART Pain Cream™ each container formulated with 300mg of full spectrum non-psychoactive CBD derived from industrial hemp. The newly developed product contains a synergistic combination of natural botanicals and full spectrum hemp extract featuring CBD, CBG and a broad range of terpenes. The Company’s proprietary blend of Ayurvedic herbs along with Menthol, Cayenne Pepper Extract, Rosemary Oil, Aloe Gel, White Willow Bark, Arnica, Wintergreen Extract and Tea Tree Oil, provides an immediate cooling and soothing sensation. This topical wellness consumer product is formulated to help reduce minor discomfort and promote muscle relaxation on areas that it is applied.

•	hempSMART Drops™ full Spectrum Hemp CBD Oil Tincture Drops, available in 250mg bottles, enriched with non-psychoactive industrial hemp derived CBD, and available in four different flavors: lemon, mint, orange and strawberry that is free of the THC isolate.

•	hempSMART Pet Drops™ for cats and dogs, formulated with 250mg of full spectrum non-psychoactive CBD derived from industrial hemp. This new specially formulated product contains naturally occurring CBD derived from hemp seed oil, full spectrum hemp extract, fractionated coconut oil, and a rich bacon flavor.

•	hempSMART Face™ a nourishing facial moisturizer combines full spectrum CBD from hemp, with a unique blend of Ayurvedic herbs and botanicals. Designed to refresh, replenish and restore the skin providing long lasting hydration and balance.

Consulting Services

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We also offer financial accounting and property management services for companies associated with the cannabis industry in all stages of development. Our service offerings include the following:

•	Financial Accounting and Bookkeeping. Our business accounting services provide financial accounting systems and reporting protocols in order to allow licensed cannabis and/or hemp operators, in those states where cannabis has been legalized for medicinal and/or recreational use, to report collect, verify and state effective financial records and disclosure. We work with our clients to generate a comprehensive accounting strategy based on best accounting practices. We understand the challenges and complexities of financial accounting in the regulated commercial cannabis market and we have the expertise to help client businesses report their financial operations consistent with GAAP.

•	Property Management Consulting. Our property management consulting services consist of offering planning, budgeting, acquisition, accounting and management services to licensed cannabis and/or hemp operators in those states where cannabis and/or hemp has been legalized for medicinal and/or recreational use, and who are searching for appropriate real property to conduct operations. We do not directly or indirectly engage in the growing, cultivation, harvest or distribution of psychoactive THC cannabis.

Joint Ventures and Investments

Our business also includes participating and making selected investments in other related new businesses. Currently, we have made investments in startup ventures, including:

•	MoneyTrac Technology, Inc.; MoneyTrac Technology, Inc. is a developer of an integrated and streamlined electronic payment processing system containing E-Wallet and mobile applications, that allows for the management and processing of prepaid cards, debit cards, and credit card payments. We entered into a stock purchase agreement with MoneyTrac on March 13, 2017 to purchase a 15% equity position in MoneyTrac. On July 27, 2017 we completed tender of the purchase price of $250,000. MoneyTrac’s business and banking software solutions offer firms the ability to deposit funds directly into a “MoneyTrac Merchant Wallet,” created and controlled by the firm, from which the firm can manage and provide inventory management, payroll processing, and audit tracking; and, the creation of “Customer Wallets,” by anyone who wants to engage in cashless transactions, by loading money into their “MoneyTrac Customer Wallet” from a bank account or through a MoneyTrac kiosk, which also accepts debit and credit card transactions. MoneyTrac’s kiosks are marketed to businesses that wish to offer cashless transactions to its customers, who can choose to either have funds loaded directly into their “Customer Wallet” or onto a pre-paid debit card. MoneyTrac’s system provides for a secure, managed and auditable record of cashless transactions that is designed to be marketed to firms who want an alternative payment and management method for transacting business, including those firms in the legalized cannabis business in those states where cannabis has been legalized for recreational and/or medicinal use. On June 12th,, 2018 Global Payout, Inc. ("Global", "Parent") entered into a Reverse Triangular Merger (the "Merger") with MoneyTrac Technology, Inc. ("MoneyTrac") a California Corporation and MTrac Tech Corporation (" Merger Sub") a Nevada corporation and wholly-owned subsidiary of Global Payout, Inc. whereby MoneyTrac Technology was successfully merged into MTrac Tech, the surviving corporation of the merger, and thereafter the separate existence of MoneyTrac ceased and all rights, privileges, powers and property, including, without limitation, all rights, privileges, franchise, patents, trademarks, licenses, registrations, bank accounts, contracts, patents, copyrights, and other assets of every kind and description of MoneyTrac were assumed by Merger Sub. Additionally, Merger Sub assumed all of the obligations and liabilities of MoneyTrac, except minute books and stock records of MoneyTrac insofar as they relate solely to its organization and capitalization, and the rights of MoneyTrac arising out of the executed Merger Agreement. Pursuant to the terms of the Merger, Global issued 1,100,000,000 (one billion, one hundred million) shares of its common stock to MoneyTrac as consideration for the purchase of MoneyTrac. Pursuant to the terms of the Merger, a conversion of issued MoneyTrac stock was completed whereby each one (1) share of MoneyTrac stock, issued and outstanding immediately prior to the effective date of the Merger, was canceled and extinguished and converted automatically into ten (10) shares of Global common stock. As of the effective date of the Merger, all shares of Global Preferred Stock issued prior to the effective date of the Merger were canceled and extinguished without any conversion thereof.

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•	Conveniant Hemp Mart, LLC; Conveniant Hemp Mart, LLC is a Wyoming limited liability company whose business plan includes the development, manufacture and sale of consumer products containing CBD that are intended for marketing and sales at convenience stores, gas stations and markets. On July 19, 2017, we agreed to lend fifty thousand dollars ($50,000) to Conveniant based on a promissory note. The note provided that in lieu of receiving repayment, we could elect to exercise a right to convert the loaned amount into a payment towards the purchase of a 25% interest in Conveniant, subject to our payment of an additional fifty thousand dollars [$50,000] equaling a total purchase price of $100,000. The Company exercised this option on November 20, 2017 and made payment to Conveniant on November 21, 2017. Conveniant developed a line of consumer products containing industrial hemp derived CBD with no traceable THC content. The product line includes tinctures that combine industrial hemp-derived CBD with hemp seed oil, coconut oil and other essential natural oils; a muscle cream product that combines industrial hemp-derived CBD with natural oils; a hand lotion that combines industrial hemp derived CBD with lavender oils; and a line of pet treats that combine industrial hemp-derived CBD with natural oils.

•	Global Hemp Group, Inc. Joint Venture; On September 5, 2017, we announced our agreement to participate in a joint venture with Global Hemp Group Inc., a Canadian corporation, in a multi-phase industrial hemp project on the Acadian peninsula of New Brunswick, Canada. The joint venture’s goal is to develop a “Hemp Agro-Industrial Zone”, a concept that promotes and engages farmers, processors and manufacturers to collaboratively produce and process 100% of the hemp plant into a number of wholesale materials that can be manufactured into healthy and sustainable products. The “HAIZ” will be surrounded by hemp production thereby minimizing the cost of expensive transportation to distant processing facilities. The “Hemp Agro-Industrial Zone” has a goal of producing social and environmental benefits to the communities where they operate. These zones are envisioned to prospectively create jobs for farmers, foster rural development, provide the opportunity to develop more sustainable products of superior quality and help support Global Hemp Group’s commitment to creating a carbon free economy. The first phase of the project involved lab testing in support of the trials. The Collège Communautaire du Nouveau Brunswick (CCNB) in Bathurst, New Brunswick (“CCNB”) intends to assist Global Hemp Group in research on its ongoing industrial hemp trials in the region, and to perform laboratory tests in support of these trials. These tests will provide information to validate agronomic and key yield data in preparation of a large-scale industrial development project that will involve processing of the full plant: grain, straw, flowers and leaves, scheduled to begin in 2018. The results of these tests will also be used in discussions with farmers of the region to refine a hemp-based farming model, and to mobilize additional farmers for the next growing season. Our participation included providing one-half, or $10,775 of the funding for the phase one work. On January 10, 2018, phase-one was completed by successfully cultivating industrial hemp during the 2017 growing season for research purposes. The objective of phase one was to re-introduce hemp into the area and ensure that it could be productive under New Brunswick growing conditions prior to significantly increasing cultivation acreage and building a hemp processing facility in the region, in future phases of the project. As a result of our participation in the joint venture, we will share in the ownership of research and development of hemp and CBD related studies produced by the New Brunswick Project, and, in the event Canadian laws governing the growing, harvesting, manufacturing and production of products containing hemp and CBD change (as expected, but not guaranteed) in 2018, we would benefit from possible preferred pricing and terms for the purchase of hemp and CBD that would enable us to further conduct its business and research and development into hemp and CBD products.

•	Global Hemp Group Joint Venture/Scio Oregon Hemp Project; On May 8, 2018, the Company, Global Hemp Group, Inc., a Canadian corporation, and TTO Enterprises, Ltd., an Oregon corporation entered into a Joint Venture Agreement. The purpose of the joint venture is to develop a project to commercialize the cultivation of industrial hemp on a 109 acre parcel of real property owned by the Company and Global Hemp Group in Scio, Oregon, and operating under the Oregon corporation Covered Bridges, Ltd. The joint venture is in the development stage. On May 30, 2018, the joint venture purchased TTO’s 15% interest in the joint venture for $30,000. The Company and Global Hemp Group, Inc. now have an equal 50-50 interest in the joint venture. The joint venture agreement commits the Company to a cash contribution of $600,000 payable on the following funding schedule: $200,000 upon execution of the joint venture agreement; $238,780 by July 31, 2018; $126,445 by October 31, 2018; and, $34,775 by January 31, 2019. The Company has complied with its payments.

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We are a publicly listed company quoted on the OTC Markets OTCQB Tier under the symbol “MCOA”.

Recent Government Decriminalization and Legalization of Hemp

On December 20, 2018, President Donald J. Trump signed into law the Agriculture Improvement Act of 2018, otherwise known as the “Farm Bill”. Prior to its passage, hemp, a member of the cannabis family, and hemp derived CBD were classified as Schedule 1 controlled substances, and so illegal under the Controlled Substances Act, 21 U.S.C. § 811 (hereafter referred to as the “CSA”).

With the passage of the Farm Bill, hemp cultivation is broadly permitted. The Farm Bill explicitly allows the transfer of hemp-derived products across state lines for commercial or other purposes. It also puts no restrictions on the sale, transport, or possession of hemp-derived products, so long as those items are produced in a manner consistent with the law.

Under Section 10113 of the Farm Bill, hemp cannot contain more than 0.3 percent THC. THC refers to the chemical compound found in cannabis that produces the psychoactive “high” associated with cannabis. Any cannabis plant that contains more than 0.3 percent THC would be considered non-hemp cannabis—or marijuana—under federal law and would thus face no legal protection under this new legislation and would be an illegal Schedule 1 drug under the CSA.

Additionally, there will be significant, shared state-federal regulatory power over hemp cultivation and production. Under Section 10113 of the Farm Bill, state departments of agriculture must consult with the state’s governor and chief law enforcement officer to devise a plan that must be submitted to the Secretary of the United States Department of Agriculture (hereafter referred to as the “USDA”). A state’s plan to license and regulate hemp can only commence once the Secretary of USDA approves that state’s plan. In states opting not to devise a hemp regulatory program, USDA will construct a regulatory program under which hemp cultivators in those states must apply for licenses and comply with a federally-run program. This system of shared regulatory programming is similar to options states had in other policy areas such as health insurance marketplaces under Affordable Care Act, or workplace safety plans under Occupational Health and Safety Act—both of which had federally-run systems for states opting not to set up their own systems.

The Farm Bill outlines actions that are considered violations of federal hemp law (including such activities as cultivating without a license or producing cannabis with more than 0.3 percent THC). The Farm Bill details possible punishments for such violations, pathways for violators to become compliant, and even which activities qualify as felonies under the law, such as repeated offenses.

One of the goals of the previous 2014 Farm Bill was to generate and protect research into hemp. The 2018 Farm Bill continues this effort. Section 7605 re-extends the protections for hemp research and the conditions under which such research can and should be conducted. Further, section 7501 of the Farm Bill extends hemp research by including hemp under the Critical Agricultural Materials Act. This provision recognizes the importance, diversity, and opportunity of the plant and the products that can be derived from it, but also recognizes that there is a still a lot to learn about hemp and its products from commercial and market perspectives.

Where You Can Find Us

The principal offices of our company are located at 1340 West Valley Parkway, Suite 205, Escondido, CA 92029. Our telephone number is (888) 777-4362.

The Offering

Common Stock Offered by the Selling Security Holder	500,000,000 shares of common stock, including (i) 500,000,000 shares of common stock that may be put to K&J.

Common Stock Outstanding Before the Offering	2,489,291,681 shares of common stock as of November 19, 2018.

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Common Stock Outstanding After the Offering	2,989,291,681 shares of common stock.(1)

Terms of the Offering	The selling security holder will determine when and how they will sell the common stock offered in this prospectus.

Termination of the Offering	The offering will conclude upon such time as all of the common stock has been sold pursuant to the registration statement, or 36 months after the effective date.

Use of Proceeds	We are not selling any shares of common stock in this offering and, as a result, will not receive any proceeds from this offering. See “Use of Proceeds.”

Risk Factors	The common stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors” beginning on page 9.

OTCQB Symbol	MCOA

(1)	This total shows how many shares of common stock will be outstanding assuming 500,000,000 shares of common stock to be put to K&J.

Summary of Financial Data

The following information represents selected audited financial information for our company for the years ended December 31, 2017 and 2016 and selected unaudited financial information for our company for the nine month period ended September 30, 2018. The summarized financial information presented below is derived from and should be read in conjunction with our audited and unaudited financial statements, as applicable, including the notes to those financial statements which are included elsewhere in this prospectus along with the section entitled Management’s Discussion and Analysis of Financial Condition and Results of Operations beginning on page 9 of this prospectus.

Statements of Operations Data	Nine Month Period Ended Sept. 30, 2018	Nine Month Period Ended Sept. 30, 2017	Year Ended December 31, 2017	Year Ended December 31, 2016
Revenue	$137,721	$19,950	$26,830	$8,729
Cost of Revenue	$43,047	$14,099	$14,294	$2,815
Net Operating Expenses	$1,896,061	$19,053,350	$23,567,834	$4,744,382
Net Income (Loss)	$(1,350,480)	$(23,085,618)	$(33,441,920)	$(5,402,456)
Basic and Diluted Net Income (Loss) per Share	$(0.00)	$(0.01)	$(0.017)	$(0.004)

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Balance Sheets Data	As of Sept. 30, 2018	As of Sept. 30, 2017	As of December 31, 2017
Cash and Cash Equivalents	$1,492,492	$0	$249,831

Total Current Assets	$2,059,399	$161,319	$418,413
Total Current Liabilities	$4,414,752	$2,885,034	$10,577,576
Working Capital (deficit)	$(2,355,353)	$(2,723,715)	$(10,159,163)
Total Stockholders’ Equity	$(1,719,823)	$(2,926,098)	$(10,137,752)
Accumulated Deficit	$(44,238,584)	$(32,531,802)	$(42,888,104)

Investment Agreement

We entered into the Investment Agreement with K&J on December 20, 2018. Pursuant to the Investment Agreement, K&J committed to purchase up to $10,000,000 of our common stock, over the course of 36 months. The obligations of K&J as imposed by the terms of this agreement are non-transferrable. The aggregate number of shares issuable by us and purchasable by K&J under the Investment Agreement is 500,000,000 (estimated using the last reported sale price of our common stock on the OTC Markets on December 20, 2018 of $0.02 per share).

We may draw on the facility from time to time, as and when we determine appropriate in accordance with the terms and conditions of the Investment Agreement. The maximum amount that we are entitled to put in any one notice is the greater of (i) 200% of the average daily volume (U.S. market only) of the common stock for the three (3) trading days prior to the date of delivery of the applicable put notice, multiplied by the average of the closing prices for such trading days or (ii) $100,000. The purchase price shall be set at eighty-eight percent (88%) of the lowest daily VWAP of our common stock during the Pricing Period. However, if, on any trading day during a Pricing Period, the daily VWAP of the common stock is lower than the floor price specified by us in the put notice, then we reserve the right, but not the obligation, to withdraw that portion of the put amount for each such trading day during the Pricing Period, with only the balance of such put amount above the minimum acceptable price being put to K&J. There are put restrictions applied on days between the put notice date and the closing date with respect to that particular put. During such time, we are not entitled to deliver another put notice.

There are circumstances under which we will not be entitled to put shares to K&J, including the following:

•         we will not be entitled to put shares to K&J unless there is an effective registration statement under the Securities Act to cover the resale of the shares by K&J;

•         we will not be entitled to put shares to K&J unless our common stock continues to be quoted on the OTC Bulletin Board, or becomes listed on a national securities exchange;

•         we will not be entitled to put shares to K&J to the extent that such shares would cause K&J's beneficial ownership to exceed 4.99% of our outstanding shares; and,

•         we will not be entitled to put shares to K&J prior to the closing date of the preceding put.

The Investment Agreement further provides that the Company and K&J are each entitled to customary indemnification from the other for any losses or liabilities we or it suffers as a result of any breach by the other of any provisions of the Investment Agreement or our registration rights agreement with K&J, or as a result of any lawsuit brought by a third-party arising out of or resulting from the other party's execution, delivery, performance or enforcement of the Investment Agreement or the registration rights agreement.

The Investment Agreement also contains representations and warranties of each of the parties. The assertions embodied in those representations and warranties were made for purposes of the Investment Agreement and are subject to qualifications and limitations agreed to by the parties in connection with negotiating the terms of the Investment Agreement. In addition, certain representations and warranties were made as of a specific date, may be subject to a contractual standard of materiality different from what a stockholder or investor might view as material, or may have been used for purposes of allocating risk between the respective parties rather than establishing matters as facts.

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Registration Rights Agreement

Pursuant to the terms of a Registration Rights Agreement, dated December 20, 2018, between K&J and us, we are obligated to file one or more registration statements with the SEC to register the resale by K&J of shares of common stock issued or issuable under the Investment Agreement. The aggregate number of shares registered prior to this registration statement is zero. We have agreed that, in the event that this registration fails to register all of the shares necessary to fulfill our contractual obligations, we will amend this statement and file new registration statements. This registration process will continue until such time as all of the dollar amounts available under the credit line, using shares of common stock issuable under the Investment Agreement, have been registered for resale on effective registration statements. In no event will we be obligated to register for resale more than $15,000,000 in value of shares of common stock, or 500,000,000 shares (estimated using the last reported sale price of our common stock on the OTC Bulletin Board on December 20, 2018 of $0.02 per share).

Risk Factors

An investment in our common stock involves a number of very significant risks. You should carefully consider the following risks and uncertainties in addition to other information in this prospectus in evaluating our company and our business before purchasing our securities. Our business, operating results and financial condition could be seriously harmed as a result of the occurrence of any of the following risks. You could lose all or part of your investment due to any of these risks. You should invest in our common stock only if you can afford to lose your entire investment.

Risks Related to Our Business

The Farm Bill recently passed, and undeveloped shared state-federal regulations over hemp cultivation and production may impact our business.

The Farm Bill was signed into law on December 20, 2018. Under Section 10113 of the Farm Bill, state departments of agriculture must consult with the state’s governor and chief law enforcement officer to devise a plan that must be submitted to the Secretary of USDA. A state’s plan to license and regulate hemp can only commence once the Secretary of USDA approves that state’s plan. In states opting not to devise a hemp regulatory program, USDA will need to construct a regulatory program under which hemp cultivators in those states must apply for licenses and comply with a federally-run program. The details and scopes of each state’s plans are not known at this time and may contain varying regulations that may impact our business. Even if a state creates a plan in conjunction with its governor and chief law enforcement officer, the Secretary of the USDA must approve it. There can be no guarantee that any state plan will be approved. Review times may be extensive. There may be amendments and the ultimate plans, if approved by states and the USDA, may materially limit our business depending upon the scope of the regulations.

Laws and regulations affecting our industry to be developed under the Farm Bill are in development

As a result of the Farm Bill’s recent passage, there will be a constant evolution of laws and regulations affecting the hemp industry could detrimentally affect our operations. Local, state and federal hemp laws and regulations may be broad in scope and subject to changing interpretations. These changes may require us to incur substantial costs associated with legal and compliance fees and ultimately require us to alter our business plan. Furthermore, violations of these laws, or alleged violations, could disrupt our business and result in a material adverse effect on our operations. In addition, we cannot predict the nature of any future laws, regulations, interpretations or applications, and it is possible that regulations may be enacted in the future that will be directly applicable to our business.

Risk of government action

While we will use our best efforts to comply with all laws, including federal, state and local laws and regulations, there is a possibility that governmental action to enforce any alleged violations may result in legal fees and damage awards that would adversely affect us.

Because we have only recently begun our hempSMART™ operations, and our other ventures are all in the development stage or not of yet capitalized, we anticipate our operating expenses will increase prior to earning revenue, and we may never achieve profitability

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We launched our first hempSMART™ product, hempSMART Brain™, in November 2016. Since then, we have introduced a number of other consumer products, including hempSMART Pain™, hempSMART™ Full Spectrum Pet Drops™, and hempSMART™ Full Spectrum Drops™. As we continue to conduct the research and development and release of other hempSMART™ products and continue to pursue our business interests in Conveniant Hemp Mart, LLC, MoneyTrac Technology, Inc., and our joint ventures with Global Hemp Group, Inc. in Scio, Oregon and New Brunswick, Canada, we anticipate increases in our operating expenses, without realizing significant revenues from operations. Within the next 12 months, these increases in expenses will be attributed to the cost of (i) administration and start-up costs, (ii) research and development, (iii) advertising and website development, (iv) legal and accounting fees at various stages of operation, (v) joint venture activities, (vi) creating and maintaining distribution and supply chain channels.

As a result of some or all of these factors in combination, we will incur significant financial losses in the foreseeable future. There is no history upon which to base any assumption as to the likelihood that our Company will prove successful. We cannot provide investors with any assurance that our business will attract customers and investors. If we are unable to address these risks, there is a high probability that our business will fail.

Because our business is dependent upon continued market acceptance by consumers, any negative trends will adversely affect our business operations

We are substantially dependent on continued market acceptance and proliferation of consumers of hemp and hemp-derived CBD. We believe that as hemp and hemp-derived CBD becomes more accepted as a result of the passage of the Farm Bill, the stigma associated with hemp and CBD will diminish and as a result consumer demand will continue to grow. While we believe that the market and opportunity in the hemp space continues to grow, we cannot predict the future growth rate and size of the market. Any negative outlook on the hemp industry will adversely affect our business operations.

The possible FDA Regulation of hemp and industrial hemp derived CBD, and the possible registration of facilities where hemp is grown and CBD products are produced, if implemented, could negatively affect the cannabis industry generally, which could directly affect our financial condition

The Farm Bill established that hemp containing less the .03% THC was no longer a Schedule 1 drug under the CSA. Previously, the U.S. Food and Drug Administration (“FDA”) did not approve hemp or CBD derived from hemp as a safe and effective drug for any indication. The FDA considered hemp and hemp-derived CBD as illegal Schedule 1 drugs. Further, the FDA has concluded that products containing hemp or CBD derived from hemp are excluded from the dietary supplement definition under sections 201(ff)(3)(B)(i) and (ii) of the U.S. Food, Drug & Cosmetic Act, respectively. However, as a result of the passage of the Farm Bill, at some indeterminate future time, the FDA may choose to change its position concerning products containing hemp, or CBD derived from hemp, and may choose to enact regulations that are applicable to such products, including, but not limited to: the growth, cultivation, harvesting and processing of hemp; regulations covering the physical facilities where hemp is grown; and possible testing to determine efficacy and safety of hemp derived CBD. In this hypothetical event, our hemp-based hempSMART™ products containing CBD may be subject to regulation. In the hypothetical event that some or all of these regulations are imposed, we do not know what the impact would be on the hemp industry in general, and what costs, requirements and possible prohibitions may be enforced. If we are unable to comply with the conditions and possible costs of possible regulations and/or registration as may be prescribed by the FDA, we may be unable to continue to operate our business.

We may have difficulty accessing the service of banks until the Farm Bill is fully implemented

On February 14, 2014, the U.S. government issued rules allowing banks to legally provide financial services to state-licensed cannabis businesses. A memorandum issued by the Justice Department to federal prosecutors re-iterated guidance previously given, this time to the financial industry, that banks can do business with legal cannabis businesses and "may not" be prosecuted. We assume this applies to hemp. The Treasury Department's Financial Crimes Enforcement Network (FinCEN) issued guidelines to banks that "it is possible to provide financial services"" to state-licensed cannabis (and hemp) businesses and still be in compliance with federal anti-money laundering laws. These provisions created barriers to our banking operations. With the passage of the Farm Bill, we expect that the banking industry will be more open to doing business with compliant hemp businesses. However, this may take time and may not result in a more open banking climate. We expect that banks will be more open to serving hemp businesses, but there is no guarantee – even with the passage of the Farm Bill.

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Banking regulations in our business are costly and time consuming

In assessing the prospective risk of providing services to a hemp-related business, a financial institutions may conduct customer due diligence that includes: (i) verifying with the appropriate state authorities whether the business is duly licensed and registered; (ii) reviewing the license application (and related documentation) submitted by the business for obtaining a state license to operate its cannabis-related business; (iii) requesting from state licensing and enforcement authorities available information about the business and related parties; (iv) developing an understanding of the normal and expected activity for the business, including the types of products to be sold; (v) ongoing monitoring of publicly available sources for adverse information about the business and related parties; (vi) ongoing monitoring for suspicious activity, including for any of the red flags described in this guidance; and (vii) refreshing information obtained as part of customer due diligence on a periodic basis and commensurate with the risk. With respect to information regarding state licensure obtained in connection with such customer due diligence, a financial institution may reasonably rely on the accuracy of information provided by state licensing authorities, where states make such information available. These regulatory reviews may be time consuming and costly.

Due to our involvement in the hemp industry, we may have a difficult time obtaining the various insurances that are desired to operate our business, which may expose us to additional risk and financial liability

Insurance that is otherwise readily available, such as general liability, and directors and officer’s insurance, is more difficult for us to find, and more expensive, because we are service providers to companies in the cannabis industry. There are no guarantees that we will be able to find such insurances in the future, or that the cost will be affordable to us. If we are forced to go without such insurances, it may prevent us from entering into certain business sectors, may inhibit our growth, and may expose us to additional risk and financial liabilities.

The Company’s industry is highly competitive, and we have less capital and resources than many of our competitors which may give them and advantage in developing and marketing products similar to ours or make our products obsolete.

We are involved in a highly competitive industry where we may compete with numerous other companies who offer alternative methods or approaches, who may have far greater resources, more experience, and personnel perhaps more qualified than we do. Such resources may give our competitors an advantage in developing and marketing products similar to ours or products that make our products less desirable to consumers or obsolete. There can be no assurance that we will be able to successfully compete against these other entities.

We may be unable to respond to the rapid technological change in the industry and such change may increase costs and competition that may adversely affect our business

Rapidly changing technologies, frequent new product and service introductions and evolving industry standards characterize our market. The continued growth of the Internet and intense competition in our industry exacerbates these market characteristics. Our future success will depend on our ability to adapt to rapidly changing technologies by continually improving the performance features and reliability of our hempSMART™ products. We may experience difficulties that could delay or prevent the successful development, introduction or marketing of our hempSMART™ products. In addition, any new enhancements must meet the requirements of our current and prospective customers and must achieve significant market acceptance. We could also incur substantial costs if we need to modify our hempSMART™ products and services or infrastructures to adapt to these changes.

We also expect that new competitors may introduce products or services that are directly or indirectly competitive with us. These competitors may succeed in developing, products and services that have greater functionality or are less costly than our products and services and may be more successful in marketing such products and services. Technological changes have lowered the cost of operating communications and computer systems and purchasing software. These changes reduce our cost of selling products and providing services, but also facilitate increased competition by reducing competitors’ costs in providing similar services. This competition could increase price competition and reduce anticipated profit margins.

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Our hempSMART™ products are new and our industry is rapidly evolving

Due consideration must be given to our prospects in light of the risks, uncertainties and difficulties frequently encountered by companies in their early stage of development, particularly companies in the rapidly evolving legal cannabis and hemp industries. To be successful we must, among other things:

•	Develop, manufacture and introduce new attractive and successful consumer products in our hempSMART™ brand.
•	Attract and maintain a large customer base and develop and grow that customer base.
•	Increase awareness of our hempSMART™ brand and develop effective marketing strategies to insure consumer loyalty.
•	Establish and maintain strategic relationships with key sales, marketing, manufacturing and distribution providers.
•	Respond to competitive and technological developments.
•	Attract, retain and motivate qualified personnel.

We cannot guarantee that we will succeed in achieving our goals, and our failure to do so would have a material adverse effect on our business, prospects, financial condition and operating results

Some of our hempSMART™ products are new and are only in early stages of commercialization. We are not certain that these products will function as anticipated or be desirable to their intended markets. Also, some of our products may have limited functionalities, which may limit their appeal to consumers and put us at a competitive disadvantage. If our current or future hempSMART™ products fail to function properly or if we do not achieve or sustain market acceptance, we could lose customers or could be subject to claims which could have a material adverse effect on our business, financial condition and operating results.

As is typical in a new and rapidly evolving industry, demand and market acceptance for recently introduced products and services are subject to a high level of uncertainty and risk. Because the market for our Company is new and evolving, it is difficult to predict with any certainty the size of this market and its growth rate, if any. We cannot guarantee that a market for our Company will develop or that demand for our products will emerge or be sustainable. If the market fails to develop, develops more slowly than expected or becomes saturated with competitors, our business, financial condition and operating results would be materially adversely affected.

The Company’s failure to continue to attract, train, or retain highly qualified personnel could harm the Company’s business

The Company’s success also depends on the Company’s ability to attract, train, and retain qualified personnel, specifically those with management and product development skills. In particular, the Company must hire additional skilled personnel to further the Company’s research and development efforts. Competition for such personnel is intense. If the Company does not succeed in attracting new personnel or retaining and motivating the Company’s current personnel, the Company’s business could be harmed.

If we are unable to attract and retain independent associates, our business may suffer

Our future success depends largely upon our ability to attract and retain a large active base of independent direct sales associates and members who purchase our hempSMART™ products. We cannot give any assurances that the number of our independent associates will be established or increase in the future. Several factors affect our ability to attract and retain independent associates and members, including: on-going motivation of our independent associates; general economic conditions; significant changes in the amount of commissions paid; public perception and acceptance of our industry; public perception and acceptance of multi-level marketing; public perception and acceptance of our business and our products, including any negative publicity; the limited number of people interested in pursuing multi-level marketing as a business; our ability to provide proprietary quality-driven products that the market demands; and, competition in recruiting and retaining independent associates.

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The loss of key management personnel could adversely affect our business

We depend on the continued services of our executive officers and senior management team as they work closely with independent associate leaders and are responsible for our day-to-day operations. Our success depends in part on our ability to retain our executive officers, to compensate our executive officers at attractive levels, and to continue to attract additional qualified individuals to our management team. Although we have entered into employment agreements with our senior management team, and do not believe that any of them are planning to leave or retire in the near term, we cannot assure you that our senior managers will remain with us. The loss or limitation of the services of any of our executive officers or members of our senior management team, or the inability to attract additional qualified management personnel, could have a material adverse effect on our business, financial condition, results of operations, or independent associate relations.

The lack of available and cost-effective directors and officer’s insurance coverage in our industry may cause us to be unable to attract and retain qualified executives, and this may result in our inability to further develop our business

Our business depends on attracting independent directors, executives and senior management to advance our business plans. We currently do not have directors and officer’s insurance to protect our directors, officers and the company against to possible third-party claims. This is due to the significant lack availability of such policies in the cannabis industry at reasonably competitive prices. As a result, the Company and our executive directors and officers are susceptible to liability claims arising by third parties, and as a result, we may be unable to attract and retain qualified independent directors and executive management causing the development of our business plans to be impeded as a result.

If government regulations regarding multi-level marketing change or are interpreted or enforced in a manner adverse to our business, we may be subject to new enforcement actions and material limitations regarding our overall business model

Multi-level marketing is subject to foreign, federal, and state regulations. Any change in legislation and regulations could affect our business. Furthermore, significant penalties could be imposed on us for failure to comply with various statutes or regulations resulting from: ambiguity in statutes; regulations and related court decisions; the discretion afforded to regulatory authorities and courts interpreting and enforcing laws; and new regulations or interpretations of regulations affecting our business.

If our network marketing activities do not comply with government regulations, our business could suffer

Many governmental agencies regulate our multi-level marketing activities. A government agency’s determination that our business or our independent associates have significantly violated a law or regulation could adversely affect our business. The laws and regulations for multi-level marketing intend to prevent fraudulent or deceptive schemes. Our business faces constant regulatory scrutiny due to the interpretive and enforcement discretion given to regulators, periodic misconduct by our independent associates, adoption of new laws or regulations, and changes in the interpretation of new or existing laws or regulations.

Independent associates could fail to comply with our policies and procedures or make improper product, compensation, marketing or advertising claims that violate laws or regulations, which could result in claims against us that could harm our financial condition and operating results

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In part, we sell our products through a sales force of independent associates. The independent associates are independent contractors and, accordingly, we are not in a position to provide the same direction, motivation, and oversight as we would if associates were our own employees. As a result, there can be no assurance that our associates will participate in our marketing strategies or plans, accept our introduction of new products, or comply with our associate policies and procedures. All independent associates will be required to sign a written contract and agree to adhere to our policies and procedures, which prohibit associates from making false, misleading or other improper claims regarding our hempSMART™ products or income potential from the distribution of the products. However, independent associates may from time to time, without our knowledge and in violation of our policies, create promotional materials or otherwise provide information that does not accurately describe our marketing program. There is a possibility that some jurisdictions could seek to hold us responsible for independent associate activities that violate applicable laws or regulations, which could result in government or third-party actions or fines against us, which could harm our financial condition and operating results.

We may be held responsible for certain taxes or assessments relating to the activities of our independent associates, which could harm our financial condition and operating results

Our independent associates are subject to taxation and, in some instances, legislation or governmental agencies impose an obligation on us to collect taxes, such as value added taxes, and to maintain appropriate tax records. In addition, we are subject to the risk in some jurisdictions of being responsible for social security and similar taxes with respect to our distributors. In the event that local laws and regulations require us to treat our independent distributors as employees, or if our distributors are deemed by local regulatory authorities to be our employees, rather than independent contractors, we may be held responsible for social security and related taxes in those jurisdictions, plus any related assessments and penalties, which could harm our financial condition and operating results.

Our Investments in MoneyTrac Technology, Inc. and Conveniant Hemp Mart, LLC, Inc. are each subject to significant risks due to their development stage status, lack of liquidity, lack of operating history, dilution, lack of profits and the typical risks associated with start-up enterprises

We made investments during 2017 in MoneyTrac Technology, Inc. and Conveniant Hemp Mart, LLC. Both of these ventures are in the development stage. The success of their respective business plans is uncertain, and each may fail, causing us to lose our complete investment. The investments carry with them significant risks. Each company is still in an early phase and is just beginning to implement its respective business plans. There can be no assurance that either will ever operate profitably. As an equity purchaser in MoneyTrac and Conveniant Hemp Mart, we will not receive a return on our investment unless and until they distribute a dividend. Development stage companies may take a long time or never distribute dividends. As such, there can be no assurance that we will receive any returns from our investments. The timing of profit realization, if any, is highly uncertain. The likelihood of their respective success should be considered in light of the problems, expenses, difficulties, complications and delays usually encountered by companies in their early stages of development. Either company may not be successful in attaining the objectives necessary for them to overcome these risks and uncertainties. Further, each company may need additional funding and it is possible that they will be unable to obtain additional funding as and when they need it. If either company is unable to obtain capital it may be on unfavorable terms or terms which excessively dilute us as an existing equity holder. If either company is unable to obtain additional funding, they may not be able to repay debts when they are due and payable and they could be forced to delay their development, marketing and expansion efforts and could experience material losses and potentially cease operations.

We may be unable to fully capture the expected value from our Scio, Oregon and New Brunswick joint ventures with Global Hemp Group, Inc.

In connection with our entry into joint ventures with Global Hemp Group, Inc. in Scio, Oregon and New Brunswick, Canada, we face numerous risks and uncertainties, including effectively integrating our respective personnel, management controls and business relationships into an effective and cohesive operation. Further, we are subject to additional risks and uncertainties because we may be dependent upon, and subject to, liability losses or damages relating to system controls and personnel that are not under our control.

Our joint ventures Global Hemp Group, Inc. rely significantly upon the activities of Global Hemp Group, Inc. in Oregon and Canada. These joint ventures are subject to conformity with Oregon and Canadian law. We will not be directly involved with the operations, and will rely upon Global Hemp Group' personnel, business acumen, experience and involvement to insure compliance with the parameters of the research project and its compliance with applicable law.

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If we are unable to integrate and monitor our joint ventures successfully and efficiently, there is a risk that our results of operations, financial condition and cash flows may be materially and adversely affected. In addition, conflicts or disagreements between us and any of our joint venture partners may negatively impact the benefits to be achieved by the relevant joint venture. There is no assurance that any of our joint ventures will be successfully integrated or yield all of the positive benefits anticipated.

There could be unidentified risks involved with an investment in our securities

The foregoing risk factors are not a complete list or explanation of the risks involved with an investment in the securities. Additional risks will likely be experienced that are not presently foreseen by the Company. Prospective investors must not construe this the information provided herein as constituting investment, legal, tax or other professional advice. Before making any decision to invest in our securities, you should read this entire prospectus and consult with your own investment, legal, tax and other professional advisors. An investment in our securities is suitable only for investors who can assume the financial risks of an investment in the Company for an indefinite period of time and who can afford to lose their entire investment. The Company makes no representations or warranties of any kind with respect to the likelihood of the success or the business of the Company, the value of our securities, any financial returns that may be generated or any tax benefits or consequences that may result from an investment in the Company.

Risks Related to the Company

Uncertainty of profitability

Our business strategy may result in increased volatility of revenues and earnings. As we will only develop a limited number of products at a time, our overall success will depend on a limited number of products, which may cause variability and unsteady profits and losses depending on the products and/or services offered and their market acceptance.

Our revenues and our profitability may be adversely affected by economic conditions and changes in the market for our products. Our business is also subject to general economic risks that could adversely impact the results of operations and financial condition.

Because of the anticipated nature of the products that we offer and attempt to develop, it is difficult to accurately forecast revenues and operating results and these items could fluctuate in the future due to a number of factors. These factors may include, among other things, the following:

•	Our ability to raise sufficient capital to take advantage of opportunities and generate sufficient revenues to cover expenses.

•	Our ability to source strong opportunities with sufficient risk adjusted returns.

•	Our ability to manage our capital and liquidity requirements based on changing market conditions generally and changes in the developing legal medical marijuana and recreational marijuana industries.

•	The acceptance of the terms and conditions of our multi-level sales agreements.

•	The amount and timing of operating and other costs and expenses.

•	The nature and extent of competition from other companies that may reduce market share and create pressure on pricing and investment return expectations.

•	Adverse changes in the national and regional economies in which we will participate, including, but not limited to, changes in our performance, capital availability, and market demand.
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•	Adverse changes in the projects in which we plan to invest which result from factors beyond our control, including, but not limited to, a change in circumstances, capacity and economic impacts.

•	Adverse developments in the efforts to legalize cannabis or increased federal enforcement.

•	Changes in laws, regulations, accounting, taxation, and other requirements affecting our operations and business.

•	Our operating results may fluctuate from year to year due to the factors listed above and others not listed. At times, these fluctuations may be significant.

Management of growth will be necessary for us to be competitive

Successful expansion of our business will depend on our ability to effectively attract and manage staff, strategic business relationships, and shareholders. Specifically, we will need to hire skilled management and technical personnel as well as manage partnerships to navigate shifts in the general economic environment. Expansion has the potential to place significant strains on financial, management, and operational resources, yet failure to expand will inhibit our profitability goals.

We are entering a potentially highly competitive market

The markets for businesses in the cannabis and hemp industries are competitive and evolving. In particular, we face strong competition from larger companies that may be in the process of offering similar products and services to ours. Many of our current and potential competitors have longer operating histories, significantly greater financial, marketing and other resources and larger client bases than we have (or may be expected to have).

Given the rapid changes affecting the global, national, and regional economies generally and the cannabis and hemp industries, in particular, we may not be able to create and maintain a competitive advantage in the marketplace. Our success will depend on our ability to keep pace with any changes in its markets, especially with legal and regulatory changes. Our success will depend on our ability to respond to, among other things, changes in the economy, market conditions, and competitive pressures. Any failure by us to anticipate or respond adequately to such changes could have a material adverse effect on our financial condition, operating results, liquidity, cash flow and our operational performance.

It is unknown whether the passage of the Farm Bill will provide us trademark and patent protection for our hempSMART™ brand and products

We have applied for a trademark for our hempSMART™ brand name and a patent for our hempSMART™ Brain product. Before passage of the Farm Bill, we were uncertain that we could obtain patent or trademark protection for our products Because hemp derived CBD was considered an illegal Schedule 1 drug under federal law. With the passage of the Farm Bill, we may be able to overcome these uncertainties, since hemp containing less than .03% THC is no longer a Schedule 1 drug under the CSA. However, we cannot guarantee more favorable treatment and the failure to obtain trademark and patent protection may materially impact our brand establishment, sales and good will.

If we fail to protect our intellectual property, our business could be adversely affected

Our viability will depend, in part, on our ability to develop and maintain the proprietary aspects of our hempSMART™ products and brand to distinguish our hempSMART™ products and services from our competitors' products and services. We rely on patents, copyrights, trademarks, trade secrets, and confidentiality provisions to establish and protect our intellectual property.

Any infringement or misappropriation of our intellectual property could damage its value and limit our ability to compete. We may have to engage in litigation to protect the rights to our intellectual property, which could result in significant litigation costs and require a significant amount of our time.

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Competitors may also harm our sales by designing products that mirror the capabilities of our products or technology without infringing on our intellectual property rights. If we do not obtain sufficient protection for our intellectual property, or if we are unable to effectively enforce our intellectual property rights, our competitiveness could be impaired, which would limit our growth and future revenue.

We may also find it necessary to bring infringement or other actions against third parties to seek to protect our intellectual property rights. Litigation of this nature, even if successful, is often expensive and time-consuming to prosecute, and there can be no assurance that we will have the financial or other resources to enforce our rights or be able to enforce our rights or prevent other parties from developing similar technology or designing around our intellectual property.

Our trade secrets may be difficult to protect

Our success depends upon the skills, knowledge and experience of our scientific and technical personnel, our consultants and advisors, as well as our contractors. Because we operate in a highly competitive industry, we rely in part on trade secrets to protect our proprietary hempSMART™ products and processes. However, trade secrets are difficult to protect. We enter into confidentiality or non-disclosure agreements with our corporate partners, employees, consultants, outside scientific collaborators, developers and other advisors. These agreements generally require that the receiving party keep confidential and not disclose to third party’s confidential information developed by the receiving party or made known to the receiving party by us during the course of the receiving party's relationship with us. These agreements also generally provide that inventions conceived by the receiving party in the course of rendering services to us will be our exclusive property, and we enter into assignment agreements to perfect our rights.

These confidentiality, inventions and assignment agreements may be breached and may not effectively assign intellectual property rights to us. Our trade secrets also could be independently discovered by competitors, in which case we would not be able to prevent the use of such trade secrets by our competitors. The enforcement of a claim alleging that a party illegally obtained and was using our trade secrets could be difficult, expensive and time consuming and the outcome would be unpredictable. The failure to obtain or maintain meaningful trade secret protection could adversely affect our competitive position.

Our Business Can be Affected by Unusual Weather Patterns

The production of some of our hempSMART™ products relies on the availability and use of live plant material. Growing periods can be impacted by weather patterns and these unpredictable weather patterns may impact our ability to harvest hemp. In addition, severe weather, including drought and hail, can destroy a hemp crop, which could result in our having no hemp to harvest, process and sell. If our suppliers are unable to obtain sufficient hemp from which to process CBD, our ability to meet customer demand, generate sales, and maintain operations will be impacted.

Risks Related to Our Common Stock

Because we may issue additional shares of our common stock, investment in our company could be subject to substantial dilution

Investors’ interests in our Company will be diluted and investors may suffer dilution in their net book value per share when we issue additional shares. We are authorized to issue 5,000,000,000 shares of common stock, $0.001 par value per share. As of November 19, 2018, there were 2,489,291,681 shares of our common stock issued and outstanding. We anticipate that all or at least some of our future funding, if any, will be in the form of equity financing from the sale of our common stock. If we do sell more common stock, investors’ investment in our company will be diluted. Dilution is the difference between what investors pay for their stock and the net tangible book value per share immediately after the additional shares are sold by us. If dilution occurs, any investment in our company’s common stock could seriously decline in value.

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Trading in our common stock on the OTCQB Exchange has been subject to wide fluctuations

Our common stock is currently quoted for public trading on the OTCQB Market Tier. Our common stock was previously traded on the OTC Markets Pink Tier. The trading price of our common stock has been subject to wide fluctuations. Trading prices of our common stock may fluctuate in response to a number of factors, many of which will be beyond our control. The stock market has generally experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of companies with limited business operation. There can be no assurance that trading prices and price earnings ratios previously experienced by our common stock will be matched or maintained. These broad market and industry factors may adversely affect the market price of our common stock, regardless of our operating performance. In the past, following periods of volatility in the market price of a company’s securities, securities class-action litigation has often been instituted. Such litigation, if instituted, could result in substantial costs for us and a diversion of management’s attention and resources.

Utah law, our Certificate of Incorporation and our by-laws provides for the indemnification of our officers and directors at our expense, and correspondingly limits their liability, which may result in a major cost to us and hurt the interests of our shareholders because corporate resources may be expended for the benefit of officers and/or directors

Our Certificate of Incorporation and By-Laws include provisions that eliminate the personal liability of our directors for monetary damages to the fullest extent possible under the laws of the State of Utah or other applicable law. These provisions eliminate the liability of our directors and our shareholders for monetary damages arising out of any violation of a director of his fiduciary duty of due care. Under Utah law, however, such provisions do not eliminate the personal liability of a director for (i) breach of the director's duty of loyalty, (ii) acts or omissions not in good faith or involving intentional misconduct or knowing violation of law, (iii) payment of dividends or repurchases of stock other than from lawfully available funds, or (iv) any transaction from which the director derived an improper benefit. These provisions do not affect a director's liabilities under the federal securities laws or the recovery of damages by third parties.

We do not intend to pay cash dividends on any investment in the shares of stock of our Company and any gain on an investment in our Company will need to come through an increase in our stock’s price, which may never happen

We have never paid any cash dividends and currently do not intend to pay any cash dividends for the foreseeable future. To the extent that we require additional funding currently not provided for, our funding sources may prohibit the payment of a dividend. Because we do not currently intend to declare dividends, any gain on an investment in our company will need to come through an increase in the stock’s price. This may never happen, and investors may lose all of their investment in our company.

Because our securities are subject to penny stock rules, you may have difficulty reselling your shares

Our shares as penny stocks, are covered by Section 15(g) of the Securities Exchange Act of 1934 which imposes additional sales practice requirements on broker/dealers who sell our company’s securities including the delivery of a standardized disclosure document; disclosure and confirmation of quotation prices; disclosure of compensation the broker/dealer receives; and, furnishing monthly account statements. These rules apply to companies whose shares are not traded on a national stock exchange, trade at less than $5.00 per share, or who do not meet certain other financial requirements specified by the Securities and Exchange Commission. These rules require brokers who sell “penny stocks” to persons other than established customers and “accredited investors” to complete certain documentation, make suitability inquiries of investors, and provide investors with certain information concerning the risks of trading in such penny stocks. These rules may discourage or restrict the ability of brokers to sell our shares of common stock and may affect the secondary market for our shares of common stock. These rules could also hamper our ability to raise funds in the primary market for our shares of common stock.

FINRA sales practice requirements may also limit a stockholder’s ability to buy and sell our stock

In addition to the “penny stock” rules described above, the Financial Industry Regulatory Authority (known as “FINRA”) has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker- dealers to recommend that their customers buy our common shares, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

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Costs and expenses of being a reporting company under the 1934 Securities and Exchange Act may be burdensome and prevent us from achieving profitability

As a public company, we are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and parts of the Sarbanes-Oxley Act. We expect that the requirements of these rules and regulations will continue to increase our legal, accounting and financial compliance costs, make some activities more difficult, time-consuming and costly, and place significant strain on our personnel, systems and resources.

There could be unidentified risks involved with an investment in our securities

The foregoing risk factors are not a complete list or explanation of the risks involved with an investment in the securities. Additional risks will likely be experienced that are not presently foreseen by the Company. Prospective investors must not construe this the information provided herein as constituting investment, legal, tax or other professional advice. Before making any decision to invest in our securities, you should read this entire prospectus and consult with your own investment, legal, tax and other professional advisors. An investment in our securities is suitable only for investors who can assume the financial risks of an investment in the Company for an indefinite period of time and who can afford to lose their entire investment. The Company makes no representations or warranties of any kind with respect to the likelihood of the success or the business of the Company, the value of our securities, any financial returns that may be generated or any tax benefits or consequences that may result from an investment in the Company.

K&J will pay less than the then-prevailing market price for our common stock

Our common stock to be sold to K&J pursuant to the Investment Agreement dated December 20, 2018, will be purchased at a price equal to eighty-eight percent (88%) of the lowest daily VWAP during a pricing period beginning five trading days after a put notice. K&J has a financial incentive to sell our common stock immediately upon receiving the shares to realize the profit equal to the difference between the discounted price and the market price. If K&J sells the shares, the price of our common stock could decrease. If our stock price decreases, K&J may have a further incentive to sell the shares of our common stock that it holds. These sales may have a further impact on our stock price.

We are registering the resale of a maximum of 500,000,000 shares of common stock, all of which may be issued to K&J under the Equity Line; The resale of such shares by K&J could depress the market price of our common stock

We are registering the resale of a maximum of 500,000,000 shares of common stock under the registration statement of which this prospectus forms a part. The sale of these shares into the public market by K&J could depress the market price of our common stock. As of November 19, 2018, there were 2,489,291,681 shares of our common stock issued and outstanding. In total, we may issue up to 500,000,000 shares (estimated using last reported sale price of our common stock on the OTC Markets on December 20, 2018 of $0.02 per share) to K&J pursuant to the Equity Line, meaning that we may be obligated to file one or more registration statements covering the remaining allowable shares not covered by the registration statement. The sale of those additional shares into the public market by K&J could further depress the market price of our common stock.

K&J Will Pay less than the then-prevailing Market Price for Our Common Stock under the Equity Line

The common stock to be issued to K&J pursuant to the Investment Agreement will be purchased at a 12% discount to the volume weighted average price of our common stock during the ten consecutive trading day period beginning on the trading day immediately following the date of delivery of a put notice by us to K&J, subject to certain exceptions. Therefore, K&J has a financial incentive to sell our common stock upon receiving the shares to realize the profit equal to the difference between the discounted price and the market price. If K&J sells the shares, the price of our common stock could decrease.

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We May Not Be Able to Access Sufficient Funds under the Equity Line When Needed

Our ability to put shares to K&J and obtain funds under the Equity Line is limited by the terms and conditions in the Investment Agreement, including restrictions on when we may exercise our put rights, restrictions on the amount we may put to K&J at any one time, which is determined in part by the trading volume of our common stock, and a limitation on our ability to put shares to K&J to the extent that it would cause K&J to beneficial own more than 4.99% of our outstanding shares. In addition, we do not expect the Equity Line to satisfy all of our funding needs, even if we are able and choose to take full advantage of the Equity Line.

Certain restrictions on the extent of puts and the delivery of advance notices may have little, if any, effect on the adverse impact of our issuance of shares in connection with the investment agreement with K&J, and as such, K&J may sell a large number of shares, resulting in substantial dilution to the value of shares held by existing stockholders

K&J has agreed, subject to certain exceptions listed in the investment agreement with K&J, to refrain from holding a number of shares which would result in K&J or its affiliates owning more than 4.99% of the then-outstanding shares of our common stock at any one time. These restrictions, however, do not prevent K&J from selling shares of our common stock received in connection with a put, and then receiving additional shares of our common stock in connection with a subsequent put. In this way, K&J could sell more than 4.99% of the outstanding common stock in a relatively short time frame while never holding more than 4.99% at one time.

Special Note Regarding Forward-Looking Statements

This prospectus contains forward-looking statements. Forward-looking statements are projections in respect of future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “intend”, “expect”, “plan”, “anticipate”, “believe”, “estimate”, “predict”, “potential”, or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, including the risks in the section entitled “Risk Factors”, uncertainties and other factors, which may cause our company’s or our industry’s actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity or performance. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

Use of Proceeds

We will not receive any proceeds from the sale of shares of our common stock by the selling stockholders. However, we will receive proceeds from the sale of shares of our common stock pursuant to our exercise of the put right offered by K&J. We will use these proceeds for general corporate and working capital purposes and acquisitions or assets, businesses or operations or for other purposes that our board of directors, in its good faith, deems to be in the best interest of the Company.

We will pay for expenses of this offering, except that the selling stockholder will pay any broker discounts or commissions or equivalent expenses and expenses of its legal counsel applicable to the sale of its shares.

Dilution

The sale of our common stock to K&J in accordance with the Investment Agreement dated December 20, 2018 will have a dilutive impact on our stockholders. As a result, our net loss per share could increase in future periods and the market price of our common stock could decline. In addition, the lower our stock price is at the time we exercise our put option, the more shares of our common stock we will have to issue to K&J in order to drawdown pursuant to the investment agreement. If our stock price decreases during the pricing period, then our existing stockholders would experience greater dilution.

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The Offering

Investment Agreement with K&J

On December 20, 2018, we entered into an investment agreement with K&J Funds, LLC, a Nevada limited liability company (“K&J”). Pursuant to the terms of the investment agreement, K&J committed to purchase up to $10,000,000 of our common stock over a period of up to 36 months. From time to time during the 36 month period commencing from the effectiveness of the registration statement, we may deliver a put notice to K&J which states the dollar amount that we intend to sell to K&J on a date specified in the put notice. The maximum investment amount per notice shall be equal to up to either 1) two hundred percent (200%) of the average daily volume of the common stock for the three (3) Trading Days prior to the applicable notice date, multiplied by the average of the three (3) daily closing prices immediately preceding the notice date or 2) an amount not to exceed one hundred thousand dollars ($100,000). The Company shall not be entitled to submit a notice until the applicable pricing period for the prior notice has been completed. The common stock identified in the notice shall be purchased for a price equal to the purchase price. On each notice submitted to the Investor by the Company, the Company shall specify a suspension price for that notice. In the event the common stock falls below the suspension price, the notice shall be temporarily suspended. The notice shall resume at such time as the common stock is above the suspension price, provided the dates for the pricing period for that particular notice are still valid. In the event the pricing period has been complete, any shares above the suspension price due to K&J shall be sold to K&J by the Company at the suspension price under the terms of this Agreement. The Company is prevented from delivering a notice if (i) this registration statement is not deemed effective by the Securities and Exchange Commission; (ii) the Company’s common stock is not listed on the OTCQB; (iii) the Company is in default under the investment agreement, registration rights agreement or any other agreement entered into in connection with the K&J transaction; (iv) an injunction is imposed by a governmental entity which prevents the purchase of the common stock by K&J; and, (v) the investment agreement violates any shareholder approval requirements of the principal market.

In connection with the investment agreement with K&J, we also entered into a registration rights agreement with K&J, pursuant to which we agreed to use our best efforts to, within 21 days from the date the registration rights agreement is executed, file with the Securities and Exchange Commission a registration statement, covering the resale of 500,000,000 shares of our common stock underlying the investment agreement with K&J.

The 500,000,000 shares being offered pursuant to the investment agreement with K&J represents 20.08% of the shares issued and outstanding, assuming that the selling stockholders will sell all of the shares offered for sale. The 500,000,000 shares being offered pursuant to this prospectus represent 32.084% of the shares issued and outstanding held by non-affiliates of our company. The investment agreement with K&J is not transferable and any benefits attached thereto may not be assigned.

At an assumed purchase price under the Investment Agreement of $0.016 (equal to 88% of the closing price of our common stock of $0.02 on December 20, 2018, we will be able to receive up to $8,000,000 in gross proceeds, assuming the sale of the entire 500,000,000 common shares being registered hereunder pursuant to the Investment Agreement. At an assumed purchase price of $0.016 under the Investment Agreement, we would be required to register 125,000,000 additional shares to obtain the balance of $2,000,000 under the Investment Agreement. Due to the floating offering price, we are not able to determine the exact number of shares that we will issue under the Investment Agreement.

There are substantial risks to investors as a result of the issuance of shares of our common stock under the investment agreement with K&J. These risks include dilution of stockholders’ percentage ownership, significant decline in our stock price and our inability to draw sufficient funds when needed.

We intend to sell K&J periodically our common stock under the investment agreement and K&J will, in turn, sell such shares to investors in the market at the market price. This may cause our stock price to decline, which will require us to issue increasing numbers of common shares to K&J to raise the same amount of funds, as our stock price declines.

The aggregate investment amount of $10,000,000 was determined based on numerous factors, including the following: The proceeds received from any notices tendered to K&J under the investment agreement will be used for general corporate and working capital purposes and acquisitions or assets, businesses or operations or for other purposes that our board of directors, in its good faith deem to be in the best interest of the Company.

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We may have to increase the number of our authorized shares in order to issue the shares to K&J if we reach our current number of authorized shares of common stock. Increasing the number of our authorized shares will require board and stockholder approval. Accordingly, because our ability to draw down any amounts under the investment agreement with K&J is subject to a number of conditions, there is no guarantee that we will be able to draw down any portion or all of the proceeds of $10,000,000 under the investment agreement with K&J.

Selling Stockholders

This prospectus relates to the resale of up to 500,000,000 common shares, par value $0.001 per share, issuable to K&J (“K&J”), a selling stockholder pursuant to a noticed “put right” under an investment agreement (the “Investment Agreement”), dated December 20, 2018 that we entered into with K&J. The Investment Agreement permits us to “put” up to ten million dollars ($10,000,000) in shares of our common stock to K&J over a period of up to thirty-six (36) months or until $10,000,000 of such shares have been “put.”

The selling stockholder may offer and sell, from time to time, any or all of shares of our common stock to be sold to K&J under the Investment Agreement dated December 20, 2018.

The following table sets forth certain information regarding the beneficial ownership of shares of common stock by the selling stockholder as of November 19, 2018 and the number of shares of our common stock being offered pursuant to this prospectus. We believe that the selling stockholder has sole voting and investment powers over its shares.

Because the selling stockholder may offer and sell all or only some portion of the 500,000,000 shares of our common stock being offered pursuant to this prospectus, the numbers in the table below representing the amount and percentage of these shares of our common stock that will be held by the selling stockholder upon termination of the offering are only estimates based on the assumption that the selling stockholder will sell all of its shares of our common stock being offered in the offering.

The selling stockholder has not had any position or office, or other material relationship with us or any of our affiliates over the past three years.

To our knowledge, the selling stockholder is not a broker-dealer or an affiliate of a broker-dealer. We may require the selling stockholder to suspend the sales of the shares of our common stock being offered pursuant to this prospectus upon the occurrence of any event that makes any statement in this prospectus or the related registration statement untrue in any material respect or that requires the changing of statements in those documents in order to make statements in those documents not misleading.

Name of Selling Stockholder	Shares Owned by the Selling Stockholder before the Offering(1)	Total Shares Offered in the Offering	Number of Shares to Be Owned by Selling Stockholder After the Offering and Percent of Total Issued and Outstanding Shares(1)
			# of Shares(2)	% of Class(2),(3)
K&J (4)	0	500,000,000	500,000,000	20.08%

Notes

(1)	Beneficial ownership is determined in accordance with Securities and Exchange Commission rules and generally includes voting or investment power with respect to shares of common stock. Shares of common stock subject to options and warrants currently exercisable, or exercisable within 60 days, are counted as outstanding for computing the percentage of the person holding such options or warrants but are not counted as outstanding for computing the percentage of any other person.

(2)	We have assumed that the selling stockholder will sell all of the shares being offered in this offering.

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(3)	Based on 2,489,291,681 shares of our common stock issued and outstanding as of November 19, 2018. Shares of our common stock being offered pursuant to this prospectus by a selling stockholder are counted as outstanding for computing the percentage of the selling stockholder.

(4)	John Vu has the voting and dispositive power over the shares owned by K&J .

Plan of Distribution

This prospectus relates to the resale of up to 500,000,000 shares of the Common Shares, par value $0.001 per share, issuable to K&J (“K&J”), a selling stockholder pursuant to a noticed “put right” under an investment agreement dated December 20, 2018 that we entered into with K&J. The Investment Agreement permits us to “put” up to ten million dollars ($10,000,000) in shares of our common stock to K&J over a period of up to thirty-six (36) months or until $10,000,000 of such shares have been “put.”

The Investment Agreement with K&J is not transferable.

At an assumed purchase price under the Investment Agreement of $0.016 (equal to 88% of the closing price of our common stock of $0.02 on December 20, 2018, we will be able to receive up to $8,000,000 in gross proceeds, assuming the sale of the entire 500,000,000 common shares being registered hereunder pursuant to the Investment Agreement. At an assumed purchase price of $0.016 under the Investment Agreement, we would be required to register 125,000,000 additional shares to obtain the balance of $2,000,000 under the Investment Agreement. Due to the floating offering price, we are not able to determine the exact number of shares that we will issue under the Investment Agreement.

The selling stockholder may, from time to time, sell any or all of shares of our common stock covered hereby on the OTCQB, or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. A selling stockholder may sell all or a portion of the shares being offered pursuant to this prospectus at fixed prices, at prevailing market prices at the time of sale, at varying prices or at negotiated prices. A selling stockholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	in transactions through broker-dealers that agree with the selling stockholder to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The selling stockholder may also sell securities under Rule 144 under the Securities Act of 1933, if available, rather than under this prospectus.

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Broker-dealers engaged by the selling stockholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholder (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the securities or interests therein, the selling stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The selling stockholder may also sell securities short and deliver these securities to close out its short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The selling stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

K&J is an underwriter within the meaning of the Securities Act of 1933 and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act of 1933 in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933. We are required to pay certain fees and expenses incurred by us incident to the registration of the securities.

The selling stockholder will be subject to the prospectus delivery requirements of the Securities Act of 1933 including Rule 172 thereunder.

The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Securities Exchange Act of 1934, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholder will be subject to applicable provisions of the Securities Exchange Act of 1934 and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of securities of the common stock by the selling stockholder or any other person. We will make copies of this prospectus available to the selling stockholder and will inform it of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act of 1933).

Description of Securities

Capital Stock

We are authorized to issue 50,000,000 shares of preferred stock, $0.001 par value, 10,000,000 shares of Class A Preferred Stock, and 5,000,000,000 shares of Common stock, $0.001 par value.

Preferred Stock

As of December 31, 2016, we designated 10,000,000 shares of our preferred stock as “Class A Preferred Stock,” par value $0.001, and had 10,000,000 shares of Class “A” Preferred Stock, preferred stock issued and outstanding as of November 19, 2018.

The Class “A” Preferred Stock carries the following rights and preferences;

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Dividends

Class “A” Preferred Stock is not eligible for receipt of dividends.

Voting Rights

The holders of the Class “A” Preferred Stock shall vote for the election of directors, and shall have full voting rights, except that each Class “A” Preferred share shall entitle the holder to exercise one hundred (100) votes for each one (1) Class A Preferred Share held. Our Directors, Mr. Charles Larsen and Mr. Donald Steinberg, each own 5,000,000 Class “A” Preferred Shares and so control in excess of 50% of the votes eligible to be cast on any decision regarding corporate actions under Utah law that are assigned to a vote of the stockholders, including but not limited to: (i) the sale of all or substantially all of its property; (ii) the election of directors; (iii) dissolving the corporation; (iv) amending the articles of incorporation; and, (v) approving a merger or consolidation. The beneficial owners of the Class “A” Preferred Stock vote with the common stockholders and the designated preferences cannot be modified but for a majority vote of the common shares eligible to vote as a class.

Redemptive Rights

The Class “A” Preferred Stock shall not be redeemable.

Conversion Rights

Class “A” Preferred Stock is not convertible into any other class of preferred stock or common stock.

Other Provisions

The shares of Class “A” Preferred Stock shall be duly and validly issued, fully paid and non-assessable. The holders of the Class “A” Preferred Stock shall not have pre-emptive rights with respect to any shares of capital stock of the Company or any other securities of the Company convertible into Common Stock or rights or options to purchase any such shares.

Common Stock

As of November 19, 2018, 2,489,291,681 shares of common stock are issued and outstanding.

Holders of shares of common stock are entitled to share ratably in dividends, if any, as may be declared, from time to time, by the Board of Directors in its discretion, from funds legally available therefore. The Company does not currently anticipate paying any dividends on its Common Stock. In the event of a liquidation, dissolution or winding up of the Company, the holders of shares of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. Holders of common stock have no preemptive rights to purchase the Company's common stock. There are no conversion rights or redemption or sinking fund provisions with respect to the common stock. All of the outstanding shares of common stock are fully paid and non-assessable.

Shares of Common Stock are registered at the office of the Company and are transferable at such office by the registered holder (or duly authorized attorney) upon surrender of the Common Stock certificate, properly endorsed. No transfer shall be registered unless the Company is satisfied that such transfer will not result in a violation of any applicable federal or state securities laws. The Company's transfer agent is Pacific Stock Transfer Company, 6725 Via Austi Pkwy, Suite 300, Las Vegas NV 89119.

Dividends

We have not paid any cash dividends to our shareholders. The declaration of any future cash dividends is at the discretion of our Board and depends upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations. Dividend rights of both our common and preferred shareholders will entitle them to the same dividend that other shareholders of the same class receive.

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Warrants

The following table summarizes the stock warrant activity for the two years ended December 31, 2017:

	Shares	Weighted-Average Exercise Price	Weighted Average Remaining Contractual Term	Aggregate Intrinsic Value
Outstanding at January 1, 2016	-	$-		$-
Granted	-
Forfeitures or expirations	-
Outstanding at December 31, 2016	-
Granted	109,653,846	$0.039	$5.00	$158,000
Forfeitures or expirations	(10,000,000)	$0.025
Outstanding at December 31, 2017	99,653,846	$0.04	4.81	$1,873,492

Exercisable at December 31, 2017	99,653,846	$0.04	4.81	$1,873,492

The aggregate intrinsic value in the preceding tables represents the total pretax intrinsic value, based on options with an exercise price less than the Company’s stock price of $0.0588 as of December 31, 2017, which would have been received by the option holders had those option holders exercised their options as of that date.

The following table presents information related to warrants at December 31, 2017:

Warrants Outstanding		Warrants Exercisable
Exercise Price	Number of Options	Weighted Average Remaining Life In Years	Exercisable Number of Options
$0.04	99,653,846	4.81	99,953,846

In connection with the issuance of convertible notes payable, the Company issued an aggregate of 109,653,846 warrants to purchase the Company’s common stock from $0.025 to $0.04, vesting immediately and expiring 5 years from the date of issuance. (See Note 8)

Restricted Stock Units (“RSU”)

The following table summarizes the restricted stock activity for the nine months ended September 30, 2017:

Restricted shares units issued as of January 1, 2016	—
Granted	10,000,000
Forfeited	—
Total Restricted Shares Issued at December 31, 2016	10,000,000
Granted	—
Forfeited	—
Total Restricted Shares Issued at December 31, 2017	10,000,000
Vested at December 31, 2017	—
Unvested restricted shares as of December 31, 2017	10,000,000

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The following table summarizes the stock warrant activity for the nine months ended September 30, 2018:

	Shares	Weighted-Average Exercise Price	Weighted Average Remaining Contractual Term	Aggregate Intrinsic Value
Outstanding at January 1, 2018	99,653,846	$0.04	4.81	$1,873.492
Granted	45,000,000	0.04	4.92	625,500
Exercised	(52,944,526)	$0.04	4.39
Outstanding at September 30, 2018	91,709,320	$0.03	4.47	1,006,709

Exercisable at September 30, 2018	91,709,320	$0.03	4.47	$1,006,709

The aggregate intrinsic value in the preceding tables represents the total pretax intrinsic value, based on options with an exercise price less than the Company’s stock price of $0.0261 as of September 30, 2018, which would have been received by the option holders had those option holders exercised their options as of that date.

The following table presents information related to warrants at September 30, 2018:

Warrants Outstanding		Warrants Exercisable
Exercise Price	Number of Options	Weighted Average Remaining Life In Years	Exercisable Number of Options
$0.03	91,709,320	4.47	91,709,320

During the nine months ended September 30, 2018, the Company issued an aggregate of 55,706,796 shares of its common stock for 52,944,526 warrants exercised on a cashless basis Restricted Stock Units (“RSU”).

The following table summarizes the restricted stock activity for the nine months ended September 30, 2018:

Total Restricted Shares Issued at January 1, 2018	10,000,000
Granted	—
Forfeited	—
Total Restricted Shares Issued at September 30, 2018	10,000,000
Vested at September 30, 2018	10,000,000
Unvested restricted shares as of September 30, 2018	—

As of September 30, 2018, no stock-based compensation related to restricted stock awards remains unamortized.

Options

As at December 31, 2017, the Company granted an option to purchase 1,000,000,000 shares of common stock at a weighted average exercise price of $0.05 per share. As of September 30, 2018, 995,437,956 were exercisable and vested.

        Experts and Counsel

The financial statements of our company included in this prospectus for the fiscal year ended December 31, 2017 and 2016 were audited by L&L CPAs, PA.

Mailander Law Office, Inc. will render a legal opinion as to the validity of the shares of the common stock to be registered hereby.

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Interest of Named Experts and Counsel

No expert named in the registration statement of which this prospectus forms a part as having prepared or certified any part thereof (or is named as having prepared or certified a report or valuation for use in connection with such registration statement) or counsel named in this prospectus as having given an opinion upon the validity of the securities being offered pursuant to this prospectus or upon other legal matters in connection with the registration or offering such securities was employed for such purpose on a contingency basis. Also, at the time of such preparation, certification or opinion or at any time thereafter, through the date of effectiveness of such registration statement or that part of such registration statement to which such preparation, certification or opinion relates, no such person had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in our company or any of its parents or subsidiaries. Nor was any such person connected with our company or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

Information with respect to Our Company

Description of Business

Marijuana Company of America, Inc. and subsidiaries is a publicly listed company quoted on the OTCQB under the symbol “MCOA”. We are based in Escondido, California.

We were incorporated in the State of Utah on October 4, 1985, under the name of Mormon Mint, Inc. The corporation was originally a startup company organized to manufacture and market commemorative medallions related to the Church of Jesus Christ of Latter Day Saints, the "Mormons." On January 5, 1999, Bekam Investments, Ltd. acquired one hundred percent of the common shares of the Company and spun the Company off changing its name Converge Global, Inc.

From August 13, 1999 until November 20, 2002, the Company focused on the development and implementation of Internet web content and e-commerce applications, offering both convenience and value to consumers, as well as unique marketing opportunities and reduced operating costs to businesses. From 2002 until 2014, the Company operated alternately as an exploration stage mining company and as a wholesale food marketing business.

On September 4, 2015, Donald Steinberg and Charles Larsen purchased 400,000,000 shares of restricted common stock and 10,000,000 shares of the Preferred Class A stock from the Company’s President, Cornelia Volino, in exchange for $105,000.00. The purchases by Messrs. Steinberg and Larsen were in equal amounts. On September 9, 2015, Donald Steinberg was appointed Chairman of the Board, Chief Executive Officer and Secretary of the Company. Mr. Larsen was appointed to the Board of Directors. The former officers and directors of the Company resigned concurrent with the new appointments. By virtue of Messrs. Steinberg and Larsen’s stock purchase and appointment to the Company’s Board of Directors, a purchase or sale of a significant amount of assets not in the ordinary course of business and a corresponding change of control occurred. The Company reported the change of control in its September 30, 2015 quarterly report filed with the OTC Markets. Thereafter, the Company’s business plans and operations changed to focus on the legalized hemp more fully discussed in this filing. The Company changed its name and trading symbol on December 1, 2015.

Industry and Regulatory Overview

Our business model developed and evolved since the Company first filed its Form 1012g on May 23, 2017. At that time, the Company was interested in operating within the legalized cannabis markets in those states where cannabis has been legalized for medicinal or recreational use. As such, the Company’s initial business plans included research and development of “THC” psychoactive cannabis. However, the Company subsequently determined to abandon its interest in psychoactive THC cannabis in favor of focusing on its hempSMART™ products containing non-psychoactive Industrial Hemp derived CBD (containing less than 0.03% THC), including the research and development of (1) varieties of various species of hemp and Industrial Hemp; (2) the pharmacological benefits of hemp and Industrial Hemp; (3) the methodology of both indoor and outdoor cultivation methods; (4) the variety of technology used for cultivation and harvesting of different species of hemp and Industrial Hemp, including but not limited to lighting, venting, irrigation, hydroponics, nutrients and soil; (5) new hydroponical techniques for use in cultivating produce such as fruits, berries and vegetables; (6) different cannabinoids within the cannabis, hemp and Industrial Hemp species and the possible health benefits thereof; and, (7) new and improved methods of Industrial Hemp and hemp cannabinoid extraction omitting or eliminating the delta-9 tetrahydrocannabinol “THC” molecule. The Company also engages in offering accounting consulting services and real property management for licensed operators in the legal cannabis and/or hemp industries in those states were cannabis is legal. The Company does not engage in the cultivation, growth or distribution of psychoactive THC cannabis.

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Industrial Hemp – 2014-2016

With the passage of the 2014 Farm Bill, Congress differentiated Industrial Hemp from marijuana plants. Section 7606 of the 2014 Farm Bill authorized the growth, cultivation and marketing of Industrial Hemp under agricultural pilot programs in states that have legalized such activities. States with permitting agricultural programs may authorize, upon the granting of an applicant’s application, the issuance of a State license to lawfully participate under the 2014 Farm Bill’s hemp program.

On August 11, 2016, a Statement of Principles on Industrial Hemp was issued by the Office of the Secretary of the U.S. Department of Agriculture (“USDA”), the Drug Enforcement Administration (“DEA”) of the U.S. Department of Justice (“DOJ”) and the Food and Drug Administration (“FDA”) of the Department of Health and Human Service (“HHS”). On this date, Jonathan Miller, Esq., of the firm Frost Brown Tod, Lexington, KY., and co-signed by Joseph Sandler, Esq., of the firm Sandler Reiff Lamb Rosenstein & Birkenstock, Washington, DC., provided to the Members of the Kentucky Hemp Industry Counsel, a legal Opinion on the U.S. Federal Agency Statement of Principles. This legal opinion including the following statement:

“As we outlined comprehensively in our Opinion on the Legal Status of Industrial Hemp, dated December 21, 2015 and attached as Appendix B (“our December Opinion”), the Agricultural Act of 2014, P.L. No. 113-79 (the “2014 Farm Bill”) and the Consolidated Appropriations Act for FY 2016 (the “Omnibus Law”) constitute a sweeping legal revolution for the industrial hemp crop. Taken together, the two laws ensure that individuals and firms that are engaged in authorized agricultural pilot programs should be permitted to grow, cultivate, transport, process, sell and/or use industrial hemp under the guidelines and regulations of state law, without interference from agencies using federally-authorized funds.”

The Omnibus Appropriations Act of 2016, P.L. 114-113, 129 Stat. 2242, was enacted into law on December 18, 2015. One of the provisions of that act prohibits use of federal funds to “prohibit the transportation, processing, sale, or use of Industrial Hemp that is grown or cultivated [under the Agricultural Act of 2014].” P.L. 114-113, § 763, 129 Stat. 2285. Federal case law supports this interpretation and would allow the dissemination of hemp across state lines or support the notion that the Federal agencies are not permitted to use federal funds to impede such transportation.

The 2018 Farm Bill

On December 20, 2018, President Donald J. Trump signed into law the Agriculture Improvement Act of 2018, otherwise known as the “Farm Bill”. Prior to its passage, hemp, a member of the cannabis family, and hemp derived CBD were classified as Schedule 1 controlled substances, and so illegal under the Controlled Substances Act (21 U.S.C. § 811).

With the passage of the Farm Bill, hemp cultivation is broadly permitted. The Farm Bill explicitly allows the transfer of hemp-derived products across state lines for commercial or other purposes. It also puts no restrictions on the sale, transport, or possession of hemp-derived products, so long as those items are produced in a manner consistent with the law.

Under Section 10113 of the Farm Bill, hemp cannot contain more than 0.3 percent THC. THC refers to the chemical compound found in cannabis that produces the psychoactive “high” associated with cannabis. Any cannabis plant that contains more than 0.3 percent THC would be considered non-hemp cannabis—or marijuana—under federal law and would thus face no legal protection under this new legislation.

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Additionally, there will be significant, shared state-federal regulatory power over hemp cultivation and production. Under Section 10113 of the Farm Bill, state departments of agriculture must consult with the state’s governor and chief law enforcement officer to devise a plan that must be submitted to the Secretary of USDA. A state’s plan to license and regulate hemp can only commence once the Secretary of USDA approves that state’s plan. In states opting not to devise a hemp regulatory program, USDA will construct a regulatory program under which hemp cultivators in those states must apply for licenses and comply with a federally-run program. This system of shared regulatory programming is similar to options states had in other policy areas such as health insurance marketplaces under ACA, or workplace safety plans under OSHA—both of which had federally-run systems for states opting not to set up their own systems.

The Farm Bill outlines actions that are considered violations of federal hemp law (including such activities as cultivating without a license or producing cannabis with more than 0.3 percent THC). The Farm Bill details possible punishments for such violations, pathways for violators to become compliant, and even which activities qualify as felonies under the law, such as repeated offenses.

One of the goals of the previous 2014 Farm Bill was to generate and protect research into hemp. The 2018 Farm Bill continues this effort. Section 7605 re-extends the protections for hemp research and the conditions under which such research can and should be conducted. Further, section 7501 of the Farm Bill extends hemp research by including hemp under the Critical Agricultural Materials Act. This provision recognizes the importance, diversity, and opportunity of the plant and the products that can be derived from it, but also recognizes that there is a still a lot to learn about hemp and its products from commercial and market perspectives.

In conjunction with the Company’s overall research and development in the hemp field and industry, in general, the Company will not become directly or indirectly involved in any delta-9 tetrahydrocannabinol “THC” psychoactive cannabis research and development.

Investment Agreement with K&J

On December 20, 2018, we entered into an amended and restated investment agreement with K&J , a Nevada limited liability company (“K&J”). Pursuant to the terms of the investment agreement, K&J committed to purchase up to $10,000,000 of our common stock over a period of up to 36 months. From time to time during the 36 month period commencing from the effectiveness of the registration statement, we may deliver a put notice to K&J which states the dollar amount that we intend to sell to K&J on a date specified in the put notice. The maximum investment amount per notice shall be equal to up to either 1) two hundred percent (200%) of the average daily volume of the common stock for the three (3) Trading Days prior to the applicable notice date, multiplied by the average of the three (3) daily closing prices immediately preceding the notice date or 2) an amount not to exceed one hundred thousand dollars ($100,000). The Company shall not be entitled to submit a notice until the applicable pricing period for the prior notice has been completed. The common stock identified in the notice shall be purchased for a price equal to the purchase price. On each notice submitted to the Investor by the Company, the Company shall specify a suspension price for that notice. In the event the common stock falls below the suspension price, the notice shall be temporarily suspended. The notice shall resume at such time as the common stock is above the suspension price, provided the dates for the pricing period for that particular notice are still valid. In the event the pricing period has been complete, any shares above the suspension price due to K&J shall be sold to K&J by the Company at the suspension price under the terms of this Agreement. The Company is prevented from delivering a notice if (i) this registration statement is not deemed effective by the Securities and Exchange Commission; (ii) the Company’s common stock is not listed on the OTCQB; (iii) the Company is in default under the investment agreement, registration rights agreement or any other agreement entered into in connection with the K&J transaction; (iv) an injunction is imposed by a governmental entity which prevents the purchase of the common stock by K&J; and, (v) the investment agreement violates any shareholder approval requirements of the principal market.

In connection with the investment agreement with K&J, we also entered into a registration rights agreement with K&J, pursuant to which we agreed to use our best efforts to, within 21 days from the date the registration rights agreement is executed, file with the Securities and Exchange Commission a registration statement, covering the resale of 500,000,000 shares of our common stock underlying the investment agreement with K&J.

The 500,000,000 shares being offered pursuant to the investment agreement with K&J represents 20.08% of the shares issued and outstanding, assuming that the selling stockholders will sell all of the shares offered for sale. The 500,000,000 shares being offered pursuant to this prospectus represent 32.084% of the shares issued and outstanding held by non-affiliates of our Company. The investment agreement with K&J is not transferable and any benefits attached thereto may not be assigned.

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At an assumed purchase price under the Investment Agreement of $0.016 (equal to 88% of the closing price of our common stock of $0.02 on December 20, 2018, we will be able to receive up to $8,000,000 in gross proceeds, assuming the sale of the entire 500,000,000 common shares being registered hereunder pursuant to the Investment Agreement. At an assumed purchase price of $0.016 under the Investment Agreement, we would be required to register 125,000,000 additional shares to obtain the balance of $2,000,000 under the Investment Agreement. Due to the floating offering price, we are not able to determine the exact number of shares that we will issue under the Investment Agreement.

There are substantial risks to investors as a result of the issuance of shares of our common stock under the investment agreement with K&J. These risks include dilution of stockholders’ percentage ownership, significant decline in our stock price and our inability to draw sufficient funds when needed.

We intend to sell K&J periodically our common stock under the investment agreement and K&J will, in turn, sell such shares to investors in the market at the market price. This may cause our stock price to decline, which will require us to issue increasing numbers of common shares to K&J to raise the same amount of funds, as our stock price declines.

The aggregate investment amount of $10,000,000 was determined based on numerous factors, including the following: The proceeds received from any “puts” tendered to K&J under the investment agreement will be used for general corporate and working capital purposes and acquisitions or assets, businesses or operations or for other purposes that our board of directors, in its good faith deem to be in the best interest of our Company.

We may have to increase the number of our authorized shares in order to issue the shares to K&J if we reach our current amount of authorized shares of common stock. Increasing the number of our authorized shares will require board and stockholder approval. Accordingly, because our ability to draw down any amounts under the investment agreement with K&J is subject to a number of conditions, there is no guarantee that we will be able to draw down any portion or all of the proceeds of $10,000,000 under the investment agreement with K&J.

There are no broker fees or commissions with respect to the Investment Agreement and Registration Rights Agreement payable for any Put. Other than as discussed below, we have not entered into any prior transactions with K&J or its affiliates.

Business Overview

hempSMART™

We develop, manufacture and sell, through our wholly owned subsidiary H Smart, Inc., consumer products that include Industrial Hemp derived, non-psychoactive CBD as an ingredient, under the brand name “hempSMART™. Our industrial hemp-based products are specifically developed with an enriched CBD molecular composition with a THC concentration of three-tenths of one percent (0.03%) or less by dry weight. We market and sell our hempSMART™ products directly through our web site, and through our affiliate marketing program, where qualified sales affiliates use a secure multi-level-marketing sales software program that facilitates order placement over the internet via a web site, and accounts for affiliate orders and sales; calculates referral benefits apportionable to specific sales associates and calculates and accounts for loyalty and rewards benefits for returning customers. We also retained a full-service marketing company that uses a multi-channel transactional marketing campaign focused on digital advertising, infographics, content marketing, customer incentives and acquisition, a broad social media presence, as well as search engine marketing and optimization that includes comprehensive research and analytics and order fulfillment in order to boost direct sales.

Our current wellness products non-psychoactive. Our product manufacturer only uses certified THC free, CBD Full Spectrum Oil. The focus of the hempSMART division is the development of products utilizing non-psychoactive Full Spectrum Hemp Oil, enriched with CBD or with CBD isolate containing no THC. Our major product offerings include the following:

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•	hempSMART Brain™ a proprietary formulated personal care consumer product encapsulated with enriched non-psychoactive industrial hemp derived CBD. This encapsulation is combined with other high quality, proprietary natural ingredients to compliment CBD to support brain wellness.

•	hempSMART Pain™ capsules formulated with 10mg of Full Spectrum, non-psychoactive CBD per serving, derived from industrial hemp, which along with a proprietary blend of other natural ingredients, delivers an all-natural formulation for the temporary relief of minor discomfort associated with physical activity.

•	hempSMART Pain Cream™ each container formulated with 300mg of full spectrum non-psychoactive CBD derived from industrial hemp. The newly developed product contains a synergistic combination of natural botanicals and full spectrum hemp extract featuring CBD, CBG and a broad range of terpenes. The Company’s proprietary blend of Ayurvedic herbs along with Menthol, Cayenne Pepper Extract, Rosemary Oil, Aloe Gel, White Willow Bark, Arnica, Wintergreen Extract and Tea Tree Oil, provides an immediate cooling and soothing sensation. This topical wellness consumer product is formulated to help reduce minor discomfort and promote muscle relaxation on areas that it is applied.

•	hempSMART Drops™ full Spectrum Hemp CBD Oil Tincture Drops, available in 250mg bottles, enriched with non-psychoactive industrial hemp derived CBD, and available in four different flavors: lemon, mint, orange and strawberry that is free of the THC isolate.

•	hempSMART Pet Drops™ for cats and dogs, formulated with 250mg of full spectrum non-psychoactive CBD derived from industrial hemp. This new specially formulated product contains naturally occurring CBD derived from hemp seed oil, full spectrum hemp extract, fractionated coconut oil, and a rich bacon flavor.

•	hempSMART Face™ a nourishing facial moisturizer combines full spectrum CBD from hemp, with a unique blend of Ayurvedic herbs and botanicals. Designed to refresh, replenish and restore the skin providing long lasting hydration and balance.

Consulting Services

We also offer financial accounting and property management services for companies associated with the cannabis industry in all stages of development. Our service offerings include the following:

•	Financial Accounting and Bookkeeping. Our business accounting services provide financial accounting systems and reporting protocols in order to allow licensed operators, in those states where cannabis has been legalized for medicinal and/or recreational use, to report collect, verify and state effective financial records and disclosure. We work with our clients to generate a comprehensive accounting strategy based on best accounting practices. We understand the challenges and complexities of financial accounting in the regulated commercial cannabis market and we have the expertise to help client businesses report their financial operations consistent with GAAP.

•	Property Management Consulting. Our property management consulting services consist of offering planning, budgeting, acquisition, accounting and management services to licensed operators in those states where cannabis has been legalized for medicinal and/or recreational use, and who are searching for appropriate real property to conduct operations.

Joint Ventures and Investments

Our business also includes participating and making selected investments in other related new businesses. Currently, we have made investments in startup ventures, including:

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•	MoneyTrac Technology, Inc.; MoneyTrac Technology, Inc. is a developer of an integrated and streamlined electronic payment processing system containing E-Wallet and mobile applications, that allows for the management and processing of prepaid cards, debit cards, and credit card payments. We entered into a stock purchase agreement with MoneyTrac on March 13, 2017 to purchase a 15% equity position in MoneyTrac. On July 27, 2017 we completed tender of the purchase price of $250,000. MoneyTrac’s business and banking software solutions offer firms the ability to deposit funds directly into a “MoneyTrac Merchant Wallet,” created and controlled by the firm, from which the firm can manage and provide inventory management, payroll processing, and audit tracking; and, the creation of “Customer Wallets,” by anyone who wants to engage in cashless transactions, by loading money into their “MoneyTrac Customer Wallet” from a bank account or through a MoneyTrac kiosk, which also accepts debit and credit card transactions. MoneyTrac’s kiosks are marketed to businesses that wish to offer cashless transactions to its customers, who can choose to either have funds loaded directly into their “Customer Wallet” or onto a pre-paid debit card. MoneyTrac’s system provides for a secure, managed and auditable record of cashless transactions that is designed to be marketed to firms who want an alternative payment and management method for transacting business, including those firms in the legalized cannabis business in those states where cannabis has been legalized for recreational and/or medicinal use. On June 12th,, 2018 Global Payout, Inc. ("Global", "Parent") entered into a Reverse Triangular Merger (the "Merger") with MoneyTrac Technology, Inc. ("MoneyTrac") a California Corporation and MTrac Tech Corporation (" Merger Sub") a Nevada corporation and wholly-owned subsidiary of Global Payout, Inc. whereby MoneyTrac Technology was successfully merged into MTrac Tech, the surviving corporation of the merger, and thereafter the separate existence of MoneyTrac ceased and all rights, privileges, powers and property, including, without limitation, all rights, privileges, franchise, patents, trademarks, licenses, registrations, bank accounts, contracts, patents, copyrights, and other assets of every kind and description of MoneyTrac were assumed by Merger Sub. Additionally, Merger Sub assumed all of the obligations and liabilities of MoneyTrac, except minute books and stock records of MoneyTrac insofar as they relate solely to its organization and capitalization, and the rights of MoneyTrac arising out of the executed Merger Agreement. Pursuant to the terms of the Merger, Global issued 1,100,000,000 (one billion, one hundred million) shares of its common stock to MoneyTrac as consideration for the purchase of MoneyTrac. Pursuant to the terms of the Merger, a conversion of issued MoneyTrac stock was completed whereby each one (1) share of MoneyTrac stock, issued and outstanding immediately prior to the effective date of the Merger, was canceled and extinguished and converted automatically into ten (10) shares of Global common stock. As of the effective date of the Merger, all shares of Global Preferred Stock issued prior to the effective date of the Merger were canceled and extinguished without any conversion thereof.

•	Conveniant Hemp Mart, LLC; Conveniant Hemp Mart, LLC is a Wyoming limited liability company whose business plan includes the development, manufacture and sale of consumer products containing CBD that are intended for marketing and sales at convenience stores, gas stations and markets. On July 19, 2017, we agreed to lend fifty thousand dollars ($50,000) to Conveniant based on a promissory note. The note provided that in lieu of receiving repayment, we could elect to exercise a right to convert the loaned amount into a payment towards the purchase of a 25% interest in Conveniant, subject to our payment of an additional fifty thousand dollars [$50,000] equaling a total purchase price of $100,000. The Company exercised this option on November 20, 2017 and made payment to Conveniant on November 21, 2017. Conveniant developed a line of consumer products containing industrial hemp derived CBD with no traceable THC content. The product line includes tinctures that combine industrial hemp-derived CBD with hemp seed oil, coconut oil and other essential natural oils; a muscle cream product that combines industrial hemp-derived CBD with natural oils; a hand lotion that combines industrial hemp derived CBD with lavender oils; and a line of pet treats that combine industrial hemp-derived CBD with natural oils. Conveniant began its initial marketing efforts by introducing its brand and products at the ASD Market Tradeshow in Las Vegas that took place in March 2018. The ASD Market Tradeshow is a business to business convention where retail merchandise is introduced to various consumer market segments, including Conveniant’s primary focus on convenience stores, gas stations, small markets and similar venues. Conveniant Hemp Mart’s operations are in the development stage.

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•	Global Hemp Group, Inc. Joint Venture; On September 5, 2017, we announced our agreement to participate in a joint venture with Global Hemp Group Inc., a Canadian corporation, in a multi-phase industrial hemp project on the Acadian peninsula of New Brunswick, Canada. The joint venture’s goal is to develop a “Hemp Agro-Industrial Zone”, a concept that promotes and engages farmers, processors and manufacturers to collaboratively produce and process 100% of the hemp plant into a number of wholesale materials that can be manufactured into healthy and sustainable products. The “HAIZ” will be surrounded by hemp production thereby minimizing the cost of expensive transportation to distant processing facilities. The “Hemp Agro-Industrial Zone” has a goal of producing social and environmental benefits to the communities where they operate. These zones are envisioned to prospectively create jobs for farmers, foster rural development, provide the opportunity to develop more sustainable products of superior quality and help support Global Hemp Group’s commitment to creating a carbon free economy. The first phase of the project involved lab testing in support of the trials. The Collège Communautaire du Nouveau Brunswick (CCNB) in Bathurst, New Brunswick (“CCNB”) intends to assist Global Hemp Group in research on its ongoing industrial hemp trials in the region, and to perform laboratory tests in support of these trials. These tests will provide information to validate agronomic and key yield data in preparation of a large-scale industrial development project that will involve processing of the full plant: grain, straw, flowers and leaves, scheduled to begin in 2018. The results of these tests will also be used in discussions with farmers of the region to refine a hemp-based farming model, and to mobilize additional farmers for the next growing season. Our participation included providing one-half, or $10,775 of the funding for the phase one work. On January 10, 2018, phase-one was completed by successfully cultivating industrial hemp during the 2017 growing season for research purposes. The objective of phase one was to re-introduce hemp into the area and ensure that it could be productive under New Brunswick growing conditions prior to significantly increasing cultivation acreage and building a hemp processing facility in the region, in future phases of the project. As a result of our participation in the joint venture, we will share in the ownership of research and development of hemp and CBD related studies produced by the New Brunswick Project, and, in the event Canadian laws governing the growing, harvesting, manufacturing and production of products containing hemp and CBD change (as expected, but not guaranteed) in 2018, we would benefit from possible preferred pricing and terms for the purchase of hemp and CBD that would enable us to further conduct its business and research and development into hemp and CBD products.

•	Global Hemp Group Joint Venture/Scio Oregon Hemp Project; On May 8, 2018, the Company, Global Hemp Group, Inc., a Canadian corporation, and TTO Enterprises, Ltd., an Oregon corporation entered into a Joint Venture Agreement. The purpose of the joint venture is to develop a project to commercialize the cultivation of industrial hemp on a 109 acre parcel of real property owned by the Company and Global Hemp Group in Scio, Oregon, and operating under the Oregon corporation Covered Bridges, Ltd. The joint venture is in the development stage. On May 30, 2018, the joint venture purchased TTO’s 15% interest in the joint venture for $30,000. The Company and Global Hemp Group, Inc. now have an equal 50-50 interest in the joint venture. The joint venture agreement commits the Company to a cash contribution of $600,000 payable on the following funding schedule: $200,000 upon execution of the joint venture agreement; $238,780 by July 31, 2018; $126,445 by October 31, 2018; and, $34,775 by January 31, 2019. The Company has complied with its payments on schedule.

Sales and Marketing

We market and sell our hempSMART™ products directly through our web site, and through our affiliate marketing program, where qualified sales affiliates use a secure multi-level-marketing sales software program that facilitates order placement over the internet via a web site, and accounts for affiliate orders and sales; calculates referral benefits apportionable to specific sales associates and calculates and accounts for loyalty and rewards benefits for returning customers. We also retained a full-service marketing company that uses a multi-channel transactional marketing campaign focused on digital advertising, infographics, content marketing, customer incentives and acquisition, a broad social media presence, as well as search engine marketing and optimization that includes comprehensive research and analytics and order fulfillment in order to boost direct sales.

Research and Development

Over our last two fiscal years, our research and development activity was focused on the formulation of our hempSMART™ products: hempSMART™. To date, and over the last two fiscal years, our research and development costs were $62,000, all in connection to research and development activity concerning our hempSMART™ products. We expect to conduct additional research and development as the Company expands its hempSMART™ line of products.

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Significant Customers

Sales of our hempSMART™ products, both directly by us and through our affiliate marketing sales program, have yet to produce material revenues, and so our operations have not resulted in reportable significant customers.

Intellectual Property

On July 18, 2016, our wholly owned subsidiary, H Smart, Inc., filed a patent application with the U.S. Patent and Trademark Office, Application No. 15/651,648, for its proprietary CBD formulated product: hempSMART™ Brain. On October 3, 2016, H Smart, Inc. filed a trademark application with the U.S. Patent and Trademark Office for the tradename hempSMART™, Application No. 87/531,833. Neither the patent nor the trademark have yet been registered, and the applications for each are pending.

Competition

Our competitors include professional services firms dedicated to the regulated hemp industry, as well as sellers of hemp-based CBD products. We compete in markets where cannabis and/or hemp has been legalized and regulated, which includes various states within the United States and Canada. We expect that the quantity and composition of our competitive environment will continue to evolve as the industry matures. Additionally, increased competition is possible to the extent that new states and geographies enter the marketplace as a result of continued enactment of regulatory and legislative changes that de-criminalize and regulate cannabis and hemp products, such as and including the 2018 Farm Bill. We believe that by being well established in the industry, our experience, and our continued expansion of service and product offerings in new and existing locations, are factors that mitigate the risk associated with operating in a developing competitive environment. Additionally, the contemporaneous growth of the industry as a whole will result in new customers entering the marketplace, thereby further mitigating the impact of competition on our expected operations and results.

Employees

We have 6 full-time employees and 6 part-time employees, all of which are U.S. based, primarily in California at our Escondido headquarters. None of our U.S employees are represented by a labor union.

Description of Property

Our Offices

Our headquarters are located at 1340 West Valley Parkway, Ste. 205, Escondido, California, where we lease office space under a contract effective July 28, 2015, expiring on July 31, 2020. Our lease is for a two-year term, expiring and we pay a monthly rent of $1,233.75.

We believe that our existing office facilities are adequate for our needs. Should we require additional space at that time, or prior thereto, we believe that such space can be secured on commercially reasonable terms.

Legal Proceedings

On September 20, 2018, the Company filed suit against Bougainville Ventures, Inc., BV-MCOA Management, LLC, Andy Jagpal, Richard Cindric, et al. in Okanogan County Washington Superior Court, case number 18-2- 0045324.

The Company previously entered into a joint venture agreement with Bougainville Ventures, Inc. on March 16, 2017, as amended on November 6, 2017.

The Company and Bougainville originally agreed to a joint venture with the goal of participating in the legalized cannabis business in Washington State. The parties intended to organize and operate a cannabis growth and cultivation business on land owned by Bougainville in Oroville, Washington. The Company agreed to finance the joint venture with a cash payment of $800,000. The Company also issued Bougainville 15 million shares of its common stock. Bougainville represented that it would provide the real property for the joint venture, computer controlled greenhouses and agricultural facilities and, as landlord, oversight of the operations of a cannabis licensee holding a I-502 cannabis license. Bougainville represented that the property was I-502 compliant, and that Bougainville had a lease payment arrangement with an I-502 license holder to operate on the land. Bougainville agreed to vend clear title to the real property associated with the I502 licensee to the joint venture within 30 days of the final payment by the registrant. Despite the Company complying with its full financial obligations, Bougainville did not and has not transferred the real property to the joint venture. The Company determined that Bougainville did not own the real property; misappropriated funds paid into the joint venture for its own purposes; and, did not possess an agreement with a licensed I-502 operator.

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The Company’s complaint seeks legal and equitable relief for breach of contract, fraud, breach of fiduciary duty, conversion, recession of the joint venture agreement, an accounting, quiet title to real property in the name of the registrant, for the appointment of a receiver, the return to treasury of 15 million shares issued to Bougainville, and, for treble damages pursuant to the Consumer Protection Act in Washington State. The registrant has filed a lis pendens on the real property.

Market Price of and Dividends on Our Common Equity
and Related Stockholder Matters

Market information

Our common stock trades on the OTCQB. As of December 21, 2018, there were 372 holders of record of our common stock.

The following table sets forth the quarterly high and low sale prices for our common shares for the last two completed fiscal years and the subsequent interim periods. The prices set forth below represent interdealer quotations, without retail markup, markdown or commission and may not be reflective of actual transactions. The following table sets forth, for the periods indicated, the high and low closing sales prices of our common stock:

2018	High	Low
Quarter Ended September 30	$0.0399	$0.0131
Quarter Ended June 30	$0.0487	$0.025
Quarter Ended March 31	$0.0646	$0.0232

2017	High	Low
Quarter ended December 31	$0.0687	$0.0221
Quarter ended September 30	$0.0489	$0.0195
Quarter ended June 30	$0.057	$0.0181
Quarter ended March 31	$0.1104	$0.0442

2016	High	Low
Quarter ended December 31	$0.0134	$0.01
Quarter ended September 30	$0.079	$0.004
Quarter ended June 30	$0.012	$0.005
Quarter ended March 31	$0.021	$0.003

On December 20, 2018, the closing price of our common stock as reported by the OTC Markets Group was $0.02 per share.

Transfer Agent

Pacific Stock Transfer Company, located at 6725 Via Austi Pkwy., #300, Las Vegas NV 89119 and telephone number of (702) 361-3033 is the registrar and transfer agent for our common stock.

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Approximate Number of Equity Security Holders

As of December 20, 2018, there were approximately 372 holders of record of our common stock. Because shares of the Company’s common stock are held by depositaries, brokers and other nominees, the number of beneficial holders of the Company’s shares is substantially larger than the number of stockholders of record.

Dividends

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to increase our working capital and do not anticipate paying any cash dividends in the foreseeable future.

FINANCIAL STATEMENTS

37

MARIJUANA COMPANY OF AMERICA, INC. AND SUBSIDIARIES

INDEX TO FINANCIAL STATEMENTS

As of September 30, 2018, and December 31, 2017 and for the Three and Nine Months Ended
September 30, 2018 and September 30, 2017 (Unaudited)

As of December 31, 2017, and 2016 and for the Year Ended December 31, 2017 and 2016 (Audited)

F-1

MARIJUANA COMPANY OF AMERICA, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2018	2017
	(unaudited)	Audited
ASSETS
Current assets:
Cash	$67,492	$249,831
Short-term Investments	1,425,000	—
Accounts receivable, net	2,154	4,862
Inventory	564,753	163,720
Total current assets	2,059,399	418,413

Property and equipment, net	16,245	13,568

Other assets:
Investments	616,785	695,477
Security deposit	2,500	2,500

Total assets	$2,694,929	$1,129,958

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable	$558,286	$306,561
Accrued compensation	195,014	—
Accrued interest	48,705	40,155
Debt obligation of Joint venture	—	1,500,000
Notes payable, related party	173,175	542,573
Convertible notes payable, net of debt discount of $590,319 and $924,340, respectively	1,349,445	394,555
Warrant liability	648,579	5,859,635
Derivative liability	1,441,548	1,934,097
Total current liabilities	4,414,752	10,577,576

Long term debt:
Convertible notes payable, net of debt discount of $0 and $308,280, respectively	—	172,856
Derivative liability	—	697,278
Total long term debt	—	870,134

Total liabilities	4,414,752	11,447,710

Stockholders' deficit:
Preferred stock, $0.001 par value, 50,000,000 shares authorized
Class A preferred stock, $0.001 par value, 10,000,000 shares designated, 10,000,000 shares issued and outstanding as of September 30, 2018 and December 31, 2017	10,000	10,000
Common stock, $0.001 par value; 5,000,000,000 shares authorized; 2,406,567,025 and 2,103,464,006 shares issued and outstanding as of September 30, 2018 and December 31, 2017, respectively	2,406,567	2,103,464
Common Stock to be issued	5,000	—
Common stock subscriptions	190,000	—
Additional paid in capital	39,907,194	30,456,888
Accumulated deficit	(44,238,584)	(42,888,104)
Total stockholders' deficit	(1,719,823)	(10,317,752)

Total liabilities and stockholders' deficit	2,694,929	$1,129,958

See the accompanying notes to these unaudited condensed consolidated financial statements

F-2

MARIJUANA COMPANY OF AMERICA, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2018	2017	2018	2017
REVENUES:
Sales	$90,276	$2,927	$137,721	$19,950
Cost of sales	28,437	1,941	43,047	14,099

Gross Profit	61,839	986	94,674	5,851

OPERATING EXPENSES:
Selling, general and administrative expenses	728,254	700,112	1,891,269	19,051,948
Depreciation	1,524	755	4,442	1,402
Total operating expenses	729,778	700,867	1,896,061	19,053,350

Net loss from operations	(667,939)	(699,881)	(1,801,387)	(19,047,499)

OTHER INCOME (EXPENSES):
Interest expense, net	(1,422,231)	(1,946,394)	(3,503,610)	(2,829,615)
Legal Contingency Expense	—		(1,676,870)	—
Impairment of Joint Ventures	—	—	(296,761)	—
Loss on equity investment	(107,982)	(375,000)	(156,698)	(375,000)
Gain (Loss) on change in fair value of derivative liabilities	3,072,345	(863,472)	4,658,074	(833,504)
(Loss) on debt modification	(1,343,161)	—	(1,343,161)	—
Gain cancellation of debt	1,500,000	—	1,500,000	—
Unrealized gain on trading securities	1,175,000	—	1,175,000	—
(Loss) Gain on settlement of debt	(61,906)	—	94,933	—
Total other income (expense)	2,812,065	(3,184,866)	450,907	(4,038,119)

Net income (loss) before income taxes	2,144,126	(3,884,747)	(1,350,480)	(23,085,618)

Income taxes (benefit)	—	—	—	—

NET INCOME (LOSS)	$2,144,126	$(3,884,747)	$(1,350,480)	$(23,085,618)

Loss per common share, basic and diluted	$0.00	$(0.00)	$(0.00)	$(0.01)

Weighted average number of common shares outstanding, basic and diluted	2,289,047,253	1,989,607,407	2,213,464,551	1,882,958,037

See the accompanying notes to these unaudited condensed consolidated financial statements

F-3

MARIJUANA COMPANY OF AMERICA, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIT
NINE MONTHS ENDED SEPTEMBER 30, 2018
(Unaudited)
							Common
	Class A Preferred Stock		Common Stock		Common Stock to be issued		Stock	Additional Paid In	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	Subscriptions	Capital	Deficit	Total
Balance, December 31, 2017	10,000,000	$10,000	2,103,464,006	$2,103,464	—	—	$—	$30,456,888	$(42,888,104)	$(10,317,752)
Common stock issued for services rendered	—	—	22,250,794	22,251	—	—	—	305,504	—	327,755
Common stock issued in settlement of convertible notes payable and accrued interest	—	—	91,540,373	91,540	—	—	—	2,945,549	—	3,037,089
Common stock issued in settlement of related party notes payable and accrued compensation	—	—	75,928,246	75,928	—	—	—	683,355	—	759,283
Common stock issued in exchange for exercise of warrants on a cashless basis	—	—	55,706,796	55,707	—	—	—	(55,707)	—	—
Common stock issued in settlement of legal case			57,676,810	57,677	—	—		1,643,789		1,701,466
Sale of common stock					5,000,000	5,000		45,000		50,000
Proceeds from common stock subscriptions	—	—	—	—	—	—	190,000	—	—	190,000
Reclassification of derivative liabilities	—	—	—	—	—	—	—	1,456,550	—	1,456,550
Reclassification of warrant liability	—	—	—	—	—	—	—	2,490,767	—	2,490,767
Stock based compensation	—	—	—	—	—	—	—	(64,501)	—	(64,501)
Net income	—	—	—	—	—	—	—	—	(1,350,480)	(1,350,480)
Balance, September 30, 2018 (unaudited)	10,000,000	$10,000	2,406,567,025	$2,406,567	5,000,000	$5,000	$190,000	$39,907,194	$(44,238,584)	$(1,719,823)

See the accompanying notes to these unaudited condensed consolidated financial statements

F-4

MARIJUANA COMPANY OF AMERICA, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine months ended September 30,
	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income (Loss)	$(1,350,480)	$(23,085,618)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	4,442	1,402
Amortization of debt discount	1,171,549	729,326
Bad debt expense	1,559	—
Non cash interest	2,827,419	1,020,784
(Gain) Loss on change in fair value of derivative liabilities	(4,658,074)	833,504
Fair value of liability warrants issued as inducement fee	—	1,064,903
Impairment of investment in BV joint venture	296,761	—
Stock based compensation	21,404	18,113,583
Notes payable issued in settlement of accrued compensation		426,890
Gain on settlement of debt	(1,594,933)	—
Loss on equity investment	156,698	375,000
Changes in operating assets and liabilities:
Accounts receivable	1,149	(2,776)
Inventory	(401,033)	(65,944)
Accounts payable	474,128	(3,256)
Accrued interest payable	(27,993)	—
Loss contingency	1,676,870	—
Accrued compensation	390,014	64,790
Net cash used in operating activities	(1,010,520)	(527,412)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of investments	(624,767)	(688,275)
Purchase of property and equipment	(7,119)	(14,144)
Net cash used in investing activities	(631,886)	(702,419)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of notes payable	1,080,186	601,465
Proceeds from issuance of notes payable, related party	194,881	395,880
Proceeds from sale of common stock	185,000	85,000
Net cash provided by Financing activities	1,460,067	1,082,345

Net decrease in cash	(182,339)	(147,486)

Cash-beginning of period	249,831	147,486
Cash-end of period	$67,492	$—

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Interest paid	$—	$—
Taxes paid	$—	$—

Non cash financing activities:
Common stock issued in settlement of convertible notes payable	$762,650	$—
Common stock issued in settlement of related party notes payable and accrued compensation	$759,283	$2,090,738

See the accompanying notes to these unaudited condensed consolidated financial statements

F-5

MARIJUANA COMPANY OF AMERICA, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2018

(unaudited)

NOTE 1 – NATURE OF OPERATIONS AND BASIS OF PRESENTATION

Marijuana Company of America, Inc. (The “Company”) was incorporated under the laws of the State of Utah in October 1985 under the name Mormon Mint, Inc. The corporation was originally a startup company organized to manufacture and market commemorative medallions related to the Church of Jesus Christ of Latter Day Saints. On January 5, 1999, Bekam Investments, Ltd. acquired one hundred percent of the common shares of the Company and spun the Company off changing its name Converge Global, Inc. From August 13, 1999 until November 20, 2002, the Company focused on the development and implementation of Internet web content and e-commerce applications. In October 2009, in a 30 for 1 exchange, the Company merged with Sparrowtech, Inc. for the purpose of exploration and development of commercially viable mining properties. From 2009 to 2014, we operated primarily in the mining exploration business.

In 2015, the Company changed its business model to a marketing and distribution company for medical marijuana. In conjunction with the change, the Company changed its name to Marijuana Company of America, Inc. At the time of the transition in 2015, there were no remaining assets, liabilities or operating activities of the mining business.

On September 21, 2015, the Company formed H Smart, Inc., a Delaware corporation as a wholly owned subsidiary for the purpose of operating the hempSMART™ brand.

On February 1, 2016, the Company formed MCOA CA, Inc., a California corporation as a wholly owned subsidiary to facilitate mergers, acquisitions and the offering of investments or loans to the Company.

On May 3, 2017, the Company formed Hempsmart Limited, a United Kingdom corporation as a wholly owned subsidiary for the purpose of future expansion into the European market.

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries: H Smart, Inc., Hempsmart Limited and MCOA CA, Inc. All significant intercompany balances and transactions have been eliminated in consolidation.

The unaudited condensed interim financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) for interim financial information and the instructions to Form 10-Q and Rule 8-03 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by GAAP for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included.

The condensed balance sheet as of December 31, 2017 has been derived from audited financial statements.

Operating results for the three and nine months ended September 30, 2018 are not necessarily indicative of results that may be expected for the year ending December 31, 2018. These condensed financial statements should be read in conjunction with the audited financial statements for the year ended December 31, 2017.

NOTE 2 – GOING CONCERN AND MANAGEMENT’S LIQUIDITY PLANS

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the accompanying financial statements for nine months ended September 30, 2018, the Company had a net loss of $1,350,480 and used cash in operations of $1,010,520. These factors among others may indicate that the Company will be unable to continue as a going concern for a reasonable period of time.

F-6

MARIJUANA COMPANY OF AMERICA, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2018

(unaudited)

The Company's primary source of operating funds in 2018 has been from funds generated from proceeds from the issuance of convertible and other debt and issuance of stock through private placements. With the exception of the current quarter, the Company has experienced net losses from operations since inception, but expects these conditions to improve in the fourth quarter of 2018 and beyond as it develops its business model. The Company has stockholders' deficiencies at September 30, 2018 and requires additional financing to fund future operations.

The Company’s existence is dependent upon management’s ability to develop profitable operations and to obtain additional funding sources. There can be no assurance that the Company’s financing efforts will result in profitable operations or the resolution of the Company’s liquidity problems. The accompanying statements do not include any adjustments that might result should the Company be unable to continue as a going concern.

NOTE 3 –SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Revenue Recognition

Effective January 1, 2018, the Company recognizes revenue in accordance with Accounting Standards Codification 2014-09, Revenue from Contracts with Customers (Topic 606), which supersedes the revenue recognition requirements in Topic 605, Revenue Recognition, and most industry-specific revenue recognition guidance throughout the Industry Topics of the Accounting Standards Codification. The updated guidance states that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The guidance also provides for additional disclosures with respect to revenues and cash flows arising from contracts with customers. The standard will be effective for the first interim period within annual reporting periods beginning after December 15, 2017, and the Company adopted the standard using the modified retrospective approach effective January 1, 2018.

At the time of each transaction, management assesses whether the fee associated with the transaction is fixed or determinable and whether or not collection is reasonably assured. The assessment of whether the fee is fixed or determinable is based upon the payment terms of the transaction. Collectability is assessed based on a number of factors, including past transaction history with the client and the creditworthiness of the client.

The Company’s primary sources of revenue are from the sale of products relating to the cannabis industry. Revenues for the products sold are not recorded until received by the customer and collections are reasonably assured. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related revenue is recorded. The Company defers any revenue for which the services has not been performed or is subject to refund until such time that the Company and the customer jointly determine that the performance obligations have been performed or no refund will be required.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates include the fair value of the Company’s stock, stock-based compensation, fair values relating to derivative liabilities, debt discounts and the valuation allowance related to deferred tax assets. Actual results may differ from these estimates.

Cash

The Company considers cash to consist of cash on hand and temporary investments having an original maturity of 90 days or less that are readily convertible into cash.

F-7

MARIJUANA COMPANY OF AMERICA, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2018

(unaudited)

Concentrations of credit risk

The Company’s financial instruments that are exposed to a concentration of credit risk are cash and accounts receivable. Occasionally, the Company’s cash and cash equivalents in interest-bearing accounts may exceed FDIC insurance limits. The financial stability of these institutions is periodically reviewed by senior management.

Accounts Receivable

Trade receivables are carried at their estimated collectible amounts. Trade credit is generally extended on a short-term basis; thus, trade receivables do not bear interest. Trade accounts receivable are periodically evaluated for collectability based on past credit history with customers and their current financial condition.

Allowance for Doubtful Accounts

Any charges to the allowance for doubtful accounts on accounts receivable are charged to operations in amounts sufficient to maintain the allowance for uncollectible accounts at a level management believes is adequate to cover any probable losses. Management determines the adequacy of the allowance based on historical write-off percentages and the current status of accounts receivable. Accounts receivable are charged off against the allowance when collectability is determined to be permanently impaired. As of September 30, 2018, and December 31, 2017, allowance for doubtful accounts was $-0, respectively.

Inventories

Inventories are stated at the lower of cost or market with cost being determined on a first-in, first-out (FIFO) basis. The Company writes down its inventory for estimated obsolescence or unmarketable inventory equal to the difference between the cost of inventory and the estimated market value based upon assumptions about future demand and market conditions. If actual market conditions are less favorable than those projected by management, additional inventory write-downs may be required. During the periods presented, there were no inventory write-downs.

Cost of sales

Cost of sales is comprised of cost of product sold, packaging, and shipping costs.

Stock Based Compensation

The Company measures the cost of services received in exchange for an award of equity instruments based on the fair value of the award. For employees and directors, the fair value of the award is measured on the grant date and for non-employees, the fair value of the award is generally re-measured on vesting dates and interim financial reporting dates until the service period is complete. The fair value amount is then recognized over the period during which services are required to be provided in exchange for the award, usually the vesting period. Stock-based compensation expense is recorded by the Company in the same expense classifications in the statements of operations, as if such amounts were paid in cash. As of September 30, 2018, there were outstanding stock options to purchase 1,000,000,000 shares of common stock, 916,666,667 shares of which were vested. (See Note 9)

F-8

MARIJUANA COMPANY OF AMERICA, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2018

(unaudited)

Net Loss per Common Share, basic and diluted

The Company computes earnings (loss) per share under Accounting Standards Codification subtopic 260-10, Earnings Per Share (“ASC 260-10”). Net loss per common share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the year.  Diluted earnings per share, if presented, would include the dilution that would occur upon the exercise or conversion of all potentially dilutive securities into common stock using the “treasury stock” and/or “if converted” methods as applicable.

The computation of basic and diluted income (loss) per share as of September 30, 2018 and 2017 excludes potentially dilutive securities when their inclusion would be anti-dilutive, or if their exercise prices were greater than the average market price of the common stock during the period.

Potentially dilutive securities excluded from the computation of basic and diluted net loss per share are as follows:

	September 30, 2018	September 30, 2017
Convertible notes payable	63,552,114	33,826,242
Options to purchase common stock	1,000,000,000	1,000,000,000
Warrants to purchase common stock	119,022,722	43,653,846
Restricted stock units	10,000,000	10,000,000
Total	1,192,574,836	1,087,480,088

Property and Equipment

Property and equipment are stated at cost. When retired or otherwise disposed, the related carrying value and accumulated depreciation are removed from the respective accounts and the net difference less any amount realized from disposition, is reflected in earnings. For financial statement purposes, property and equipment are recorded at cost and depreciated using the straight-line method over their estimated useful lives of 3 to 5 years.

Investments

The Company follows Accounting Standards Codification subtopic 321-10, Investments-Equity Securities (“ASC 321-10”) which requires the accounting for equity security to be measured at fair value with changes in unrealized gains and losses are included in current period operations. Where an equity security is without a readily determinable fair value, the Company may elect to estimate its fair value at cost minus impairment plus or minus changes resulting from observable price changes (See Note 4).

Derivative Financial Instruments

The Company classifies as equity any contracts that (i) require physical settlement or net-share settlement or (ii) provide the Company with a choice of net-cash settlement or settlement in its own shares (physical settlement or net-share settlement) providing that such contracts are indexed to the Company's own stock. The Company classifies as assets or liabilities any contracts that (i) require net-cash settlement (including a requirement to net cash settle the contract if an event occurs and if that event is outside the Company’s control) or (ii) gives the counterparty a choice of net-cash settlement or settlement in shares (physical settlement or net-share settlement). The Company assesses classification of its common stock purchase warrants and other free-standing derivatives at each reporting date to determine whether a change in classification between equity and liabilities is required.

F-9

MARIJUANA COMPANY OF AMERICA, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2018

(unaudited)

The Company’s free-standing derivatives consisted of conversion options embedded within its issued convertible debt and warrants with anti-dilutive (reset) provisions. The Company evaluated these derivatives to assess their proper classification in the balance sheet using the applicable classification criteria enumerated under GAAP.  The Company determined that certain conversion and exercise options do not contain fixed settlement provisions.  The convertible notes contain a conversion feature and warrants have a reset provision such that the Company could not ensure it would have adequate authorized shares to meet all possible conversion demands.

As such, the Company was required to record the conversion feature and the reset provision which does not have fixed settlement provisions as liabilities and mark to market all such derivatives to fair value at the end of each reporting period.

The Company has adopted a sequencing policy that reclassifies contracts (from equity to assets or liabilities) with the most recent inception date first. Thus, any available shares are allocated first to contracts with the most recent inception dates.

Fair Value of Financial Instruments

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of September 30, 2018 and December 31, 2017. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash and accounts payable. Fair values were assumed to approximate carrying values for cash, accounts payables and short-term notes, as they are short term in nature.

Advertising

The Company follows the policy of charging the costs of advertising to expense as incurred. The Company charged to operations $273,219 and $343,964 for the three and nine months ended September 30, 2018 and $43,474 and $75,855 for the three and nine months ended September 30, 2017, respectively; as advertising costs.

Income Taxes

Deferred income tax assets and liabilities are determined based on the estimated future tax effects of net operating loss and credit carry forwards and temporary differences between the tax basis of assets and liabilities and their respective financial reporting amounts measured at the current enacted tax rates. The Company records an estimated valuation allowance on its deferred income tax assets if it is not more likely than not that these deferred income tax assets will be realized.

The Company recognizes a tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by taxing authorities, based on the technical merits of the position. The tax benefits recognized in the consolidated financial statements from such a position are measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. As of September 30, 2018, and 2017, the Company has not recorded any unrecognized tax benefits.

F-10

MARIJUANA COMPANY OF AMERICA, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2018

(unaudited)

Segment Information

Accounting Standards Codification subtopic Segment Reporting 280-10 ("ASC 280-10") establishes standards for reporting information regarding operating segments in annual financial statements and requires selected information for those segments to be presented in interim financial reports issued to stockholders. ASC 280-10 also establishes standards for related disclosures about products and services and geographic areas. Operating segments are identified as components of an enterprise about which separate discrete financial information is available for evaluation by the chief operating decision maker, or decision-making group, in making decisions how to allocate resources and assess performance. The information disclosed herein materially represents all of the financial information related to the Company's only material principal operating segment.

Recent Accounting Pronouncements

There are various updates recently issued, most of which represented technical corrections to the accounting literature or application to specific industries and are not expected to a have a material impact on the Company’s financial position, results of operations or cash flows.

Subsequent Events

The Company evaluates events that have occurred after the balance sheet date but before the financial statements are issued.  Based upon the evaluation, the Company did not identify any recognized or non-recognized subsequent events that would have required adjustment or disclosure in the financial statements, except as disclosed.

NOTE 4 – PROPERTY AND EQUIPMENT

Property and equipment as of September 30, 2018 and December 31, 2017 is summarized as follows:

	September 30, 2018	December 31, 2017
Computer equipment	$18,123	$11,004
Furniture and fixtures	5,140	5,140
Subtotal	23,263	16,144
Less accumulated depreciation	(7,018)	(2,576)
Property and equipment, net	$16,245	$13,568

Property and equipment are stated at cost and depreciated using the straight-line method over their estimated useful lives of 3 years. When retired or otherwise disposed, the related carrying value and accumulated depreciation are removed from the respective accounts and the net difference less any amount realized from disposition, is reflected in earnings.

Depreciation expense was $1,524 and $4,442 for the three and nine months ended September 30, 2018; and $755 and $1,402 for the three and nine months ended September 30, 2017, respectively.

F-11

MARIJUANA COMPANY OF AMERICA, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2018

(unaudited)

NOTE 5 – INVESTMENTS

MoneyTrac

On March 13, 2017, the Company entered into a stock purchase agreement to acquire up to 15,000,000 common shares of MoneyTrac Technology, Inc., a corporation organized and operating under the laws of the state of California, for a total purchase price of $250,000 representing approximately 19.8% ownership at the time of the agreement. As of December 31, 2017, the Company had acquired 15,000,000 common shares for $250,000 representing approximately 15% ownership. In connection with the investment, Donald Steinberg, the Company’s President and Chief Executive Officer and Director, was appointed as a board member to MoneyTrac. Mr. Steinberg resigned his position on July 18, 2017. On April 14, 2018, MoneyTrac informed the Company that due to unregistered sales of its common stock, the Company’s interest in MoneyTrac was reduced to 6%. The Company accounts for its investment in MoneyTrac Technology, Inc. at estimated market fair value. The Company has elected to estimate its fair value at cost minus impairment plus or minus changes resulting from observable price changes since the equity security does not have a readily determinable fair value.

On August 6, 2018, Moneytrac merged into GlobalPayout (OTC: GOHE) through the consummation of a share exchange. Consequently, the Company received 150,000,000 shares of GOHE stock in exchange for its MoneyTrac stock on the date of the merger. The closing stock price for GOHE on September 30, 2018 was $.0095, making the 150,000,000 shares owned by the Company valued at $1,425,000 at September 30, 2018. It is the Company's intention to commence selling the shares prior the end of fiscal year 2018. Consequently, for accounting purposes, the stock has been be accounted for using the Trading Method of accounting pursuant to ASC 320.

Benihemp

Conveniant Hemp Mart, LLC is a Wyoming limited liability company whose business plan includes the development, manufacture and sale of consumer products containing CBD that are intended for marketing and sales at convenience stores, gas stations and markets. On July 19, 2017, we agreed to lend fifty thousand dollars ($50,000) to Conveniant based on a promissory note. The note provided that in lieu of receiving repayment, we could elect to exercise a right to convert the loaned amount into a payment towards the purchase of a 25% interest in Conveniant, subject to our payment of an additional fifty thousand dollars $50,000 equaling a total purchase price of $100,000. The Company exercised this option on November 20, 2017 and made payment to Conveniant on November 21, 2017. Conveniant developed a line of consumer products containing industrial hemp derived CBD with no traceable THC content. The product line includes tinctures that combine industrial hemp-derived CBD with hemp seed oil, coconut oil and other essential natural oils; a muscle cream product that combines industrial hemp-derived CBD with natural oils; a hand lotion that combines industrial hemp derived CBD with lavender oils; and a line of pet treats that combine industrial hemp-derived CBD with natural oils. Conveniant began its initial marketing efforts by introducing its brand and products at the ASD Market Tradeshow in Las Vegas that took place in March 2018. The ASD Market Tradeshow is a business to business convention where retail merchandise is introduced to various consumer market segments, including Conveniant’s primary focus on convenience stores, gas stations, small markets and similar venues. Conveniant Hemp Mart’s operations are in the development stage.

F-12

MARIJUANA COMPANY OF AMERICA, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2018

(unaudited)

Global Hemp Group JV/New Brunswick

On September 15, 2018, the Company entered into a Joint Venture Agreement (“Agreement”) with Global Hemp Group, Inc., a Canadian corporation (“Global Hemp Group”). The Company will assist Global Hemp Group in developing commercial hemp production in New Brunswick, Canada. In 2017, the Company shared the costs of an ongoing hemp trial in New Brunswick, and provided its expertise in developing hemp cultivation. The Company was granted a right of first refusal as Global Hemp Group’s primary off-taker of any raw materials produced from the project. The Company’s joint venture partner, Global Hemp Group, also partnered with Collège Communautaire du Nouveau Brunswick (CCNB) in Bathurst, New Brunswick, to assist in conducting research with the hemp trials. The 2017 trials took place on the Acadian peninsula of New Brunswick and were completed. The joint venture began commercial cultivation activities in 2018. The Company’s costs for the year ended December 31, 2017 were $10,775 and was recorded as other income/expense in the Company’s Statement of Operations in the appropriate periods. The joint venture agreement required the Company to make an initial payment of $115,000 on September 15, 2018. The Company made this payment.

Global Hemp Group JV/Scio, Oregon

On May 8, 2018, the Company, Global Hemp Group, Inc., a Canadian corporation, and TTO Enterprises, Ltd., an Oregon corporation entered into a Joint Venture Agreement. The purpose of the joint venture is to develop a project to commercialize the cultivation of industrial hemp on a 109 acre parcel of real property owned by the Company and Global Hemp Group in Scio, Oregon, and operating under the Oregon corporation Covered Bridges, Ltd. The joint venture is in the development stage. On May 30, 2018, the joint venture purchased TTO’s 15% interest in the joint venture for $30,000. The Company and Global Hemp Group, Inc. now have an equal 50-50 interest in the joint venture.

The joint venture agreement commits the Company to a cash contribution of $600,000 payable on the following funding schedule: $200,000 upon execution of the joint venture agreement; $238,780 by July 31, 2018; $126,445 by October 31, 2018; and, $34,775 by January 31, 2019. The Company has complied with its payments on schedule.

Bougainville JV

On August 10, 2018, the Company advised its independent auditor that its joint venture partner, Bougainville Ventures, Inc., has not cooperated or communicated with the Company regarding requests for information concerning the audit of Bougainville’s receipt and expenditures of funds contributed by the Company in the joint venture agreement dated March 16, 2017. The Company believes that some of the funds it paid to Bougainville were misappropriated and that there may be self-dealing with respect to those funds. Additionally, the Company believes that Bougainville misrepresented material facts in the joint venture agreement including, but not limited to, Bougainville’s representations that it leased real property that was to be deeded to the joint venture; had an agreement with a Tier 3 # I502 cannabis license holder to grow cannabis on the real property; and, that clear title to the real property associated with the Tier 3 # I502 license would be deeded to the joint venture thirty days after the Company made its final funding contribution. The real property has not been deeded to the joint venture because of unpaid property taxes Bougainville was responsible for. Bougainville has been non-responsive. As a result, the Company intends to take legal action to rescind the joint venture agreement, for return of its investment, for an accounting, and the recovery of all forms of damages available to it. The Company has retained legal counsel in Washington State. As of the date of this quarterly report, a lawsuit has been filed against Bougainville and its principals and the Canadian Stock Exchange (CSE) has been informed of the lawsuit.

F-13

MARIJUANA COMPANY OF AMERICA, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2018

(unaudited)

NOTE 6 – NOTES PAYABLE, RELATED PARTY

As of September 30, 2018, and December 31, 2017, the Company’s officers and directors have provided advances and incurred expenses on behalf of the Company. The issued notes are unsecured, due on demand and bear 5% interest. At September 30, 2018 and, December 31, 2017 there were an aggregate of $173,175 and $542,573 notes payable due to officers. The notes are at 5% per annum and non-interest bearing, respectively, and are due on demand.

During the nine months ended September 30, 2018, the Company issued an aggregate of 75,928,246 shares of its common stock in settlement of outstanding related party notes payable of $564,283 and accrued compensation of $195,000.

NOTE 7 – CONVERTIBLE NOTE PAYABLE

Convertible notes payable are comprised of the following:

	September 30, 2018	December 31, 2017
Convertible note payable-DTTO- due April 30, 2018 (in default)	$—	$111,111
Convertible notes payable-St George-last due July 8, 2019	1,939,764	1,688,920
Total	1,939,764	1,800,031
Less debt discounts	(590,319)	(1,232,620)
Net	1,349,445	567,411
Less current portion	(1,349,445)	(394,555)
Long term portion	$—	$172,856

F-14

MARIJUANA COMPANY OF AMERICA, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2018

(unaudited)

Convertible notes payable-St George Investments

Effective July 3, 2017, the Company issued a secured convertible promissory note in aggregate of $752,500 to St George Investments LLC (“St George”). The promissory note is bears interest at 10% per annum, is due upon maturity sixteen months after purchase price date and includes an original issue discount (“OID”) of $67,500. In addition, the Company agreed to pay $10,000 for legal, accounting and other transaction costs of the lender. The promissory note was funded in five tranches of $422,500, $27,500, $167,200 and $107,800; net of OID and transaction costs. As an investment incentive, the Company issued 33,653,846, 5 year cashless warrants, exercisable at $.04 with certain reset provisions.

Forbearance Agreement

On August 4, 2017, the Company entered into a forbearance agreement with St. George Investments LLC, due to the Company’s alleged breached of certain default provisions of the secured promissory note entered into with St. George on July 3, 2017. The alleged breach occurred due to the Company entering into an investment agreement with Tangiers on July 15, 2017 and issued a fixed convertible promissory note to Tangiers. Due to the alleged breach, St George has the right, among other things, to accelerate the maturity date of the note, increase interest from 10% to 22% and cause the balance of the outstanding promissory note to increase due to the application of the default provisions.

St. George agreed to refrain and forbear from bringing any action to collect under the promissory note, including the interest rate increase and balance increase, with respect to the alleged default. As consideration of the forbearance, the Company agreed to accelerate the installment conversions from 1 year to 6 months and to add an additional OID of $112,875, which will be considered fully earned as of August 4, 2017, nonrefundable and to be included in the first tranche. The Company and St George ratified the outstanding balance, after the added OID and accrued interest, of $868,936 as of August 4, 2017.

As of September 30, 2018, the Company had received aggregate net proceeds of $675,000 under the note. Gross face amount was $752,500, after additions for OID and other related costs.

Effective November 1, 2017, the Company issued a secured convertible promissory note in aggregate of $601,420 to St George Investments LLC (“St George”). The promissory note is bears interest at 10% per annum, is due upon maturity sixteen months after purchase price date and includes an original issue discount (“OID”) of $59,220. The promissory note was funded on November 11, 2017 of $542,200; net of OID and transaction costs.

As of September 30, 2018, the Company had received aggregate net proceeds of $542,200 under the note. Gross face amount was $601,420, after additions for OID and other related costs.

Effective December 20, 2017, the Company issued a secured convertible promissory note in aggregate of $335,000 to St George Investments LLC (“St George”). The promissory note is bears interest at 10% per annum, is due upon maturity sixteen months after purchase price date and includes an original issue discount (“OID”) of $35,000. The promissory note was funded on December 27, 2017 of $542,200; net of OID and transaction costs. As an investment incentive, the Company issued 33,653,846, 5 year cashless warrants, exercisable at $.04 with certain reset provisions.

F-15

MARIJUANA COMPANY OF AMERICA, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2018

(unaudited)

Effective February 9, 2018, the Company issued a secured convertible promissory note in aggregate of $220,000 to St George Investments LLC (“St George”). The promissory note is bears interest at 10% per annum, is due upon maturity sixteen months after purchase price date and includes an original issue discount (“OID”) of $20,000. The promissory note was funded on February 9, 2018 of $200,000; net of OID and transaction costs.

Effective March 8, 2018, the Company issued a secured convertible promissory note in aggregate of $220,000 to St George Investments LLC (“St George”). The promissory note is bears interest at 10% per annum, is due upon maturity sixteen months after purchase price date and includes an original issue discount (“OID”) of $20,000. The promissory note was funded on March 8, 2018 of $200,000; net of OID and transaction costs.

Effective May 18, 2018, the Company issued a secured convertible promissory note in aggregate of $150,000 to St George Investments LLC (“St George”). The promissory note is bears interest at 10% per annum, is due upon maturity on October 26, 2018. The promissory note was funded on May 18, 2018 of $150,000.

The promissory notes are convertible, at any time at the lender’s option, at $0.04. However, in the event the Company’s market capitalization (as defined) falls below $35,000,000, the conversion rate is 60% of the 3 lowest closing trade prices due the 20 trading days immediately preceding date of conversion, subject to additional adjustments, as defined. In addition, the promissory note includes certain anti-dilution provisions should the Company subsequently issue any common stock or equivalents at an effective price less than the lender conversion price.

The Company has a right to prepayment of the note, subject to a 20% prepayment premium and is secured by a trust deed of certain assets of the Company.

Effective January 18, 2018, upon default of the St. George Investment notes, the conversion rate on all notes were reset from $0.04 to $0.023. Accordingly, the Company recorded as a loss on modification of debt of $1,343,161 due to the change in fair value of the underlying conversion option. The change in fair value was determined using the Binomial Option Pricing Model based on the following assumptions: (1) dividend yield of 0%; (2) expected volatility of 436.43%, (3) weighted average risk-free interest rate of 1.79%, (4) expected life of 0.83 to 1.07 years, and (5) estimated fair value of the Company's common stock from $0.0435 per share.

At the funding dates of the 2018 notes, the Company determined the aggregate fair value of $1,684,238 of embedded derivatives. The fair value of the embedded derivatives was determined using the Binomial Option Pricing Model based on the following assumptions: (1) dividend yield of 0%; (2) expected volatility of 426.38% to 435.64%, (3) weighted average risk-free interest rate of 1.89% to 2.09%, (4) expected life of 0.44 to 1.33 years, and (5) estimated fair value of the Company's common stock from $0.028 to $0.0341 per share.

The determined fair value of the debt derivatives of $1,684,238 was charged as a debt discount up to the net proceeds of the note with the remainder of $759,298 charged to operations as non-cash interest expense.

During the nine months ended September 30, 2018, the Company issued an aggregate of 47,974,428 shares of its common stock in settlement of $1,065,186 of outstanding St. George Investments notes payable and accrued interest.

Summary:

The Company has identified the embedded derivatives related to the above described notes and warrants. These embedded derivatives included certain conversion and reset features. The accounting treatment of derivative financial instruments requires that the Company record fair value of the derivatives as of the inception date of the note and to fair value as of each subsequent reporting date.

F-16

MARIJUANA COMPANY OF AMERICA, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2018

(unaudited)

At September 30, 2018, the Company determined the aggregate fair values of $1,441,548 and $648,579 of embedded derivatives and warrant liabilities, respectively. The fair values were determined using the Binomial Option Pricing Model based on the following assumptions: (1) dividend yield of 0%; (2) expected volatility of 426.23%, (3) weighted average risk-free interest rate of 1.93% to 2.73%, (4) expected life of 0.21 to 4.46 years, and (5) estimated fair value of the Company's common stock from $0.0384 per share.

For the three and nine months ended September 30, 2018, the Company recorded a gain on change in fair value of derivative liabilities of $3,072,345 and $4,658,074, respectively and recorded amortization of debt discounts of $608,642 and $2,827,419 as a charge to interest expense, respectively.

NOTE 8 – DERIVATIVE LIABILITIES

As described in Note 6, the Company issued convertible notes and warrants that contained conversion features and a reset provisions. The accounting treatment of derivative financial instruments requires that the Company record fair value of the derivatives as of the inception date and to fair value as of each subsequent reporting date.

NOTE 9 – STOCKHOLDERS’ DEFICIT

Preferred stock

The Company is authorized to issue 50,000,000 shares of $0.001 par value preferred stock as of September 30, 2018 and December 31, 2017. As of September 30, 2018, and December 31, 2017, the Company has designated and issued 10,000,000 shares of Class A Preferred Stock.

Each share of Class A Preferred Stock is entitled to 100 votes on all matters submitted to a vote to the stockholders of the Company, does not have conversion, dividend or distribution upon liquidation rights.

Common stock

The Company is authorized to issue 5,000,000,000 shares of $0.001 par value common stock as of September 30, 2018 and December 31, 2017. As of September 30, 2018, and December 31, 2017, the Company had 2,406,567,025 and 2,241,490,270 common shares issued and outstanding respectively.

During the nine months ended September 30, 2018, the Company issued an aggregate of 22,250,794 shares of its common stock for services rendered with an estimated fair value of $327,755.

During the nine months ended September 30, 2018, the Company issued an aggregate of 91,540,373 shares of its common stock in settlement of $744,811 of outstanding St. George Investments notes payable.

During the nine months ended September 30, 2018, the Company issued an aggregate of 75,928,246 shares of its common stock in settlement of outstanding related party notes payable of $564,283 and accrued compensation of $195,000.

During the nine months ended September 30, 2018, the Company issued an aggregate of 55,706,796 shares of its common stock for 52,944,526 warrants exercised on a cashless basis.

During the nine months ended September 30, 2018, the Company received stock subscriptions for 5,000,000 shares valued at $50,000. The company issued 5,000,000 warrants in connection with stock subscription during the nine months ended September 30, 2018. The warrants have exercise prices of $.01 per warrant and expire three years from the date of the warrant. The warrants have an estimated fair value of $345,062.

On June 25, 2018, DTTO Funding filed suit against the Company in the United States District Court for the Northern District of Texas, Dallas Division, for breach of contract related to an April 20, 2017 convertible promissory note. DTTO sought damages under the note including principal, default interest, liquidated damages, default penalties, costs and attorney fees. On August 27, 2018, DTTO and the Company entered into a settlement agreement requiring court review and approval. A fairness hearing was heard on noticed motion on September 4, 2018, and the court reviewed and approved the settlement agreement, adopting it as the order of the court. Pursuant to the agreement to settle and order of the court, the company issued 57,676,810 shares of common stock to DTTO in settlement of the litigation, and the court entered the dismissal of the case with prejudice. The Company’s issuance of the shares of common stock was made pursuant to Section 3(a)(10) of the Securities Act.

F-17

MARIJUANA COMPANY OF AMERICA, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2018

(unaudited)

Options

The following table summarizes the stock option activity for the nine months ended September 30, 2018:

	Shares	Weighted-Average Exercise Price	Weighted Average Remaining Contractual Term	Aggregate Intrinsic Value
Outstanding at December 31, 2017	1,000,000,000	$0.005	7.76	$53,800,000
Granted	—
Forfeitures or expirations	—
Outstanding at September 30, 2018	1,000,000,000	$0.005	7.26	$21,100,000

Exercisable at September 30, 2018	995,437,956	$0.005	7.26	$21,003,074

The aggregate intrinsic value in the preceding tables represents the total pretax intrinsic value, based on options with an exercise price less than the Company’s stock price of $0.0261 as of September 30, 2018, which would have been received by the option holders had those option holders exercised their options as of that date.

The following table presents information related to stock options at September 30, 2018:

Options Outstanding		Options Exercisable
Exercise Price	Number of Options	Weighted Average Remaining Life In Years	Exercisable Number of Options
$0.005	1,000,000,000	7.26	995,437,956

As of September 30, 2018, the company made payment of stock-based compensation of $150,000 has expired.

F-18

MARIJUANA COMPANY OF AMERICA, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2018

(unaudited)

Warrants

The following table summarizes the stock warrant activity for the nine months ended September 30, 2018:

	Shares	Weighted-Average Exercise Price	Weighted Average Remaining Contractual Term	Aggregate Intrinsic Value
Outstanding at January 1, 2018	99,653,846	$0.04	4.81	$1,873.492
Granted	45,000,000	0.04	4.92	625,500
Exercised	(52,944,526)	$0.04	4.39
Outstanding at September 30, 2018	91,709,320	$0.03	4.47	1,006,709

Exercisable at September 30, 2018	91,709,320	$0.03	4.47	$1,006,709

The aggregate intrinsic value in the preceding tables represents the total pretax intrinsic value, based on options with an exercise price less than the Company’s stock price of $0.0261 as of September 30, 2018, which would have been received by the option holders had those option holders exercised their options as of that date.

The following table presents information related to warrants at September 30, 2018:

Warrants Outstanding		Warrants Exercisable
Exercise Price	Number of Options	Weighted Average Remaining Life In Years	Exercisable Number of Options
$0.03	91,709,320	4.47	91,709,320

During the nine months ended September 30, 2018, the Company issued an aggregate of 55,706,796 shares of its common stock for 52,944,526 warrants exercised on a cashless basis Restricted Stock Units (“RSU”).

The following table summarizes the restricted stock activity for the nine months ended September 30, 2018:

Total Restricted Shares Issued at January 1, 2018	10,000,000
Granted	—
Forfeited	—
Total Restricted Shares Issued at September 30, 2018	10,000,000
Vested at September 30, 2018	10,000,000
Unvested restricted shares as of September 30, 2018	-

In April 2016, the Company granted to Robert Cronin and Robert Peak an aggregate of 10,000,000 shares of restricted common stock each vesting two years from Anniversary. On November 3, 2016, Mr. Cronin and Mr. Peak each agreed to return to treasury all 20,000,000 shares to the Company, and the Company agreed to issue Mr. Cronin and Mr. Peak 2,500,000 restricted shares each. The fair value of the granted restricted stock units vested during the nine months ended September 30, 2018 and 2017 of $(514,500) and $(175,625) was recognized in operations as stock based compensation.

As of September 30, 2018, no stock-based compensation related to restricted stock awards remains unamortized.

F-19

MARIJUANA COMPANY OF AMERICA, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2018

(unaudited)

NOTE 10 — FAIR VALUE MEASUREMENT

The Company adopted the provisions of Accounting Standards Codification subtopic 825-10, Financial Instruments (“ASC 825-10”) on January 1, 2008. ASC 825-10 defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities required or permitted to be recorded at fair value, the Company considers the principal or most advantageous market in which it would transact and considers assumptions that market participants would use when pricing the asset or liability, such as inherent risk, transfer restrictions, and risk of nonperformance. ASC 825-10 establishes a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 825-10 establishes three levels of inputs that may be used to measure fair value:

Level 1 – Quoted prices in active markets for identical assets or liabilities.

Level 2 – Observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which all significant inputs are observable or can be derived principally from or corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 – Unobservable inputs to the valuation methodology that are significant to the measurement of fair value of assets or liabilities.

All items required to be recorded or measured on a recurring basis are based upon level 3 inputs.

To the extent that valuation is based on models or inputs that are less observable or unobservable in the market, the determination of fair value requires more judgment. In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, for disclosure purposes, the level in the fair value hierarchy within which the fair value measurement is disclosed and is determined based on the lowest level input that is significant to the fair value measurement.

Upon adoption of ASC 825-10, there was no cumulative effect adjustment to beginning retained earnings and no impact on the financial statements.

The carrying value of the Company’s cash and cash equivalents, accounts receivable, accounts payable, short-term borrowings (including convertible notes payable), and other current assets and liabilities approximate fair value because of their short-term maturity.

As of September 30, 2018, and December 31, 2017, the Company did not have any items that would be classified as level 1 or 2 disclosures.

The Company recognizes its derivative liabilities as level 3 and values its derivatives using the methods discussed in note 7. While the Company believes that its valuation methods are appropriate and consistent with other market participants, it recognizes that the use of different methodologies or assumptions to determine the fair value of certain financial instruments could result in a different estimate of fair value at the reporting date. The primary assumptions that would significantly affect the fair values using the methods discussed in Note 6 are that of volatility and market price of the underlying common stock of the Company.

F-20

MARIJUANA COMPANY OF AMERICA, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2018

(unaudited)

As of September 30, 2018, and December 31, 2017, the Company did not have any derivative instruments that were designated as hedges.

The derivative and warrant liability as of September 30, 2018, in the amount of $1,441,548 and $648,579, respectively, have a level 3 classification.

The following table provides a summary of changes in fair value of the Company’s Level 3 financial liabilities for the nine months ended September 30, 2018:

	Warrant Liability	Debt Derivative
Balance, January 1, 2018	$5,859,635	$2,631,375
Total (gains) losses
Initial fair value of debt derivative at note issuance	—	2,236,459
Change in fair value of embedded conversion terms due to note modifications	—	1,343,161
Mark-to-market at September 30, 2018:	(2,325,327)	(2,332,747)
Transfers out of Level 3 upon conversion or payoff of notes payable or exercise of warrants	(2,885,729)	(2,436,700)
Balance, September 30, 2018	$648,579	$1,441,548
Net gain (loss) for the period included in earnings relating to the liabilities held during the period ended September 30, 2018	$(2,325,327)	$2,332,747

Fluctuations in the Company’s stock price are a primary driver for the changes in the derivative valuations during each reporting period. During the period ended September 30, 2018, the Company’s stock price decreased significantly from initial valuations. As the stock price decreases for each of the related derivative instruments, the value to the holder of the instrument generally decreases. Stock price is one of the significant unobservable inputs used in the fair value measurement of each of the Company’s derivative instruments.

NOTE 11 — RELATED PARTY TRANSACTIONS

The Company’s current officers and stockholders advanced funds to the Company for travel related and working capital purposes. As of September 30, 2018, and December 31, 2017, there were no related party advances outstanding.

As of September 30, 2018, and December 31, 2017, accrued compensation due officers and executives included as accrued compensation was $195,014 and $0, respectively.

At September 30, 2018 and December 31, 2017, there were an aggregate of $173,175 and $542,573 notes payable due to officers. The notes are at 5% per annum and non-interest bearing, respectively, and are due on demand.

During the nine months ended September 30, 2018, the Company issued an aggregate of 75,928,246 shares of its common stock in settlement of outstanding related party notes payable of $564,279 and accrued compensation of $195,000.

F-21

MARIJUANA COMPANY OF AMERICA, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2018

(unaudited)

On August 31, 2017, the Company entered into a joint venture agreement with Global Hemp Group, Inc., a Canadian corporation. The Company’s Director, Charles Larsen, is the President, Director and shareholder of Global Hemp Group, Inc. The Company’s Director, President and Chief Executive Officer, Donald Steinberg, is a shareholder of Global Hemp Group, Inc.

On May 8, 2018, the Company entered into a joint venture agreement with Global Hemp Group, Inc., a Canadian corporation, and TTO Enterprises, Ltd., an Oregon corporation. The Company’s Director, Charles Larsen, is the President, Director and shareholder of Global Hemp Group, Inc. The Company’s Director, President and Chief Executive Officer, Donald Steinberg, is a shareholder of Global Hemp Group, Inc.

The joint venture will operate and has acquired a 109 acre agricultural property in Scio, Oregon (the “Property”) for the cultivation of high CBD yielding hemp for the upcoming 2018 growing season. The joint venture acquired the property on May 1, 2018. The total capital commitment for the project will be $1,380,000. The Company’s portion of the capital commitment is to raise $600,000 based upon the following funding schedule: $200,000 upon execution of this Agreement; $238,780 on or before July 31, 2018; $126,445 on or before October 31, 2018; and $34,775 on or before January 31, 2019. As of September 30, 2018, $200,000 has been funded.

NOTE 12 – SUBSEQUENT EVENTS

On October 19, 2018 the Company issued Casey Eberhart 1,500,000 common shares for services rendered pursuant to a consulting contract. The Company relied upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. Mr. Eberhart was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a), 506(b) of the Securities Act, who provided the Company with representations, warranties and information concerning his qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to Mr. Eberhart full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities.

On October 19, 2018, the Company issued to the John Schwenderman and Frances Schwenderman 2,000,000 common shares stock in exchange for $20,000. The Company relied upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. John and Frances Schwenderman were “accredited investors” and/or “sophisticated investors” pursuant to Section 501(a), 506(b) of the Securities Act, who provided the Company with representations, warranties and information concerning his qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to the Schwendermans full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities.

On October 31, 2018, the Company issued Trevor Muehlfelder 1,000,000 common shares in exchange for $10,000. The Company relied upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. Mr. Muehlfelder was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a), 506(b) of the Securities Act, who provided the Company with representations, warranties and information concerning his qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to Mr. Muehlfelder full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities.

On November 1, 2018, the Company issued Michael Peskin 4,000,000 common shares pursuant to the Company’s board issuance resolution dated September 25, 2018. The Company relied upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. Mr. Peskin was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a), 506(b) of the Securities Act, who provided the Company with representations, warranties and information concerning his qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to Mr. Peskin full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities.

On November 9, 2018, the Company issues Jesus Quintero 250,000 common shares for services rendered pursuant to the Company’s board issuance resolution dated August 31, 2018. The Company relied upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. Mr. Quintero was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a), 506(b) of the Securities Act, who provided the Company with representations, warranties and information concerning his qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to Mr. Quintero full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities.

On November 19, 2018, the Company issued to Paula Vetter 500,000 common shares for services. The Company relied upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. Ms. Vetter was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a), 506(b) of the Securities Act, who provided the Company with representations, warranties and information concerning his qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to Ms. Vetter full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities.

F-22

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Marijuana Company of America, Inc. (Converge Global, Inc.)

We have audited the accompanying balance sheets of Marijuana Company of America, Inc. and its subsidiaries (“the Company”) as of December 31, 2017 and 2016 and the related statements of operations, stockholders’ deficit, and cash flows for the years ended December 31, 2017 and 2016. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of their internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by the management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2017 and December 31, 2016, and the results of its operations, changes in stockholders’ deficit and cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. The Company has suffered recurring operating losses, has an accumulated stockholders’ deficit, has negative working capital, has had no revenues from operations, and has yet to generate an internal cash flow that raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ L&L CPAS, PA

L&L CPAS, PA

Certified Public Accountants

Cornelius, NC

The United States of America

April 17, 2018

www.llcpas.net

F-23

MARIJUANA COMPANY OF AMERICA, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 2017 AND 2016

	2017	2016
ASSETS
Current assets:
Cash	$249,831	$147,486
Accounts receivable, net	4,862	9,124
Inventory	163,720	83,475
Total current assets	418,413	240,085

Property and equipment, net	13,568	—

Other assets:
Investments	695,477	—
Security deposit	2,500	—

Total assets	$1,129,958	$240,085

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable	$306,561	$324,889
Accrued compensation	—	32,710
Accrued interest	40,155	4,800
Debt obligation of Joint venture	1,500,000	—
Notes payable, related party	542,573	7,487
Convertible notes payable, net of debt discount of $924,340	394,555	—
Warrant liability	5,859,635	—
Derivative liability	1,934,097	—
Total current liabilities	10,577,576	369,886

Long term debt:
Convertible notes payable, net of debt discount of $308,280	172,856	—
Derivative liability	697,278	—
Total long term debt	870,134	—

Total liabilities	11,447,710	369,886

Stockholders' deficit:
Preferred stock, $0.001 par value, 50,000,000 shares authorized
Class A preferred stock, $0.001 par value, 10,000,000 shares designated, 10,000,000 shares issued and outstanding as of December 31, 2017 and 2016	10,000	10,000
Common stock, $0.001 par value; 5,000,000,000 shares authorized; 2,103,464,006 and 1,620,996,998 shares issued and outstanding as of December 31, 2017 and 2016, respectively	2,103,464	1,620,996
Additional paid in capital	30,456,888	7,685,387
Accumulated deficit	(42,888,104)	(9,446,184)
Total stockholders' deficit	(10,317,752)	(129,801)

Total liabilities and stockholders' deficit	$1,129,958	$240,085

See the accompanying notes to these consolidated financial statements

F-24

MARIJUANA COMPANY OF AMERICA, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	Year ended December 31,
	2017	2016
REVENUES:
Sales	$26,830	$8,729
Cost of sales	14,294	2,815

Gross Profit	12,536	5,914

OPERATING EXPENSES:
Selling, general and administrative expenses	21,272,758	4,744,382
Impairment of joint venture	2,292,500	—
Depreciation	2,576	—
Total operating expenses	23,567,834	4,744,382

Net loss from operations	(23,555,298)	(4,738,468)

OTHER INCOME (EXPENSES):
Interest expense, net	(5,842,802)	(530,411)
Loss on equity investment	(61,298)
(Loss) gain on change in fair value of derivative liabilities	(4,329,743)	14,208
Gain (loss) on settlement of debt	347,221	(147,785)
Total other income (expense)	(9,886,622)	(663,988)

Net loss before income taxes	(33,441,920)	(5,402,456)

Income taxes (benefit)	—	—

NET LOSS	$(33,441,920)	$(5,402,456)

Loss per common share, basic and diluted	$(0.017)	$(0.004)

Weighted average number of common shares outstanding, basic and diluted	1,929,424,081	1,286,547,260

See the accompanying notes to these consolidated financial statements

F-25

MARIJUANA COMPANY OF AMERICA, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIT
TWO YEARS ENDED DECEMBER 31, 2017

	Class A Preferred Stock		Common Stock		Additional Paid In	Accumulated
	Shares	Amount	Shares	Amount	Capital	Deficit	Total
Balance, December 31, 2015	10,000,000	$10,000	1,111,299,628	$1,111,299	$2,540,656	$(4,043,728)	$(381,773)
Common stock issued for services rendered	—	—	91,333,333	91,333	1,127,546	—	1,218,879
Sale of common stock	—	—	69,623,874	69,624	279,876	—	349,500
Common stock issued in settlement of notes payable	—	—	414,240,163	414,240	381,921	—	796,161
Cancellation of previously issued common stock	—	—	(65,500,000)	(65,500)	65,500	—	—
Beneficial conversion feature in connection with convertible notes payable	—	—	—	—	361,138	—	361,138
Stock based compensation	—	—	—	—	2,928,750	—	2,928,750
Net loss	—	—	—	—	—	(5,402,456)	(5,402,456)
Balance, December 31,2016	10,000,000	$10,000	1,620,996,998	$1,620,996	$7,685,387	$(9,446,184)	$(129,801)
Common stock issued for services rendered	—	—	344,033,333	344,033	18,724,550	—	19,068,583
Common stock issued in connection with joint venture	—	—	15,000,000	15,000	373,500	—	388,500
Common stock issued in settlement of convertible notes payable	—	—	3,000,000	3,000	81,000	—	84,000
Common stock issued in settlement of related party notes payable	—	—	62,721,553	62,722	553,373	—	616,095
Reclassification of derivative liabilities	—	—	—	—	2,201,041	—	2,201,041
Replacement of previously canceled common shares	—	—	20,000,000	20,000	(20,000)	—	—
Sale of common stock	—	—	8,166,667	8,167	76,833	—	85,000
Common stock issued for accrued officer compensation	—	—	29,545,455	29,546	(29,546)	—	—
Stock based compensation	—	—	—	—	810,750	—	810,750
Net loss	—	—	—	—	—	(33,441,920)	(33,441,920)
Balance, December 31, 2017	10,000,000	$10,000	2,103,464,006	$2,103,464	$30,456,888	$(42,888,104)	$(10,317,752)

See the accompanying notes to these consolidated financial statements

F-26

MARIJUANA COMPANY OF AMERICA, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year ended December 31,
	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(33,441,920)	$(5,402,456)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	2,576	—
Amortization of debt discount	1,042,999	401,138
Non cash interest	1,343,933	114,911
Impairment of investment in joint venture	2,292,500	—
Loss (gain) on change in fair value of derivative liabilities	4,329,743	(14,208)
Fair value of liability warrants issued as inducement fee	3,407,900	—
Stock based compensation	19,879,333	4,147,629
Notes payable issued in settlement of accrued compensation and expenses incurred	599,390	357,500
(Gain) loss on settlement of debt	(347,221)	147,785
Loss on equity investment	61,298	—
Changes in operating assets and liabilities:
Accounts receivable	4,262	(9,124)
Inventory	(80,245)	(83,475)
Security deposit	(2,500)	—
Accounts payable	22,419	65,576
Accrued compensation	(10,210)	32,710
Net cash used in operating activities	(895,743)	(242,014)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of investments	(1,160,775)	—
Purchase of property and equipment	(16,144)	—
Net cash used in investing activities	(1,176,919)	—

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of notes payable	1,576,500	40,000
Proceeds from issuance of notes payable, related party	513,507	—
Proceeds from sale of common stock	85,000	349,500
Net cash provided by operating activities	2,175,007	389,500

Net (decrease) increase in cash	102,345	147,486

Cash-beginning of period	147,486	—
Cash-end of period	$249,831	$147,486

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Interest paid	$—	$—
Taxes paid	$—	$—

Non cash financing activities:
Beneficial conversion feature related to convertible notes payable	$—	$361,138
Common stock issued in settlement of related party notes payable	$616,095	$796,161
Common stock issued in settlement of convertible notes payable	$84,000	$—
Fair value of liability warrants canceled in settlement of debt	$279,999	$—
Common stock issued in connection with joint venture	$388,500	$—

See the accompanying notes to these consolidated financial statements

F-27

MARIJUANA COMPANY OF AMERICA, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2017

NOTE 1 — SIGNIFICANT ACCOUNTING POLICIES

A summary of the significant accounting policies applied in the presentation of the accompanying financial statements follows:

Basis and business presentation

Marijuana Company of America, Inc. (The “Company”) was incorporated under the laws of the State of Utah in October 1985 under the name Mormon Mint, Inc. The corporation was originally a startup company organized to manufacture and market commemorative medallions related to the Church of Jesus Christ of Latter Day Saints. On January 5, 1999, Bekam Investments, Ltd. acquired one hundred percent of the common shares of the Company and spun the Company off changing its name Converge Global, Inc. From August 13, 1999 until November 20, 2002, the Company focused on the development and implementation of Internet web content and e-commerce applications. In October 2009, in a 30 for 1 exchange, the Company merged with Sparrowtech, Inc. for the purpose of exploration and development of commercially viable mining properties. From 2009 to 2014, we operated primarily in the mining exploration business.

In 2015, the Company changed its business model to a marketing and distribution company for medical marijuana. In conjunction with the change, the Company changed its name to Marijuana Company of America, Inc. At the time of the transition in 2015, there were no remaining assets, liabilities or operating activities of the mining business.

On September 21, 2015, the Company formed H Smart, Inc, a Delaware corporation as a wholly owned subsidiary for the purpose of operating the hempSMART brand.

On February 1, 2016, the Company formed MCOA CA, Inc., a California corporation as a wholly owned subsidiary to facilitate mergers, acquisitions and the offering of investments or loans to the Company.

On May 3, 2017, the Company formed Hempsmart Limited, a United Kingdom corporation as a wholly owned subsidiary for the purpose of future expansion into the European market.

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries: H Smart, Inc., Hempsmart Limited and MCOA CA, Inc. All significant intercompany balances and transactions have been eliminated in consolidation.

Revenue Recognition

The Company recognizes revenue in accordance with Accounting Standards Codification subtopic 605-10, Revenue Recognition (“ASC 605-10”) which requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed and determinable; and (4) collectability is reasonably assured. Determination of criteria (3) and (4) are based on management’s judgments regarding the fixed nature of the selling prices of the products delivered and the collectability of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates include the fair value of the Company’s stock, stock-based compensation, fair values relating to derivative liabilities, debt discounts and the valuation allowance related to deferred tax assets. Actual results may differ from these estimates.

Cash

The Company considers cash to consist of cash on hand and temporary investments having an original maturity of 90 days or less that are readily convertible into cash.

F-28

MARIJUANA COMPANY OF AMERICA, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2017

Concentrations of credit risk

The Company’s financial instruments that are exposed to a concentration of credit risk are cash and accounts receivable. Occasionally, the Company’s cash and cash equivalents in interest-bearing accounts may exceed FDIC insurance limits. The financial stability of these institutions is periodically reviewed by senior management.

Accounts Receivable

Trade receivables are carried at their estimated collectible amounts. Trade credit is generally extended on a short-term basis; thus trade receivables do not bear interest. Trade accounts receivable are periodically evaluated for collectability based on past credit history with customers and their current financial condition.

Allowance for Doubtful Accounts

Any charges to the allowance for doubtful accounts on accounts receivable are charged to operations in amounts sufficient to maintain the allowance for uncollectible accounts at a level management believes is adequate to cover any probable losses. Management determines the adequacy of the allowance based on historical write-off percentages and the current status of accounts receivable. Accounts receivable are charged off against the allowance when collectability is determined to be permanently impaired. As of December 31, 2017 and 2016, allowance for doubtful accounts was $-0-.

Inventories

Inventories are stated at the lower of cost or market with cost being determined on a first-in, first-out (FIFO) basis. The Company writes down its inventory for estimated obsolescence or unmarketable inventory equal to the difference between the cost of inventory and the estimated market value based upon assumptions about future demand and market conditions. If actual market conditions are less favorable than those projected by management, additional inventory write-downs may be required. During the periods presented, there were no inventory write-downs.

Cost of sales

Cost of sales is comprised of cost of product sold, packaging, and shipping costs.

Stock Based Compensation

The Company measures the cost of services received in exchange for an award of equity instruments based on the fair value of the award. For employees and directors, the fair value of the award is measured on the grant date and for non-employees, the fair value of the award is generally re-measured on vesting dates and interim financial reporting dates until the service period is complete. The fair value amount is then recognized over the period during which services are required to be provided in exchange for the award, usually the vesting period. Stock-based compensation expense is recorded by the Company in the same expense classifications in the statements of operations, as if such amounts were paid in cash. As of December 31, 2017, there were outstanding stock options to purchase 1,000,000,000 shares of common stock, 750,000,000 shares of which were vested. (See Note 10)

Net Loss per Common Share, basic and diluted

The Company computes earnings (loss) per share under Accounting Standards Codification subtopic 260-10, Earnings Per Share (“ASC 260-10”). Net loss per common share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the year.  Diluted earnings per share, if presented, would include the dilution that would occur upon the exercise or conversion of all potentially dilutive securities into common stock using the “treasury stock” and/or “if converted” methods as applicable.

F-29

MARIJUANA COMPANY OF AMERICA, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2017

The computation of basic and diluted income (loss) per share as of December 31, 2017 and 2016 excludes potentially dilutive securities when their inclusion would be anti-dilutive, or if their exercise prices were greater than the average market price of the common stock during the period.

Potentially dilutive securities excluded from the computation of basic and diluted net loss per share are as follows:

	2017	2016
Convertible notes payable	46,108,713	—
Options to purchase common stock	1,000,000,000	1,000,000,000
Warrants to purchase common stock	99,953,846	—
Restricted stock units	10,000,000	10,000,000
Total	1,156,062,559	1,010,000,000

Property and Equipment

Property and equipment are stated at cost. When retired or otherwise disposed, the related carrying value and accumulated depreciation are removed from the respective accounts and the net difference less any amount realized from disposition, is reflected in earnings. For financial statement purposes, property and equipment are recorded at cost and depreciated using the straight-line method over their estimated useful lives of 3 to 5 years.

Investments

The Company follows Accounting Standards Codification subtopic 321-10, Investments-Equity Securities (“ASC 321-10) which requires the accounting for equity security to be measured at fair value with changes in unrealized gains and losses are included in current period operations. Where an equity security is without a readily determinable fair value, the Company may elect to estimate its fair value at cost minus impairment plus or minus changes resulting from observable price changes (See Note 4).

Derivative Financial Instruments

The Company classifies as equity any contracts that (i) require physical settlement or net-share settlement or (ii) provide the Company with a choice of net-cash settlement or settlement in its own shares (physical settlement or net-share settlement) providing that such contracts are indexed to the Company's own stock. The Company classifies as assets or liabilities any contracts that (i) require net-cash settlement (including a requirement to net cash settle the contract if an event occurs and if that event is outside the Company’s control) or (ii) gives the counterparty a choice of net-cash settlement or settlement in shares (physical settlement or net-share settlement). The Company assesses classification of its common stock purchase warrants and other free-standing derivatives at each reporting date to determine whether a change in classification between equity and liabilities is required.

The Company’s free-standing derivatives consisted of conversion options embedded within its issued convertible debt and warrants with anti-dilutive (reset) provisions. The Company evaluated these derivatives to assess their proper classification in the balance sheet using the applicable classification criteria enumerated under GAAP.  The Company determined that certain conversion and exercise options do not contain fixed settlement provisions.  The convertible notes contain a conversion feature and warrants have a reset provision such that the Company could not ensure it would have adequate authorized shares to meet all possible conversion demands.

As such, the Company was required to record the conversion feature and the reset provision which does not have fixed settlement provisions as liabilities and mark to market all such derivatives to fair value at the end of each reporting period.

F-30

MARIJUANA COMPANY OF AMERICA, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2017

The Company has adopted a sequencing policy that reclassifies contracts (from equity to assets or liabilities) with the most recent inception date first. Thus any available shares are allocated first to contracts with the most recent inception dates.

Fair Value of Financial Instruments

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 2017 and 2016. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash and accounts payable. Fair values were assumed to approximate carrying values for cash, accounts payables and short term notes because they are short term in nature.

Advertising

The Company follows the policy of charging the costs of advertising to expense as incurred. The Company charged to operations $77,552 and $44,688 for the year ended December 31, 2017 and 2016, respectively; as advertising costs.

Income Taxes

Deferred income tax assets and liabilities are determined based on the estimated future tax effects of net operating loss and credit carry forwards and temporary differences between the tax basis of assets and liabilities and their respective financial reporting amounts measured at the current enacted tax rates. The Company records an estimated valuation allowance on its deferred income tax assets if it is not more likely than not that these deferred income tax assets will be realized.

The Company recognizes a tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by taxing authorities, based on the technical merits of the position. The tax benefits recognized in the consolidated financial statements from such a position are measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. As of December 31, 2017, and 2016, the Company has not recorded any unrecognized tax benefits.

Segment Information

Accounting Standards Codification subtopic Segment Reporting 280-10 ("ASC 280-10") establishes standards for reporting information regarding operating segments in annual financial statements and requires selected information for those segments to be presented in interim financial reports issued to stockholders. ASC 280-10 also establishes standards for related disclosures about products and services and geographic areas. Operating segments are identified as components of an enterprise about which separate discrete financial information is available for evaluation by the chief operating decision maker, or decision-making group, in making decisions how to allocate resources and assess performance. The information disclosed herein materially represents all of the financial information related to the Company's only material principal operating segment.

Recent Accounting Pronouncements

There are various updates recently issued, most of which represented technical corrections to the accounting literature or application to specific industries and are not expected to a have a material impact on the Company’s financial position, results of operations or cash flows.

F-31

MARIJUANA COMPANY OF AMERICA, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2017

Adoption of Accounting Standards

In May 2014, the Financial Accounting Standards Board (the “FASB”) issued ASU 2014-09 “Revenue from Contracts with Customers” to supersede previous revenue recognition guidance under current U.S. GAAP. The guidance presents a single five-step model for comprehensive revenue recognition that requires an entity to recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. Two options are available for implementation of the standard which is either the retrospective approach or cumulative effect adjustment approach. The guidance becomes effective for annual reporting periods beginning after December 15, 2017, including interim periods within that reporting period, with early adoption permitted.

The Company has determined that the adoption of ASU-2014-09 will not have a material impact on its financial statements.

Subsequent Events

The Company evaluates events that have occurred after the balance sheet date but before the financial statements are issued.  Based upon the evaluation, the Company did not identify any recognized or non-recognized subsequent events that would have required adjustment or disclosure in the financial statements, except as disclosed.

NOTE 2 – GOING CONCERN AND MANAGEMENT’S LIQUIDITY PLANS

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the accompanying financial statements during year ended December 31, 2017, the Company incurred net losses of $33,441,920 and used cash in operations of $895,743. These factors among others may indicate that the Company will be unable to continue as a going concern for a reasonable period of time.

The Company's primary source of operating funds in 2017 and 2016 has been from revenue generated from proceeds from the sale of common stock and the issuance of convertible and other debt. The Company has experienced net losses from operations since inception, but expects these conditions to improve in 2017 and beyond as it develops its business model. The Company has stockholders' deficiencies at December 31, 2017 and requires additional financing to fund future operations.

The Company’s existence is dependent upon management’s ability to develop profitable operations and to obtain additional funding sources. There can be no assurance that the Company’s financing efforts will result in profitable operations or the resolution of the Company’s liquidity problems. The accompanying statements do not include any adjustments that might result should the Company be unable to continue as a going concern.

NOTE 3 – PROPERTY AND EQUIPMENT

Property and equipment as of December 31, 2017 and 2016 is summarized as follows:

	2017	2016
Computer equipment	$11,004	$—
Furniture and fixtures	5,140	—
Subtotal	16,144	—
Less accumulated depreciation	(2,576)	—
Property and equipment, net	$13,568	$—

F-32

MARIJUANA COMPANY OF AMERICA, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2017

Property and equipment are stated at cost and depreciated using the straight-line method over their estimated useful lives of 3 years. When retired or otherwise disposed, the related carrying value and accumulated depreciation are removed from the respective accounts and the net difference less any amount realized from disposition, is reflected in earnings.

Depreciation expense was $2,576 and $0 for the year ended December 31, 2017 and 2016.

NOTE 4 – INVESTMENTS

MoneyTrac

On March 13, 2017, the Company entered into a stock purchase agreement to acquire up to 15,000,000 common shares of MoneyTrac Technology, Inc., a corporation organized and operating under the laws of the state of California, for a total purchase price of $250,000 representing approximately 19.8% ownership at the time of the agreement. As of December 31, 2017, the Company had acquired 15,000,000 common shares for $250,000 representing approximately 15% ownership. In connection with the investment, Donald Steinberg, the Company’s President and Chief Executive Officer and Director, was appointed as a board member to MoneyTrac.

The Company accounts for its investment in MoneyTrac Technology, Inc. at estimated market fair value. The Company has elected to estimate its fair value at cost minus impairment plus or minus changes resulting from observable price changes since the equity security does not have a readily determinable fair value.

BV-MCOA Management, LLC

The standalone unaudited financial statements of the BV- MCOA Management LLC Joint Venture for the year ended December 31, 2017 and December 31, 2016 were as follows:

	2017	2016
Cash	$187,312.40	$—
Notes Receivable	79,811	$—
Fixed Assets	161,175	$—
Land	274,000	$—
Total Assets	$702,298.23	$—

Accounts Payable	4,365	$—
Total Liabilities	$4,364.55	$—

Equity	697,934	$—
Total Assets and Liabilities	$702,298.23	$—

On March 16, 2017, the Company entered into a Joint Venture Agreement (“Agreement”) with Bougainville Ventures, Inc., a corporation organized under the laws of Canada to engage in the development and promotion of products in the legalized marijuana industry in the state of Washington under the name of BV-MCOA Management LLC. Ownership and voting control is divided on a 49.5% basis with neither party having effective control.

On November 6, 2017, the Company amended a material definitive agreement not made in the ordinary course of its business. The parties to the agreement are the Company and Bougainville Ventures, Inc. (“Bougainville”). On March 16, 2017, the Company and Bougainville previously entered into a Joint Venture Agreement (“Agreement”). The Agreement required the Company to raise funds for the Joint Venture Project in the amount of not less than one million dollars ($1,000,000). Pursuant to Section 12.9 of the Agreement, the Company and Bougainville entered into a written amendment of the Agreement which changed the Company’s funding obligation from one million dollars ($1,000,000) to eight hundred thousand dollars ($800,000), and separately required the Company to issue to Bougainville or its designee fifteen million (15,000,000) shares of its restricted common stock pursuant to the Reg. D exemption from registration pursuant to the 1933 Securities and Exchange Act.

F-33

MARIJUANA COMPANY OF AMERICA, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2017

The total investment of $345,477 is comprised of a 49.5% ownership of BV-MCOA Management LLC and is accounted for using the equity method of accounting. The Company’s 50% income earned by BV-MCOA Management LLC will recorded as other income/expense in the Company’s Statement of Operations in the appropriate periods.  The Company’s 50% loss incurred by the Company’s interest was $50,523 and $0 for the years ended December 31, 2017 and 2016 and was recorded as other income/expense in the Company’s Statement of Operations in the appropriate periods. A $792,500 impairment write down was recorded against this investment for the year ended December 31, 2017 to reflect the Company’s percentage of ownership of the net book value of the investment.

Benihemp

On June 16, 2017, the Company entered into a Loan Agreement (“Agreement”) with Conveniant Hemp Mart, LLC (“Benihemp”), a limited liability company formed and operating under the laws of the State of Wyoming. Pursuant to the Agreement, Benihemp executed a promissory note for a principal loan amount of $50,000, accruing interest at the rate of 4% per annum and payable in one year, subject to one-time six-month repayment extension. The Agreement also provided that the Company shall have the option to waive repayment of the note and pay Benihemp an additional $50,000 payment in exchange for a 25% membership interest in Benihemp’s limited liability company.

GateC Research, Inc.

On March 17, 2017, the Company and GateC Research, Inc. (“GateC”) entered into a Joint Venture Agreement (“Agreement”) whereby the Company committed to raise up to one and one-half million dollars ($1,500,000) over a six-month period, with a minimum commitment of five hundred thousand ($500,000 USD) within a three (3) month period; and, information establishing brands and systems for the representation of marijuana related products and derivatives comprised of management, marketing and various proprietary methodologies, including but not limited to its affiliate marketing program, directly tailored to the marijuana industry.

GateC agreed to contribute its management and control services and systems related to marijuana grow operations in Adelanto County, California, and its permit to grow marijuana in an approved zone in Adelanto, California. GateC did not own a physical site for its operation in Adelanto County, California, and GateC’s permit to grow marijuana did not contain a conditional use permit.

On or about November 28, 2017, GateC and the Registrant orally agreed to a suspension of the Registrant’s funding commitment, pending the finalization of California State regulations governing the growth, cultivation and distribution of marijuana.

On March 19, 2018, subsequent to these financial statements, the Company terminated a material definitive agreement not made in the ordinary course of its business. The parties to the agreement are the Company and GateC. With the exception of the entry into a Recession and Mutual Release Agreement terminating the material definitive agreement, no material relationship exists between the Registrant, or any of the Registrant’s affiliates or control persons on the one hand, and GateC, and any of its affiliates or control persons on the other hand.

In connection with the agreement dated November 28, 2017, the Company recorded a debt obligation of $1,500,000 to the Joint Venture and a corresponding impairment charge of $1,500,000 relating the Agreement dated March 17, 2017.

Global Hemp Group JV

On August 31, 2017, the Company entered into a Joint Venture Agreement (“Agreement”) with Global Hemp Group, Inc., a Canadian corporation (“Global Hemp Group”). The Company will assist Global Hemp Group in developing commercial hemp production in New Brunswick, Canada. In the first year of the Agreement, the Company will share the costs of the ongoing hemp trial in New Brunswick; provide its expertise in developing hemp cultivation going forward; and, be granted a right of first refusal as Global Hemp Group’s primary off-taker of any raw materials produced from the project. The Company’s joint venture partner, Global Hemp Group, also partnered with Collège Communautaire du Nouveau Brunswick (CCNB) in Bathurst, New Brunswick, to assist in conducting research with the hemp trials. The trials are taking place on the Acadian peninsula of New Brunswick, and the initial trials to establish commercial cultivation pursuant to the Agreement are expected to be completed in 2018. The Company’s costs incurred by the Company’s interest was $10,775 and $0 for the years ended December 31, 2017 and 2016 and was recorded as other income/expense in the Company’s Statement of Operations in the appropriate periods.

F-34

MARIJUANA COMPANY OF AMERICA, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2017

NOTE 5 – ACCOUNTS PAYABLE

During the years ended December 31, 2017 and 2016, the Company settled outstanding payables with vendors. In connection with the settlement, the Company recorded a gain of $4,822 and $7,442 for the years ended December 31, 2017 and 2016, respectively.

NOTE 6 – NOTES PAYABLE

Purchase agreement CBD Global, Inc.

On July 12, 2016, the Company entered into a payment agreement with CBD Global, Inc. for the supply of raw materials used in the sale of the Company’s product for an aggregate amount of $15,000.

Under the terms of the payment agreement, the Company and the vendor agreed to payments, net 30 days from delivery, 75% cash and 25% of the Company’s common stock at a fixed conversion rate of $0.00335.

In accordance ASC 470-20, Debt (“ASC 470-20”), the Company recognized an embedded beneficial conversion feature present in the note. The Company allocated a portion of the proceeds equal to the intrinsic value of that feature to additional paid-in capital. The Company recognized and measured an aggregate of $3,638 of the proceeds, which is equal to the intrinsic value of the embedded beneficial conversion feature, to additional paid-in capital and a discount against the note. The debt discount attributed to the beneficial conversion feature was charged to current period operations as interest expense.

NOTE 7 – NOTES PAYABLE, RELATED PARTY

As of December 31, 2017 and 2016, the Company’s officers and directors have provided advances and incurred expenses on behalf of the Company. The issued notes are unsecured, due on demand and bear 5% interest for 2017 notes and non-interest bearing for 2016 notes.

Convertible promissory notes

On June 30, 2017, the Company issued 5% convertible promissory notes for an aggregate of $614,347 due June 30, 2018 for consideration of $585,092, after original interest discount (“OID”) of $29,255; unsecured.

The notes are convertible, at any time, into shares of the Company’s common stock at 50% of the lowest reported sales price of the Company’s common stock for 15 trading days prior to the request to convert. In addition, the notes contain certain reset provisions should the Company issue subsequent equity linked instruments.

The Company has identified the embedded derivatives related to the above described notes. These embedded derivatives included certain conversion features and reset provisions. The accounting treatment of derivative financial instruments requires that the Company record fair value of the derivatives as of the inception date of the note and to fair value as of each subsequent reporting date.

At June 30, 2017, the Company determined the aggregate fair value of $1,317,555 of embedded derivatives. The fair value of the embedded derivatives was determined using the Binomial Option Pricing Model based on the following assumptions: (1) dividend yield of 0%; (2) expected volatility of 449.09%, (3) weighted average risk-free interest rate of 1.24%, (4) expected life of 1.00 years, and (5) estimated fair value of the Company's common stock from $0.0205 per share.

The determined fair value of the debt derivatives of $1,317,555 was charged as a debt discount up to the net proceeds of the notes with the remainder of $732,463 charged to current period operations as non-cash interest expense.

F-35

MARIJUANA COMPANY OF AMERICA, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2017

During the year ended December 31, 2017, the Company issued an aggregate of 62,721,553 shares of its common stock in settlement of the issued notes payable and accrued interest.

For the year ended December 31, 2017, the Company recorded amortization of debt discounts of $585,092 as a charge to interest expense.

NOTE 8 – CONVERTIBLE NOTE PAYABLE

Convertible notes payable are comprised of the following:

	2017	2016
Convertible note payable-DTTO- due April 30, 2018	$111,111	$—
Convertible notes payable-St George-last due April 27, 2019	1,688,920	—
Total	1,800,031	—
Less debt discounts	(1,232,620)	—
Net	567,411	—
Less current portion	(394,555)	—
Long term portion	$172,856	$—

Convertible debenture-Guillermo Haro

On October 13, 2016, the Company issued a convertible debenture for $40,000, due January 13, 2017, bearing interest of 12% per annum due upon conversion and is unsecured.

The debenture is convertible, at any time, into shares of the Company’s common stock at the published last three closing prices for the Company prior to the date of conversion.

The Company has identified the embedded derivatives related to the above described debenture. These embedded derivatives included certain conversion features. The accounting treatment of derivative financial instruments requires that the Company record fair value of the derivatives as of the inception date of the Notes and to fair value as of each subsequent reporting date.

At the funding dates of the debenture, the Company determined the aggregate fair value of $154,910 of embedded derivatives. The fair value of the embedded derivatives was determined using the Binomial Option Pricing Model based on the following assumptions: (1) dividend yield of 0%; (2) expected volatility of 482.68%, (3) weighted average risk-free interest rate of 0.30%, (4) expected life of 0.25 years, and (5) estimated fair value of the Company's common stock from $0.0155 per share.

The determined fair value of the debt derivatives of $154,910 was charged as a debt discount up to the net proceeds of the note with the remainder of $114,910 charged to 2016 operations as non-cash interest expense.

On December 30, 2016, the Company issued 3,440,860 shares of its common stock in settlement of the outstanding debenture and accrued interest. In connection with the settlement, the Company recorded a loss on settlement of debt of $95,955 representing the fair value of common shares issued at conversion in excess of the terms of the note.

Convertible note payable-DTTO

Effective March 30, 2017, the Company issued a 6.5% convertible promissory note for an aggregate of $2,777,778 due April 30, 2018 for consideration of $2,500,000, after original interest discount (“OID”) of $277,778; unsecured.

F-36

MARIJUANA COMPANY OF AMERICA, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2017

On June 30, 2017, the Company had received net proceeds of $99,965 under the note. Gross face amount was $111,111, after additions for pro rate portion of OID and other related costs.

The note is convertible, at any time, into shares of the Company’s common stock at $0.03 per share unless on the day prior to the lender’s request to convert, the closing price is less than $0.05 per share, then the conversion price shall be 60% of the average three lowest days closing prices for 20 trading days prior to the request to convert.

At the funding date of the note, the Company determined the aggregate fair value of $221,406 of embedded derivatives. The fair value of the embedded derivatives was determined using the Binomial Option Pricing Model based on the following assumptions: (1) dividend yield of 0%; (2) expected volatility of 470.85%, (3) weighted average risk-free interest rate of 1.02%, (4) expected life of 1.08 years, and (5) estimated fair value of the Company's common stock from $0.0604 per share.

The determined fair value of the debt derivatives of $221,406 was charged as a debt discount up to the net proceeds of the note with the remainder of $121,441 charged to operations as non-cash interest expense.

Convertible note payable-Tangiers Global LLC

On July 31, 2017, the Company issued a 10% fixed convertible promissory note for an aggregate of $250,000 due February 28, 2018. The Company had received net proceeds of $76,500 under the note. Gross face amount was $85,000, after additions for pro rate portion of OID and other related costs.

The note is convertible, at any time, into shares of the Company’s common stock at $0.0125 per share. As an investment incentive, the Company issued 10,000,000 5 year cashless warrants, exercisable at $.025.

At the funding date of the note, the Company determined the aggregate fair value of $374,100 of embedded derivatives. The fair value of the embedded derivatives was determined using the Binomial Option Pricing Model based on the following assumptions: (1) dividend yield of 0%; (2) expected volatility of 448.42% to 448.47%, (3) weighted average risk-free interest rate of 1.13% to 1.15%, (4) expected life of 0.58 to .59 years, and (5) estimated fair value of the Company's common stock from $0.0375 to $0.0376 per share.

The determined fair value of the debt derivatives of $374,100 was charged as a debt discount up to the net proceeds of the note with the remainder of $234,100 charged to operations as non-cash interest expense.

Additionally, date of issuance, the Company determined the aggregate fair value of $375,000 of the issued warrant. The fair value of the warrant was determined using the Binomial Option Pricing Model based on the following assumptions: (1) dividend yield of 0%; (2) expected volatility of 448.47%, (3) weighted average risk-free interest rate of 1.84%, (4) expected life of 5.00 years, and (5) estimated fair value of the Company's common stock from $0.0375 per share.

The determined fair value of the issued warrant of $375,000 was charged as an inducement cost and charged to operations as non-cash interest expense.

On October 10, 2017, the Company entered into a “Settlement and Mutual Release of All Claims Agreement” (“Agreement”) with Tangiers Global, LLC (“Tangiers”) terminating the Company’s previously announced material definitive agreement with Tangiers reported on Form 8-K on July 31, 2017. The Agreement terminated an Investment Agreement between the Company and Tangiers, wherein Tangiers previously agreed to invest up to five million dollars ($5,000,000) to purchase the Company’s Common Stock, par value $0.001 per share, based upon an exemption from registration provided under Section 4(a)(2) of the 1933 Securities Act, and Section 506 of Regulation D promulgated thereunder.

F-37

MARIJUANA COMPANY OF AMERICA, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2017

Further, the Agreement, terminated a Registration Rights Agreement entered into between the Company and Tangiers, which was an inducement to Tangiers to execute and deliver the Investment Agreement, whereby the Company agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, and applicable state securities laws, with respect to the shares of Common Stock issuable for Tangiers’s investment pursuant to the Investment Agreement.

Further, the Agreement settled two outstanding fixed convertible promissory notes the Company executed in favor of Tangiers: one in the amount of two hundred and fifty thousand dollars ($250,000.00), of which Tangiers had advanced eighty-five thousand dollars ($85,000) to the Company, with total principal and interest due in the amount of ninety-three thousand, five hundred dollars ($93,500); and one in the amount of fifty thousand dollars ($50,000), with total principal and interest due in the amount of fifty-five thousand dollars ($55,000). In addition, previously issued warrants to acquire 10,000,000 shares of the Company’s common stock were returned and canceled.

The Agreement further provided that in order to affect a prepayment of the fixed convertible promissory note in the amount of two hundred and fifty thousand dollars ($250,000), the Company agreed to pay a prepayment penalty of eighteen thousand, five hundred dollars ($18,500), resulting in a total payable on this note in the amount of one hundred and twelve thousand, two hundred dollars ($112,200).

The Company agreed to settle the notes by paying Tangiers one hundred and sixty-seven thousand, two hundred dollars ($167,200) and issuing Tangiers three million shares of the Company’s restricted common stock. The Company and Tangiers agreed to mutual releases of all claims.

On October 10, 2017, the Company issued 3,000,000 shares of common stock and paid $167,200 in full settlement of the outstanding Tangiers notes recognizing a gain on settlement of debt of $342,399. The gain was determined by the fair value of the common shares obligated at the time of settlement of 11,200,000 less the 3,000,000 issued to settle, net with cash paid plus the fair value of the canceled liability warrants.

Convertible notes payable-St George Investments

Effective July 3, 2017, the Company issued a secured convertible promissory note in aggregate of $752,500 to St George Investments LLC (“St George”). The promissory note is bears interest at 10% per annum, is due upon maturity sixteen months after purchase price date and includes an original issue discount (“OID”) of $67,500. In addition, the Company agreed to pay $10,000 for legal, accounting and other transaction costs of the lender. The promissory note was funded in five tranches of $422,500, $27,500, $167,200 and $107,800; net of OID and transaction costs. As an investment incentive, the Company issued 33,653,846, 5 year cashless warrants, exercisable at $.04 with certain reset provisions.

Forbearance agreement

On August 4, 2017, the Company entered into a forbearance agreement with St. George Investments LLC, due to the Company’s alleged breached of certain default provisions of the secured promissory note entered into with St. George on July 3, 2017. The alleged breach occurred due to the Company entering into an investment agreement with Tangiers on July 15, 2017 and issued a fixed convertible promissory note to Tangiers. Due to the alleged breach, St George has the right, among other things, to accelerate the maturity date of the note, increase interest from 10% to 22% and cause the balance of the outstanding promissory note to increase due to the application of the default provisions.

St. George agreed to refrain and forbear from bringing any action to collect under the promissory note, including the interest rate increase and balance increase, with respect to the alleged default. As consideration of the forbearance, the Company agreed to accelerate the installment conversions from 1 year to 6 months and to add an additional OID of $112,875, which will be considered fully earned as of August 4, 2017, nonrefundable and to be included in the first tranche. The Company and St George ratified the outstanding balance, after the added OID and accrued interest, of $868,936 as of August 4, 2017.

F-38

MARIJUANA COMPANY OF AMERICA, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2017

As of December 31, 2017, the Company had received aggregate net proceeds of $675,000 under the note. Gross face amount was $752,500, after additions for OID and other related costs.

Effective November 1, 2017, the Company issued a secured convertible promissory note in aggregate of $601,420 to St George Investments LLC (“St George”). The promissory note is bears interest at 10% per annum, is due upon maturity sixteen months after purchase price date and includes an original issue discount (“OID”) of $59,220. The promissory note was funded on November 11, 2017 of $542,200; net of OID and transaction costs.

As of December 31, 2017, the Company had received aggregate net proceeds of $542,200 under the note. Gross face amount was $601,420, after additions for OID and other related costs.

Effective December 20, 2017, the Company issued a secured convertible promissory note in aggregate of $335,000 to St George Investments LLC (“St George”). The promissory note is bears interest at 10% per annum, is due upon maturity sixteen months after purchase price date and includes an original issue discount (“OID”) of $35,000. The promissory note was funded on December 27, 2017 of $542,200; net of OID and transaction costs. As an investment incentive, the Company issued 33,653,846, 5 year cashless warrants, exercisable at $.04 with certain reset provisions.

As of December 31, 2017, the Company had received aggregate net proceeds of $300,000 under the note. Gross face amount was $335,000, after additions for OID and other related costs.

The promissory notes are convertible, at any time at the lender’s option, at $0.04. However, in the event the Company’s market capitalization (as defined) falls below $35,000,000, the conversion rate is 60% of the 3 lowest closing trade prices due the 20 trading days immediately preceding date of conversion, subject to additional adjustments, as defined. In addition, the promissory note includes certain anti-dilution provisions should the Company subsequently issue any common stock or equivalents at an effective price less than the lender conversion price.

The Company has a right to prepayment of the note, subject to a 20% prepayment premium and is secured by a trust deed of certain assets of the Company.

At the funding dates of the notes, the Company determined the aggregate fair value of $414,997 of embedded derivatives. The fair value of the embedded derivatives was determined using the Binomial Option Pricing Model based on the following assumptions: (1) dividend yield of 0%; (2) expected volatility of 447.62% to 448.40%, (3) weighted average risk-free interest rate of 1.19% to 1.13%, (4) expected life of 1.33 years, and (5) estimated fair value of the Company's common stock from $0.0231 to $0.0355 per share.

The determined fair value of the debt derivatives of $414,997 was charged as a debt discount up to the net proceeds of the note with the remainder of $809 charged to operations as non-cash interest expense.

Additionally, date of issuance, the Company determined the aggregate fair value of $3,032,900 of the issued warrants. The fair value of the warrants were determined using the Binomial Option Pricing Model based on the following assumptions: (1) dividend yield of 0%; (2) expected volatility of 436.55% to 448.94%, (3) weighted average risk-free interest rate of 1.93% to 2.15%, (4) expected life of 5.00 years, and (5) estimated fair value of the Company's common stock from $0.0205 to $0.0355 per share.

The determined fair value of the issued warrants of $3,032,900 was charged as an inducement cost and charged to operations as non-cash interest expense.

F-39

MARIJUANA COMPANY OF AMERICA, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2017

Summary:

The Company has identified the embedded derivatives related to the above described notes and warrants. These embedded derivatives included certain conversion and reset features. The accounting treatment of derivative financial instruments requires that the Company record fair value of the derivatives as of the inception date of the note and to fair value as of each subsequent reporting date.

At December 31, 2017, the Company determined the aggregate fair values of $1,934,097 and $5,859,635 of embedded derivatives and warrant liabilities, respectively. The fair values were determined using the Binomial Option Pricing Model based on the following assumptions: (1) dividend yield of 0%; (2) expected volatility of 436.67%, (3) weighted average risk-free interest rate of 1.39% to 2.20%, (4) expected life of 0.33 to 4.96 years, and (5) estimated fair value of the Company's common stock from $0.0588 per share.

For the year ended December 31, 2017, the Company recorded a loss on change in fair value of derivative liabilities of $4,329,743 and recorded amortization of debt discounts of $1,042,999 as a charge to interest expense, respectively.

NOTE 9 – DERIVATIVE LIABILITIES

As described in Notes 7 and 8, the Company issued convertible notes and warrants that contained conversion features and a reset provisions. The accounting treatment of derivative financial instruments requires that the Company record fair value of the derivatives as of the inception date and to fair value as of each subsequent reporting date.

NOTE 10 – STOCKHOLDERS’ DEFICIT

 Preferred stock

The Company is authorized to issue 50,000,000 shares of $0.001 par value preferred stock as of September 30, 2017 and December 31, 2016. As of December 31, 2017 and 2016, the Company has designated and issued 10,000,000 shares of Class A Preferred Stock.

Each share of Class A Preferred Stock is entitled to 100 votes on all matters submitted to a vote to the stockholders of the Company, does not have conversion, dividend or distribution upon liquidation rights.

Common stock

The Company is authorized to issue 5,000,000,000 shares of $0.001 par value common stock as of December 31, 2017 and 2016. As of December 31, 2017 and 2016, the Company had 2,103,464,006 and 1,620,996,998 common shares issued and outstanding.

In 2016, the Company issued an aggregate of 91,333,333 shares of its common stock for services rendered with an estimated fair value of $1,218,879.

In 2016, the Company issued an aggregate of 409,674,303 shares of its common stock in settlement of related party notes payable in aggregate of $450,642.

In 2016, the Company issued an aggregate of 4,565,860 shares of its common stock in settlement of notes payable and purchase agreements of $43,750.

In 2016, the Company canceled and returned to treasury an aggregate of 65,500,000 shares of previously issued common stock.

F-40

MARIJUANA COMPANY OF AMERICA, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2017

In 2016, the Company sold an aggregate of 69,623,874 shares of its common stock for net proceeds of $349,500.

In December 2016, the Company’s board of directors approved bonuses to the officers of the Company of an aggregate of 25,000,000 shares. As such, the Company recorded stock based compensation of $2,025,000 based on the fair value at the date of grant.

During the year ended December 31, 2017, the Company issued an aggregate of 344,033,333 shares of its common stock for services rendered with an estimated fair value of $19,068,583.

During the year ended December 31, 2017, the Company issued an aggregate of 29,545,455 shares of its common stock for prior year officer stock-based compensation accrual.

During the year ended December 31, 2017, the Company issued an aggregate of 20,000,000 shares of its common stock as replacement shares previously canceled in 2016 as part of settlement agreement.

During the year ended December 31, 2017, the Company sold an aggregate of 8,166,667 shares of its common stock for net proceeds of $85,000.

During the year ended December 31, 2017, the Company issued an aggregate of 62,721,553 shares of its common stock in settlement of $616,095 related party notes payable and accrued interest.

During the year ended December 31, 2017, the Company issued 3,000,000 shares of its common stock in part settlement of $140,000 convertible notes payable, accrued interest and penalties.

During the year ended December 31, 2017, the Company issued 15,000,000 shares of its common stock as part investment into Bougainville Ventures, Inc.

Options

Option valuation models require the input of highly subjective assumptions. The fair value of stock-based payment awards was estimated using the Black-Scholes option model with a volatility figure derived from using the Company’s historical stock prices. Management determined this assumption to be a more accurate indicator of value. The Company accounts for the expected life of options based on the contractual life of options for non-employees. For employees, the Company accounts for the expected life of options in accordance with the “simplified” method, which is used for “plain-vanilla" options, as defined in the accounting standards codification.

The risk-free interest rate was determined from the implied yields of U.S. Treasury zero-coupon bonds with a remaining life consistent with the expected term of the options.

In addition, the Company is required to estimate the expected forfeiture rate and only recognize expense for those shares expected to vest. In estimating the Company’s forfeiture rate, the Company analyzed its historical forfeiture rate, the remaining lives of unvested options, and the number of vested options as a percentage of total options outstanding. If the Company’s actual forfeiture rate is materially different from its estimate, or if the Company reevaluates the forfeiture rate in the future, the stock-based compensation expense could be significantly different from what the Company has recorded in the current period.

The following table summarizes the stock option activity for the years ended December 31, 2017 and 2016:

F-41

MARIJUANA COMPANY OF AMERICA, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2017

	Shares	Weighted-Average Exercise Price	Weighted Average Remaining Contractual Term	Aggregate Intrinsic Value
Outstanding at January 1, 2016	1,000,000,000	$0.005	9.77	$23,300,000
Granted	-
Forfeitures or expirations	-
Outstanding at December 31, 2016	1,000,000,000	$0.005	8.76	$76,000,000
Granted	-
Forfeitures or expirations	-
Outstanding at December 31, 2017	1,000,000,000	$0.005	7.76	53,800,000

Exercisable at December 31, 2017	750,000,000	$0.005	7.76	$40,350,000

The aggregate intrinsic value in the preceding tables represents the total pretax intrinsic value, based on options with an exercise price less than the Company’s stock price of $0.0588 as of December 31, 2017, which would have been received by the option holders had those option holders exercised their options as of that date.

The following table presents information related to stock options at December 31, 2017:

Options Outstanding		Options Exercisable
Exercise Price	Number of Options	Weighted Average Remaining Life In Years	Exercisable Number of Options
$0.005	1,000,000,000	7.76	750,000,000

As of December 31, 2017, stock-based compensation of $450,000 remains unamortized and is expected to be amortized over the weighted average remaining period of 0.75 years.

The stock-based compensation expense related to option grants was $600,000 and $600,000 during the year ended December 31, 2017 and 2016, respectively.

Warrants

The following table summarizes the stock warrant activity for the two years ended December 31, 2017:

	Shares	Weighted-Average Exercise Price	Weighted Average Remaining Contractual Term	Aggregate Intrinsic Value
Outstanding at January 1, 2016	-	$-		$-
Granted	-
Forfeitures or expirations	-
Outstanding at December 31, 2016	-	-
Granted	109,653,846	$0.039	$5.00	$158,000
Forfeitures or expirations	(10,000,000)	$0.025
Outstanding at December 31, 2017	99,653,846	$0.04	4.81	$1,873,492

Exercisable at December 31, 2017	99,653,846	$0.04	4.81	$1,873,492

F-42

MARIJUANA COMPANY OF AMERICA, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2017

The aggregate intrinsic value in the preceding tables represents the total pretax intrinsic value, based on options with an exercise price less than the Company’s stock price of $0.0588 as of December 31, 2017, which would have been received by the option holders had those option holders exercised their options as of that date.

The following table presents information related to warrants at December 31, 2017:

Warrants Outstanding		Warrants Exercisable
Exercise Price	Number of Options	Weighted Average Remaining Life In Years	Exercisable Number of Options
$0.04	99,653,846	4.81	99,953,846

In connection with the issuance of convertible notes payable, the Company issued an aggregate of 109,653,846 warrants to purchase the Company’s common stock from $0.025 to $0.04, vesting immediately and expiring 5 years from the date of issuance. (See Note 8)

Restricted Stock Units (“RSU”)

The following table summarizes the restricted stock activity for the nine months ended September 30, 2017:

Restricted shares units issued as of January 1, 2016	—
Granted	10,000,000
Forfeited	—
Total Restricted Shares Issued at December 31, 2016	10,000,000
Granted	—
Forfeited	—
Total Restricted Shares Issued at December 31, 2017	10,000,000
Vested at December 31, 2017	—
Unvested restricted shares as of December 31, 2017	10,000,000

In April 2016, the Company granted to Robert Cronin and Robert Peak an aggregate of 10,000,000 shares of restricted common stock each vesting two years from Anniversary. On November 3, 2016, Mr. Cronin and Mr. Peak each agreed to return to treasury all 20,000,000 shares to the Company, and the Company agreed to issue Mr. Cronin and Mr. Peak 2,500,000 restricted shares each. The fair value of the granted restricted stock units vested in 2017 and 2016 of $210,750 and $303,750 was recognized in operations as stock based compensation.

As of December 31, 2017, stock-based compensation related to restricted stock awards of $73,500 remains unamortized and is expected to be amortized over the weighted average remaining period of 0.25 years.

F-43

MARIJUANA COMPANY OF AMERICA, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2017

NOTE 11 — FAIR VALUE MEASUREMENT

The Company adopted the provisions of Accounting Standards Codification subtopic 825-10, Financial Instruments (“ASC 825-10”) on January 1, 2008. ASC 825-10 defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities required or permitted to be recorded at fair value, the Company considers the principal or most advantageous market in which it would transact and considers assumptions that market participants would use when pricing the asset or liability, such as inherent risk, transfer restrictions, and risk of nonperformance. ASC 825-10 establishes a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 825-10 establishes three levels of inputs that may be used to measure fair value:

Level 1 – Quoted prices in active markets for identical assets or liabilities.

Level 2 – Observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which all significant inputs are observable or can be derived principally from or corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 – Unobservable inputs to the valuation methodology that are significant to the measurement of fair value of assets or liabilities.

All items required to be recorded or measured on a recurring basis are based upon level 3 inputs.

To the extent that valuation is based on models or inputs that are less observable or unobservable in the market, the determination of fair value requires more judgment. In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, for disclosure purposes, the level in the fair value hierarchy within which the fair value measurement is disclosed and is determined based on the lowest level input that is significant to the fair value measurement.

Upon adoption of ASC 825-10, there was no cumulative effect adjustment to beginning retained earnings and no impact on the financial statements.

The carrying value of the Company’s cash and cash equivalents, accounts receivable, accounts payable, short-term borrowings (including convertible notes payable), and other current assets and liabilities approximate fair value because of their short-term maturity.

As of December 31, 2017 and 2016, the Company did not have any items that would be classified as level 1 or 2 disclosures.

The Company recognizes its derivative liabilities as level 3 and values its derivatives using the methods discussed in note 6. While the Company believes that its valuation methods are appropriate and consistent with other market participants, it recognizes that the use of different methodologies or assumptions to determine the fair value of certain financial instruments could result in a different estimate of fair value at the reporting date. The primary assumptions that would significantly affect the fair values using the methods discussed in Notes 4 and 5 are that of volatility and market price of the underlying common stock of the Company.

As of December 31, 2017 and 2016, the Company did not have any derivative instruments that were designated as hedges.

The derivative and warrant liability as of December 31, 2017, in the amount of $2,631,375 and $6,447,631, respectively, have a level 3 classification.

F-44

MARIJUANA COMPANY OF AMERICA, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2017

The following table provides a summary of changes in fair value of the Company’s Level 3 financial liabilities for the two years ended December 31, 2017:

	Warrant Liability	Debt Derivative
Balance, January 1, 2016	$—	$—
Initial fair value of debt derivative at note issuance	—	154,911
Mark-to-market at December 31, 2016	—	(14,208)
Transfers out of Level 3 upon conversion or payoff of notes payable	—	(140,703)
Balance, December 31, 2016	$—	$—
Total (gains) losses
Initial fair value of debt derivative at note issuance		3,383,913
Initial fair value of warrant liability at issuance	3,407,900
Mark-to-market at December 31, 2017:	2,731,734	1,598,009
Transfers out of Level 3 upon conversion or payoff of notes payable or cancellation of warrant	(279,999)	(2,350,547)
Balance, December 31, 2017	$5,859,635	$2,631,375
Net gain (loss) for the period included in earnings relating to the liabilities held during the period ended December 31, 2017	$(2,731,734)	$(1,598,009)

Fluctuations in the Company’s stock price are a primary driver for the changes in the derivative valuations during each reporting period. During the period ended December 31, 2017, the Company’s stock price increased significantly from initial valuations. As the stock price increases for each of the related derivative instruments, the value to the holder of the instrument generally increases. Stock price is one of the significant unobservable inputs used in the fair value measurement of each of the Company’s derivative instruments.

NOTE 12 — RELATED PARTY TRANSACTIONS

The Company’s current officers and stockholders advanced funds to the Company for travel related and working capital purposes. As of December 31, 2017, and 2016, there were no related party advances outstanding.

As of December 31, 2017, and 2016, accrued compensation due officers and executives included as accrued compensation was $0 and $32,710, respectively.

In 2017 and 2016, the Company issued for accrued compensation and subsequently converted to common stock an aggregate of $195,000 and $357,500 notes payable.

In 2016, the Company issued for incurred expenses and subsequently converted to common stock an aggregate of $93,142 convertible notes payable. In connection with the settlement, the Company incurred a $59,272 loss on settlement of debt

At December 31, 2017 and 2016, there were an aggregate of $542,573 and $7,487 notes payable due to officers. The notes are at 5% per annum and non-interest bearing, respectively, and are due on demand.

On August 31, 2017, the Company entered into a joint venture agreement with Global Hemp Group, Inc., a Canadian corporation. The Company’s Director, Charles Larsen, is the President, Director and shareholder of Global Hemp Group, Inc. The Company’s Director, President and Chief Executive Officer, Donald Steinberg, is a shareholder of Global Hemp Group, Inc. The Company’s Chief Financial Officer, Robert L. Hymers, III, is a shareholder of Global Hemp Group, Inc.

F-45

MARIJUANA COMPANY OF AMERICA, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2017

NOTE 13 — COMMITMENTS AND CONTINGENCIES

Employment contracts

Effective January 1, 2016, the Company entered into employment contracts with Donald Steinberg (Chief Executive Officer), Charles Larsen (Director) and Robert Hymers (Chief Financial Officer) for annual compensation of $180,000, $120,000 and $90,000, respectively. The contracts are for a one year term with automatic renewal. For each fiscal year, the officers are eligible to receive an annual bonus based on the sole and absolute discretion of the board of directors. In addition, during the employment term, the officers are eligible to participate in the Marijuana Company of America, Inc. Equity Incentive Plan, as determined by the board of board of directors and any fringe benefits and perquisites consistent with the practices of the Company and to the extent the Company provides similar benefits or perquisites (or both) to similarly situated executives of the Company during employment term.

The employment contracts can be terminated by either the Company or the officer at any time for any reason with at least a 30-day notice. Should termination occur by the Company without cause and subject to certain limitations (as defined); the officer is entitled to one year base pay and target bonus for the year in which termination occurs, as a lump sum payment 30 days following termination. In addition, subject to the Marijuana Company of America, Inc. Equity Incentive Plan or any successor Plan, all previously granted and outstanding equity based compensation awards shall become fully vested and exercisable for their remaining terms (subject to limitations).

Operating lease

On June 16, 2017, the Company entered into a lease agreement, whereby the Company leased for office space in Escondido, California, commencing July 1, 2019 and expiring on June 30, 2019 at a base monthly lease rate of $1,234 per month.

Future minimum lease payments under these three agreements are as follows:

Year Ending December 31,
2018	$14,805
2019	7,403
$22,208

Litigation

The Company is subject at times to other legal proceedings and claims, which arise in the ordinary course of its business.  Although occasional adverse decisions or settlements may occur, the Company believes that the final disposition of such matters should not have a material adverse effect on its financial position, results of operations or liquidity.  There was no outstanding litigation as of December 31, 2016 or 2015.

NOTE 14 – INCOME TAXES

At December 31, 2017, the Company has available for federal income tax purposes a net operating loss carry forward of approximately $42,888,104, expiring in the year 2037, that may be used to offset future taxable income, but could be limited under Section 382. The Company has provided a valuation reserve against the full amount of the net operating loss benefit, since in the opinion of management based upon the earnings history of the Company; it is more likely than not that the benefits will not be realized. Due to possible significant changes in the Company's ownership, the future use of its existing net operating losses may be limited. All or portion of the remaining valuation allowance may be reduced in future years based on an assessment of earnings sufficient to fully utilize these potential tax benefits.  During the year ended December 31, 2017, the Company has increased the valuation allowance from $9,446,184 to $42,988,104.

F-46

MARIJUANA COMPANY OF AMERICA, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2017

We have adopted the provisions of ASC 740-10-25, which provides recognition criteria and a related measurement model for uncertain tax positions taken or expected to be taken in income tax returns.  ASC 740-10-25 requires that a position taken or expected to be taken in a tax return be recognized in the financial statements when it is more likely than not that the position would be sustained upon examination by tax authorities.

Tax position that meet the more likely than not threshold is then measured using a probability weighted approach recognizing the largest amount of tax benefit that is greater than 50% likely of being realized upon ultimate settlement.  The Company had no tax positions relating to open income tax returns that were considered to be uncertain. We file income tax returns in the U.S. and in the state of California and Utah with varying statutes of limitations.

The Company is required to file income tax returns in the U.S. Federal jurisdiction and in California. The Company is no longer subject to income tax examinations by tax authorities for tax years ending before December 31, 2013.

The Company’s deferred taxes as of December 31, 2017 and 2016 consist of the following:

	2017	2016
Non-Current deferred tax asset:
Net operating loss carry-forwards	$41,560,772	$9,446,184
Valuation allowance	(41,560,772)	(9,446,184)
Net non-current deferred tax asset	$—	$—

NOTE 15 – SUBSEQUENT EVENTS

On March 19, 2018. GateC and the Company rescinded the joint venture agreement dated March 16, 2017 and concurrently released each other from any all any and all losses, claims, debts, liabilities, demands, obligations, promises, acts, omissions, agreements, costs and expenses, damages, injuries, suits, actions and causes of action, of whatever kind or nature, whether known or unknown, suspected or unsuspected, contingent or fixed, that they may have against each other and their Affiliates, arising out of the joint venture agreement.

On April 14, 2018, Money Trac Technology, Inc. informed the Company that due to unregistered sales of its common stock, the Company’s interest in Money Trac was reduced to approximately 6%.

On February 2, 2018, the Company issued 1 million common shares to Caren Glasser as consideration for an engagement agreement for services. The issuance was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. Ms. Glasser was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a) of the Securities Act, who provided the Company with representations, warranties and information concerning her qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to Ms. Glasser full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities. Ms. Glasser acquired the restricted common stock for her own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares so purchased cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

On April 11, 2018, the Company issued 34.5 million common shares to the William Miertschin Revocable Trust as a replacement for a lost stock certificate, and pursuant to the order of the Texas District Court, case no. DC-17-16531, dated March 14, 2018. The issuance was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. Miertschin Trust was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a) of the Securities Act, who provided the Company with representations, warranties and information concerning its qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to Miertschin Trust full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities. Miertschin Trust acquired the restricted common stock for its own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares so purchased cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

F-47

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The statements contained in this report that are not statements of historical fact, including without limitation, statements containing the words “believes,” “expects,” “anticipates” and similar words, constitute forward-looking statements that are subject to a number of risks and uncertainties. From time to time we may make other forward-looking statements. Investors are cautioned that such forward-looking statements are subject to an inherent risk that actual results may materially differ as a result of many factors, including the risks discussed from time to time in this report, including the risks described under “Risk Factors” in any filings we have made with the SEC.

Our discussion and analysis of our financial condition and results of operations are based upon our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses. On an on-going basis, we evaluate these estimates, including those related to useful lives of real estate assets, cost reimbursement income, bad debts, impairment, net lease intangibles, contingencies and litigation. We base our estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. There can be no assurance that actual results will not differ from those estimates.

Background

We were incorporated in the State of Utah on October 4, 1985, under the name of Mormon Mint, Inc. The corporation was originally a startup company organized to manufacture and market commemorative medallions related to the Church of Jesus Christ of Latter Day Saints. On January 5, 1999, Bekam Investments, Ltd. acquired one hundred percent of the common shares of the Company and spun the Company off changing its name Converge Global, Inc. From August 13, 1999 until November 20, 2002, the Company focused on the development and implementation of Internet web content and e-commerce applications. From 2009 to 2014 we operated primarily in the mining exploration business. In 2015, we left the mining business and began an internet-based marketing business focused on offerings from our “Majestic Menu” food service items offered to the hospitality and food service industry via an on-line internet site, where individuals could purchase retail direct from food distributors via credit cards and commercial accounts.

On September 4, 2015, Donald Steinberg and Charles Larsen purchased 400,000,000 shares of restricted common stock and 10,000,000 shares of the Preferred Class A stock from the Company’s President, Cornelia Volino, in exchange for $105,000.00. On September 9, 2015, Donald Steinberg was appointed Chairman of the Board, Chief Executive Officer and Secretary of the Company. Mr. Larsen was appointed to the Board of Directors. The former officers and directors of the Company resigned concurrent with the new appointments. By virtue of Messrs. Steinberg and Larsen’s stock purchase and appointment to the Company’s Board of Directors, a purchase or sale of a significant amount of assets not in the ordinary course of business and a corresponding change of control occurred. The Company reported the change of control in its September 30, 2015 quarterly report filed with the OTC Markets. Thereafter, the Company’s business plans and operations changed to focus on cannabis and legalized hemp more fully discussed in this filing. The Company changed its name to Marijuana Company of America, Inc. and changed its trading symbol to “MCOA” on December 1, 2015.

Results of Operations

Year ended December 31, 2017 compared to year ended December 31, 2016

38

The following table presents our operating results for the year ended December 31, 2017 compared to December 31, 2016 :

MARIJUANA COMPANY OF AMERICA, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF OPERATIONS

	Year ended December 31,
	2017	2016
REVENUES:
Sales	$26,830	$8,729
Cost of sales	14,294	2,815

Gross Profit	12,536	5,914

OPERATING EXPENSES:
Selling, general and administrative expenses	21,272,758	4,744,382
Impairment of joint venture	2,292,500	—
Depreciation	2,576	—
Total operating expenses	23,567,834	4,744,382

Net loss from operations	(23,555,298)	(4,738,468)

OTHER INCOME (EXPENSES):
Interest expense, net	(5,842,802)	(530,411)
Loss on equity investment	(61,298)
(Loss) gain on change in fair value of derivative liabilities	(4,329,743)	14,208
Gain (loss) on settlement of debt	347,221	(147,785)
Total other income (expense)	(9,886,622)	(663,988)

Net loss before income taxes	(33,441,920)	(5,402,456)

Income taxes (benefit)	—	—

NET LOSS	$(33,441,920)	$(5,402,456)

Loss per common share, basic and diluted	$(0.017)	$(0.004)

Weighted average number of common shares outstanding, basic and diluted	1,929,424,081	1,286,547,260

Comparison of the Years Ended December 31, 2017 and 2016

Revenues - Total revenues for the year ended December 31, 2017 and December 31, 2016, were $26,830 and $8,729, respectively, an increase of $18,101. This increase is attributable to the sales of our hempSMART™ products, which were introduced in the third quarter of 2016. Our revenues for the year ended December 31, 2017 reflect initial sales based upon our efforts at implementing our affiliate marketing sales program and direct sales efforts though our web site. Our investments in MoneyTrac Technology, Inc., Conveniant Hemp Mart, LLC, and our joint ventures with Global Hemp Group, Inc. and Bougainville Ventures, Inc. have not generated any revenues for the period ending December 31, 2017, as they were and remain in the development stage.

Costs of Sales - Costs of sales primarily consist of inventory costs and overhead, manufacturing, packaging, warehousing, shipping and direct labor costs directly attributable to our hempSMART™ products. For the year ended December 31, 2017 and December 31, 2016, our total costs of sales were $14,294 and $2,815, respectively. The increase was primarily due to increased operating expenses related to overhead, sales, travel and related to the initiation and development of sales activity for our hempSMART™ products. For the year ended December 31, 2017, consulting related costs were $1,133,109.08 or 4,223% of total revenues of $26,830, as compared to $770,450, or 8,826% of gross revenue of $8,729 for the year ended December 31, 2016. This increase primarily related to the Company launching its hempSMART™ brand in 2016 and hiring numerous marketing consultants and other consultants to help develop the hempSMART™ website, products, and overall proprietary affiliate marketing platform. For the year ended December 31, 2017, costs associated with property and equipment were $13,568 or 51% of total revenues, as compared to $0 or 0% of total revenues for the year ended December 31, 2016.

39

Gross Profit - For the year ended December 31, 2017 and December 31, 2016, gross profit was $12,536 and $5,914, respectively. This increase was primarily due to our initial growth in hempSMART™ product sales, as our sales began to develop following commencement of hempSMART™ direct sales efforts and through the implementation and development of our affiliate sales program in the third quarter of 2016. As a percentage of total revenues, gross profit was 46.72% and 67.75% for the years ended December 31, 2017 and December 31, 2016, respectively.

Operating Losses - The Company has incurred net losses from operations of $23,555,298 and $4,738,468 for the years ended December 31, 2017 and 2016, respectively. This increase of $18,816,830 was an increase in selling, general and administrative costs of $16,528,376 and a $2,292,500 impairment related to our investments in the Bougainville and GateC Joint Ventures. Such operating losses reflect developmental and other administrative costs for 2017 and 2016. We expect to incur losses in the near future until profitability is achieved, which is not certain. Our operations are subject to numerous risks associated with establishing any new business, including unforeseen expenses, delays and complications. There can be no assurance that we will achieve or sustain profitable operations.

Other Income (Expense) - Other income (expense) for the years ended December 31, 2017 and December 31, 2016 included expense of ($9,351,790) and ($663,988) respectively. This increase was due to an increase in the loss on change in fair value of derivative liabilities of ($3,805,463) concerning several convertible notes and associated warrants issued during 2017 containing derivatives that were valued using the binomial model, which resulted in the derivatives being valued as of December 31, 2017.

Income Tax Expense (Benefit) - We did not have any income tax expense or benefit for the years ended December 31, 2017 and December 31, 2016, respectively.

Net Income (Loss) - As a result of the factors discussed above, net loss for the year ended December 31, 2017 and December 31, 2016 was net loss of $ (32,114,588) and (5,402,456), respectively. For December 31, 2017 and December 31, 2016, these net losses represented a 121,443% and 61,891% of total revenues for the respective periods.

Liquidity and Capital Resources

As of December 31, 2017, and December 31, 2016, our operating activities produced negative cash and cash equivalents of $895,743 and $242,014, respectively. Our primary internal sources of liquidity were provided by an increase in proceeds from the issuance of note payables of 1,576,500 for December 31, 2017, as compared to $40,000 for December 31, 2016, and an increase proceeds from the sale of note payables to a related party of $513,507 for December 31, 2017 as compared to $0 for December 31, 2016, and a decrease in proceeds from sales of our common stock of $85,000 for December 31, 2017, as compared to $349,500 for the year ending December 31, 2016. We have during the period ended December 31, 2017, relied upon external financing arrangements to fund our operations. During the year ended December 31, 2017, we entered into three separate financing arrangements with St. George Investments, LLC, a Utah limited liability company, in which we borrowed an aggregate of $1,688,920, the principal of which is convertible into shares of our common stock (see Note 8, Convertible Note Payable). As further consideration for the December 27, 2017 note, we entered into a warrant agreement providing St. George with the right to purchase 22 million shares of our common stock. Our ability to rely upon external financing arrangements to fund operations is not certain, and this may limit our ability to secure future funding from external sources without changes in terms requested by counterparties, changes in the valuation of collateral, and associated risk, each of which is reasonably likely to result in our liquidity decreasing in a material way. We intend to utilize cash on hand, loans and other forms of financing such as the sale of additional equity and debt securities and other credit facilities to conduct our ongoing business, and to also conduct strategic business development and implementation of our business plans generally.

Operating Activities

40

For the year ended December 31, 2017 and 2016, the Company used cash for operating activities of ($895,743), and ($242,014), respectively. Operating activities consist of corporate overhead and product development of our hempSMART™ products. Increases are due primarily to increases in executive compensation, professional fees, and product development costs.

Investing Activities

For the years ended December 31, 2017 and December 31, 2016, net cash used in investing activities was ($1,176,919) and $0, respectively. For the year ended December 31, 2017, the cash used in investing was attributed to the acquisition of an interest in Conveniant Hemp Mart, LLC and MoneyTrac Technology, Inc., the Global Hemp Group Joint Venture and the Bougainville Ventures, Inc. Joint Venture, and the purchase of equipment for operations.

Financing Activities

For the years ended December 31, 2017 and December 31, 2016, financing activities were a source of cash of $2,175,007 and $389,500, respectively. For December 31, 2017, the cash provided from financing activities was attributed to proceeds of $1,576,500 from the issuance of notes payable, $513,507 from the issuance of notes payable to a related party, and $85,000 from the sale of our common stock.

We currently do not have sufficient cash and liquidity to meet our anticipated working capital for the next twelve months. Historically, we have financed our operations primarily through private sales of our common stock and. If our sales goals for our hempSMART™ products do not materialize as planned, and we are not able to achieve profitable operations at some point in the future, we may have insufficient working capital to maintain our operations as we presently intend to conduct them or to fund our expansion, marketing, and product development plans. There can be no assurance that we will be able to obtain such financing on acceptable terms, or at all.

Off Balance Sheet Arrangements

As of December 31, 2017, and December 31, 2016, we did not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

Results of Operations

Three Months Ended September 30, 2018 Compared to Three Months Ended September 30, 2017

The following table presents our operating results for the three and nine months ended September 30, 2018 compared to September 30, 2017:

41

MARIJUANA COMPANY OF AMERICA, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2018	2017	2018	2017
REVENUES:
Sales	$90,276	$2,927	$137,721	$19,950
Cost of sales	28,437	1,941	43,047	14,099

Gross Profit	61,839	986	94,674	5,851

OPERATING EXPENSES:
Selling, general and administrative expenses	728,254	700,112	1,891,269	19,051,948
Depreciation	1,524	755	4,442	1,402
Total operating expenses	729,778	700,867	1,896,061	19,053,350

Net loss from operations	(667,939)	(699,881)	(1,801,387)	(19,047,499)

OTHER INCOME (EXPENSES):
Interest expense, net	(1,422,231)	(1,946,394)	(3,503,610)	(2,829,615)
Legal Contingency Expense	—		(1,676,870)	—
Impairment of Joint Ventures	—	—	(296,761)	—
Loss on equity investment	(107,982)	(375,000)	(156,698)	(375,000)
Gain (Loss) on change in fair value of derivative liabilities	3,072,345	(863,472)	4,658,074	(833,504)
(Loss) on debt modification	(1,343,161)	—	(1,343,161)	—
Gain cancellation of debt	1,500,000	—	1,500,000	—
Unrealized gain on trading securities	1,175,000	—	1,175,000	—
(Loss) Gain on settlement of debt	(61,906)	—	94,933	—
Total other income (expense)	2,812,065	(3,184,866)	450,907	(4,038,119)

Net income (loss) before income taxes	2,144,126	(3,884,747)	(1,350,480)	(23,085,618)

Income taxes (benefit)	—	—	—	—

NET INCOME (LOSS)	$2,144,126	$(3,884,747)	$(1,350,480)	$(23,085,618)

Loss per common share, basic and diluted	$0.00	$(0.00)	$(0.00)	$(0.01)

Weighted average number of common shares outstanding, basic and diluted	2,289,047,253	1,989,607,407	2,213,464,551	1,882,958,037

42

Comparison of the three months ended September 30, 2018 and September 30, 2017

Results of Operations - The Company generated revenue of $90,276 and $2,947 for the three months ended September 30, 2018 and 2017, respectively. This increase is due to the Company’s initial deployment of its hempSMART marketing and sales efforts. Since the Company’s sales efforts were launched approximately one year ago, no currently known or previous matters are expected to have a material impact on current or future operations, with the exception of the Company’s need for additional funding (See Note 2 to the Financial Statements). For the three months ended September 30, 2018 and 2017, the Company had net income of $2,144,126 as compared to a net loss of $3,884,747 for the three months ended September 30, 2017. This change is due primarily to the company experiencing a gain on changes in fair value of derivative liabilities of $3,072,345 as compared to a loss of $863,472 for 2017. Also, the company had loss on equity investment for the three months ended September 30, 2018 of $107,982 as compared to $375,000 for 2017.

Revenues/Cost of sales

Total Revenues - Total revenues were $90,276 for the three months ended September 30, 2018 as compared to $2,927 for the three ended September 30, 2017. The reported revenues for each period reflect the Company’s initial steps towards marketing and selling its hempSMART™ products. Management plans to expand its marketing and selling efforts in 2018 and expects revenues to increase in the coming months.

Costs and Expenses - Costs of sales, include the costs of product development, manufacturing, testing, packaging, storage and sale. For the three months ended September 30, 2018, costs of sales were $28,437 as compared to $1,941 for the three months ended September 30, 2017. The reported costs of sales for each period reflect the Company’s initial steps towards marketing and selling its hempSMART™ products.

General and administrative expenses - Other general and administrative expenses increased to $729,778 for the three months ended September 30, 2018 compared to $700,867 the three months ended September 30, 2017. General and administrative expenses include selling and marketing, research and development, building rent, utilities, legal fees, office supplies, subscriptions, and office equipment. The increase is attributed primarily to increase increases in service providers and other operating costs in the current period.

43

(Loss) Gain on change in fair value of derivative liabilities - During 2017 and 2018, we issued convertible promissory notes and warrants with an embedded derivative, all requiring us to fair value the derivatives each reporting period, and mark to market as a non-cash adjustment to our current period operations. This resulted in a gain of $3,072,345 and a loss of $863,472 change in fair value of derivative liabilities for the three months ended September 30, 2018 and 2017, respectively.

Legal Contingency Expense - On June 25, 2018, DTTO Funding filed a complaint against the Company for breach of contract related to the Company’s April 20, 2017 convertible promissory note in which DTTO lent the Company $111,111. Principal and interest in the note were, at the election of DTTO, convertible into common shares of the Company. On November 30, 2017, DTTO notified the Company of an election to convert a portion of the note to common shares, but the Company failed to process the conversion. The Company failed to repay principal and interest otherwise due on the maturity date of April 20, 2018. DTTO’s action seeks damages against the Company including principal, default interest, liquidated damages, attorney fees and costs in an amount with an alleged present cash value of $1,787,981.10. On September 6, 2018 the company issued, pursuant to a court approved and ordered settlement, 57,676,810 common stock shares in settlement of the litigation with prejudice for at a total value of $1,701,466 and thus eliminating the contingent liability.

Loss on equity investment - During the three months ended September 30, 2018, we adjusted the carry value of our investment for our pro rata share of loss with BV-MCOA Management LLC to $102,440 incurring a $107,982 loss.

Interest Expense - Interest expense during the three months ended September 30, 2018 was $1,442,231 compared to $1,946,394 for the three months ended September 30, 2017. Interest expense primarily consists of interest incurred on our convertible and other debt. The debt discounts amortization incurred during the three months ended September 30, 2018 and 2017 was $608,642 and $868,709, respectively. In addition, we incurred non-cash interest of $2,827,419 and $1,064,903 in connection with convertible notes in 2018 and 2017 respectively.

Comparison of the Nine Months Ended September 30, 2018 and the Nine Months Ended September 30, 2017

Results of Operations - The Company generated revenue of $137,721 and $19,950 for the nine months ended September 30, 2018 and 2017, respectively. This increase is due to the Company’s initial deployment of its hempSMART marketing and sales efforts. Since the Company’s sales efforts were launched approximately one year ago, no currently known or previous matters are expected to have a material impact on current or future operations, with the exception of the Company’s need for additional funding (See Note 2 to the Financial Statements). For the nine months ended September 30, 2018, the Company had a net loss of $1,350,480 compared to a net loss of $23,085,618 for the nine months ended September 30, 2017. This change is due primarily to the Company’s stock based compensation issued in 2017 as compared to 2018, changes in our derivative and warrant liabilities and non-cash interest related to our with our convertible debt.

Revenues/Cost of sales

Total Revenues - Total revenues were $137,721 for the nine months ended September 30, 2018 as compared to $19,950 for the nine ended September 30, 2017. The reported revenues for each period reflect the Company’s initial steps towards marketing and selling its hempSMART™ products. Management plans to expand its marketing and selling efforts in 2018 and expects revenues to increase in the coming months.

Costs and Expenses - Costs of sales, include the costs of product development, manufacturing, testing, packaging, storage and sale. For the nine months ended September 30, 2018, costs of sales were $43,047 as compared to $14,099 for the nine months ended September 30, 2017. The reported costs of sales for each period reflect the Company’s initial steps towards marketing and selling its hempSMART™ products.

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General and administrative expenses - Other general and administrative expenses $1,896,061, for the nine months ended September 30, 2018 as compared to $19,053,350 for the nine months ended September 30, 2017, a decrease of $17,307,289. General and administrative expenses include selling and marketing, research and development, building rent, utilities, legal fees, office supplies, subscriptions, and office equipment. The decrease is attributed primarily to reduction in stock-based compensation from the nine months ended September 30, 2017 of $17,816,458 as compared to $73,255 in the current period.

Gain on change in fair value of derivative liabilities - During 2017 and 2018, we issued convertible promissory notes and warrants with an embedded derivative, all requiring us to fair value the derivatives each reporting period, and mark to market as a non-cash adjustment to our current period operations. This resulted in a gain of $4,658,074 and a loss of $833,504 change in fair value of derivative liabilities for the nine months ended September 30, 2018 and 2017, respectively.

Legal Contingency Expense - On September 25, 2018, DTTO Funding filed a complaint against the Company for breach of contract related to the Company’s April 20, 2017 convertible promissory note in which DTTO lent the Company $111,111. Principal and interest in the note were, at the election of DTTO, convertible into common shares of the Company. On November 30, 2017, DTTO notified the Company of an election to convert a portion of the note to common shares, but the Company failed to process the conversion. The Company failed to repay principal and interest otherwise due on the maturity date of April 20, 2018. DTTO’s action seeks damages against the Company including principal, default interest, liquidated damages, attorney fees and costs in an amount with an alleged present cash value of $1,787,981.10. On September 6, 2018 the company issued 57,676,810 common stock shares in settlement of this case for at a total value of $1,701,466 and thus eliminating the contingent liability.

Impairment of GateC Joint Venture - During the nine months ended September 30, 2018 and 2017, we incurred an impairment loss relating to our investment in GateC Joint Venture of $296,761 and $0, respectively (see below, Gain on Settlement of Debt).

Loss on equity investment - During the nine months ended September 30, 2018 and 2017, we adjusted the carry value of our investment for our pro rata share of loss with BV-MCOA Management LLC to $102,440, incurring a loss of $156,69 and $375,000 for the nine months ended September 2018 and 2017, respectively.

Gain on settlement of debt - During the nine months ended September 30, 2018, we terminated a material definitive agreement not made in the ordinary course of its business. The parties to the agreement are the Company and GateC. As such we canceled our outstanding debt obligation to joint venture realizing a gain on settlement of $1,500,000. In addition, we incurred a gain on debt settlement of $94,933 due to default provisions of our previously issued convertible notes.

Interest Expense - Interest expense during the nine months ended September 30, 2018 and 2017 was $3,503,610 and $2,829,615, respectively. Interest expense primarily consists of interest incurred on our convertible and other debt. The debt discounts amortization incurred during the nine months ended September 30, 2018 and 2017 was $484,021 and $84,916, respectively. In addition, we incurred a non-cash interest of $2,827,419 and $1,020,784 non-cash interest in connection with convertible notes in 2018 and 2017.

Liquidity and Capital Resources – The Company has generated a net loss from continuing operations for the nine months ended September 30, 2018 of $1,350,480, however used $1,010,520 cash for operations. As of September 30, 2018, the Company had total assets of $2,694,929, which included inventory of $564,753, short-term investments of $1,425,000 and investments of $616,785.

During the nine months ended September 30, 2018 and 2017, the Company has met its capital requirements through a combination of loans and convertible debt instruments. The Company will need to secure additional external funding in order to continue its operations. Our primary internal sources of liquidity were provided by an increase in proceeds from the issuance of note payables of $924,940 for September 30, 2018, as compared to $99,965 for September 30, 2017, and an increase proceeds from the sale of note payables to a related party of $103,791 for September 30, 2018 as compared to $395,880 for September 30, 2017, and an increase in proceeds from sales of our common stock and receipt of common stock subscriptions of $190,000 for September 30, 2018, as compared to $85,000 for the nine months ended September 30, 2017. We have during the period ended September 30, 2018, relied upon external financing arrangements to fund our operations. During the nine months ended September 30, 2018, we entered into five separate financing arrangements with St. George Investments, LLC, a Utah limited liability company, in which we borrowed an aggregate of $1,015,000, the principal of which is convertible into shares of our common stock (see Note 6, Convertible Note Payable). Our ability to rely upon external financing arrangements to fund operations is not certain, and this may limit our ability to secure future funding from external sources without changes in terms requested by counterparties, changes in the valuation of collateral, and associated risk, each of which is reasonably likely to result in our liquidity decreasing in a material way. We intend to utilize cash on hand, loans and other forms of financing such as the sale of additional equity and debt securities and other credit facilities to conduct our ongoing business, and to also conduct strategic business development and implementation of our business plans generally.

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Operating Activities - For the nine months ended September 30, 2018, the Company used cash in operating activities of $1,10,520 as compared to $527,412 for the nine months ended September 30, 2017. This increase is due primarily to the implementation of our new business plan, operations, management, personnel and professional services, and the resulting increases in operating expenses.

Investing Activities - During the nine months ended September 30, 2018, the Company spent cash of $631,886 in investing activities related to its purchase of equipment of $7,119 and investments in joint ventures of $624,767. During the nine months ended September 30, 2017, we spent $14,144 on equipment purchases and $688,275 investment in joint ventures.

Financing Activities - During the nine months ended September 30, 2018, net cash provided through financing activities were $1,460,067, which were primarily through its receipt of funds from the issuance of notes payable and notes payable to related parties and proceeds from common stock subscriptions of $190,000. For the nine months ended September 30, 2017 the Company, primarily through its receipts of funds from the issuance of notes payable, notes payable to related parties and sale of common stock, resulted in financing activity of $1,082,345.

The Company’s business plans have not generated significant revenues and as of the date of this filing are not sufficient to generate adequate amounts of cash to meet its needs for cash. The Company's primary source of operating funds in 2018 and 2017 have been from revenue generated from proceeds from the sale of common stock and the issuance of convertible and other debt. The Company has experienced net losses from operations since inception but expects these conditions to improve in the second half of 2018 and beyond as it develops its affiliate marketing program and other direct sales and marketing programs. The Company has stockholders' deficiencies at September 30, 2018 and requires additional financing to fund future operations. As of the date of this filing, and due to the early stages of operations, the Company has insufficient sales data to evaluate the amounts and certainties of cash flows, as well as whether there has been material variability in historical cash flows.

We currently do not have sufficient cash and liquidity to meet our anticipated working capital for the next twelve months. Historically, we have financed our operations primarily through private sales of our common stock and. If our sales goals for our hempSMART™ products do not materialize as planned, and we are not able to achieve profitable operations at some point in the future, we may have insufficient working capital to maintain our operations as we presently intend to conduct them or to fund our expansion, marketing, and product development plans. There can be no assurance that we will be able to obtain such financing on acceptable terms, or at all.

Off Balance Sheet Arrangements

As of September 30, 2018, and December 31, 2017, we did not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

GOVERNMENT REGULATIONS

Industrial Hemp – 2014-2016

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With the passage of the 2014 Farm Bill, Congress differentiated Industrial Hemp from marijuana plants. Section 7606 of the 2014 Farm Bill authorized the growth, cultivation and marketing of Industrial Hemp under agricultural pilot programs in states that have legalized such activities. States with permitting agricultural programs may authorize, upon the granting of an applicant’s application, the issuance of a State license to lawfully participate under the 2014 Farm Bill’s hemp program.

On August 11, 2016, a Statement of Principles on Industrial Hemp was issued by the Office of the Secretary of the U.S. Department of Agriculture (“USDA”), the Drug Enforcement Administration (“DEA”) of the U.S. Department of Justice (“DOJ”) and the Food and Drug Administration (“FDA”) of the Department of Health and Human Service (“HHS”). On this date, Jonathan Miller, Esq., of the firm Frost Brown Tod, Lexington, KY., and co-signed by Joseph Sandler, Esq., of the firm Sandler Reiff Lamb Rosenstein & Birkenstock, Washington, DC., provided to the Members of the Kentucky Hemp Industry Counsel, a legal Opinion on the U.S. Federal Agency Statement of Principles. This legal opinion including the following statement:

“As we outlined comprehensively in our Opinion on the Legal Status of Industrial Hemp, dated December 21, 2015 and attached as Appendix B (“our December Opinion”), the Agricultural Act of 2014, P.L. No. 113-79 (the “2014 Farm Bill”) and the Consolidated Appropriations Act for FY 2016 (the “Omnibus Law”) constitute a sweeping legal revolution for the industrial hemp crop. Taken together, the two laws ensure that individuals and firms that are engaged in authorized agricultural pilot programs should be permitted to grow, cultivate, transport, process, sell and/or use industrial hemp under the guidelines and regulations of state law, without interference from agencies using federally-authorized funds.”

The Omnibus Appropriations Act of 2016, P.L. 114-113, 129 Stat. 2242, was enacted into law on December 18, 2015. One of the provisions of that act prohibits use of federal funds to “prohibit the transportation, processing, sale, or use of Industrial Hemp that is grown or cultivated [under the Agricultural Act of 2014].” P.L. 114-113, § 763, 129 Stat. 2285. Federal case law supports this interpretation and would allow the dissemination of hemp across state lines or support the notion that the Federal agencies are not permitted to use federal funds to impede such transportation.

The 2018 Farm Bill

On December 20, 2018, President Donald J. Trump signed into law the Agriculture Improvement Act of 2018, otherwise known as the “Farm Bill”. Prior to its passage, hemp, a member of the cannabis family, and hemp derived CBD were classified as Schedule 1 controlled substances, and so illegal under the Controlled Substances Act (21 U.S.C. § 811).

With the passage of the Farm Bill, hemp cultivation is now broadly permitted. The Farm Bill explicitly allows the transfer of hemp-derived products across state lines for commercial or other purposes. It also puts no restrictions on the sale, transport, or possession of hemp-derived products, so long as those items are produced in a manner consistent with the law.

Under Section 10113 of the Farm Bill, hemp cannot contain more than 0.3 percent THC. THC refers to the chemical compound found in cannabis that produces the psychoactive “high” associated with cannabis. Any cannabis plant that contains more than 0.3 percent THC would be considered non-hemp cannabis—or marijuana—under federal law and would thus face no legal protection under this new legislation and would be considered an illegal Schedule 1 drug under the CSA.

Additionally, there will be significant, shared state-federal regulatory power over hemp cultivation and production. Under Section 10113 of the Farm Bill, state departments of agriculture must consult with the state’s governor and chief law enforcement officer to devise a plan that must be submitted to the Secretary of USDA. A state’s plan to license and regulate hemp can only commence once the Secretary of USDA approves that state’s plan. In states opting not to devise a hemp regulatory program, USDA will construct a regulatory program under which hemp cultivators in those states must apply for licenses and comply with a federally-run program. This system of shared regulatory programming is similar to options states had in other policy areas such as health insurance marketplaces under ACA, or workplace safety plans under OSHA—both of which had federally-run systems for states opting not to set up their own systems. As implementation of the Farm Bill occurs, other regulatory agencies, such as the Food and Drug Administration, may choose to regulate the industry and promulgate rules and regulations concerning under what conditions hemp may be grown, cultivated and processed into CBD and other derivatives. As of the date of this filing, no federal or state regulations implementing the Farm Bill have been promulgated.

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The Farm Bill outlines actions that are considered violations of federal hemp law (including such activities as cultivating without a license or producing cannabis with more than 0.3 percent THC). The Farm Bill details possible punishments for such violations, pathways for violators to become compliant, and even which activities qualify as felonies under the law, such as repeated offenses.

One of the goals of the previous 2014 Farm Bill was to generate and protect research into hemp. The 2018 Farm Bill continues this effort. Section 7605 re-extends the protections for hemp research and the conditions under which such research can and should be conducted. Further, section 7501 of the Farm Bill extends hemp research by including hemp under the Critical Agricultural Materials Act. This provision recognizes the importance, diversity, and opportunity of the plant and the products that can be derived from it, but also recognizes that there is a still a lot to learn about hemp and its products from commercial and market perspectives.

In conjunction with the Company’s overall research and development in the hemp field and industry, the Company will not become directly or indirectly involved in any delta-9 tetrahydrocannabinol “THC” psychoactive cannabis research and development, i.e. any hemp product exceeding 0.03% THC.

CRITICAL ACCOUNTING POLICIES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Note 3 to the Condensed Consolidated Financial Statements for the three and nine months ended September 30, 2018 describes the significant accounting policies and methods used in the preparation of the Consolidated Financial Statements. Estimates are used for, but not limited to, contingencies and taxes. Actual results could differ materially from those estimates. The following critical accounting policies are impacted significantly by judgments, assumptions, and estimates used in the preparation of the Consolidated Financial Statements.

REVENUE RECOGNITION

Effective January 1, 2018, the Company recognizes revenue in accordance with Accounting Standards Codification 2014-09, Revenue from Contracts with Customers (Topic 606), which supersedes the revenue recognition requirements in Topic 605, Revenue Recognition, and most industry-specific revenue recognition guidance throughout the Industry Topics of the Accounting Standards Codification. The updated guidance states that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The guidance also provides for additional disclosures with respect to revenues and cash flows arising from contracts with customers. The standard will be effective for the first interim period within annual reporting periods beginning after December 15, 2017, and the Company adopted the standard using the modified retrospective approach effective January 1, 2018.

At the time of each transaction, management assesses whether the fee associated with the transaction is fixed or determinable and whether or not collection is reasonably assured. The assessment of whether the fee is fixed or determinable is based upon the payment terms of the transaction. Collectability is assessed based on a number of factors, including past transaction history with the client and the creditworthiness of the client.

The Company’s primary sources of revenue are from the sale of products relating to the hemp industry. Revenues for the products sold are not recorded until received by the customer and collections are reasonably assured. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related revenue is recorded. The Company defers any revenue for which the services has not been performed or is subject to refund until such time that the Company and the customer jointly determine that the performance obligations have been performed or no refund will be required.

USE OF ESTIMATES

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The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates include the fair value of the Company’s stock, stock-based compensation, fair values relating to derivative liabilities, debt discounts and the valuation allowance related to deferred tax assets. Actual results may differ from these estimates.

CASH

The Company considers cash to consist of cash on hand and temporary investments having an original maturity of 90 days or less that are readily convertible into cash.

CONCENTRATIONS OF CREDIT RISK

The Company’s financial instruments that are exposed to a concentration of credit risk are cash and accounts receivable. Occasionally, the Company’s cash and cash equivalents in interest-bearing accounts may exceed FDIC insurance limits. The financial stability of these institutions is periodically reviewed by senior management.

ACCOUNTS RECEIVABLE

Trade receivables are carried at their estimated collectible amounts. Trade credit is generally extended on a short-term basis; thus, trade receivables do not bear interest. Trade accounts receivable are periodically evaluated for collectability based on past credit history with customers and their current financial condition.

ALLOWANCE FOR DOUBTFUL ACCOUNTS

Any charges to the allowance for doubtful accounts on accounts receivable are charged to operations in amounts sufficient to maintain the allowance for uncollectible accounts at a level management believes is adequate to cover any probable losses. Management determines the adequacy of the allowance based on historical write-off percentages and the current status of accounts receivable. Accounts receivable are charged off against the allowance when collectability is determined to be permanently impaired. As of September 30, 2018, and December 31, 2017, allowance for doubtful accounts was $-0, respectively.

INVENTORIES

Inventories are stated at the lower of cost or market with cost being determined on a first-in, first-out (FIFO) basis. The Company writes down its inventory for estimated obsolescence or unmarketable inventory equal to the difference between the cost of inventory and the estimated market value based upon assumptions about future demand and market conditions. If actual market conditions are less favorable than those projected by management, additional inventory write-downs may be required. During the periods presented, there were no inventory write-downs.

COST OF SALES

Cost of sales is comprised of cost of product sold, packaging, and shipping costs.

STOCK BASED COMPENSATION

The Company measures the cost of services received in exchange for an award of equity instruments based on the fair value of the award. For employees and directors, the fair value of the award is measured on the grant date and for non-employees, the fair value of the award is generally re-measured on vesting dates and interim financial reporting dates until the service period is complete. The fair value amount is then recognized over the period during which services are required to be provided in exchange for the award, usually the vesting period. Stock-based compensation expense is recorded by the Company in the same expense classifications in the statements of operations, as if such amounts were paid in cash. As of September 30, 2018, there were outstanding stock options to purchase 1,000,000,000 shares of common stock, 916,666,667 shares of which were vested.

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NET LOSS PER COMMON SHARE, BASIC & DILUTED

The Company computes earnings (loss) per share under Accounting Standards Codification subtopic 260-10, Earnings Per Share (“ASC 260-10”). Net loss per common share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the year.  Diluted earnings per share, if presented, would include the dilution that would occur upon the exercise or conversion of all potentially dilutive securities into common stock using the “treasury stock” and/or “if converted” methods as applicable.

The computation of basic and diluted income (loss) per share as of December 31, 2017 and 2016 excludes potentially dilutive securities when their inclusion would be anti-dilutive, or if their exercise prices were greater than the average market price of the common stock during the period.

Potentially dilutive securities excluded from the computation of basic and diluted net loss per share are as follows:

	2017	2016
Convertible notes payable	46,108,713	—
Options to purchase common stock	1,000,000,000	1,000,000,000
Warrants to purchase common stock	99,953,846	—
Restricted stock units	10,000,000	10,000,000
Total	1,156,062,559	1,010,000,000

The computation of basic and diluted income (loss) per share as of September 30, 2018 and 2017 excludes potentially dilutive securities when their inclusion would be anti-dilutive, or if their exercise prices were greater than the average market price of the common stock during the period.

Potentially dilutive securities excluded from the computation of basic and diluted net loss per share are as follows:

	September 30, 2018	September 30, 2017
Convertible notes payable	63,552,114	33,826,242
Options to purchase common stock	1,000,000,000	1,000,000,000
Warrants to purchase common stock	119,022,722	43,653,846
Restricted stock units	10,000,000	10,000,000
Total	1,192,574,836	1,087,480,088

PROPERTY & EQUIPMENT

Property and equipment are stated at cost. When retired or otherwise disposed, the related carrying value and accumulated depreciation are removed from the respective accounts and the net difference less any amount realized from disposition, is reflected in earnings. For financial statement purposes, property and equipment are recorded at cost and depreciated using the straight-line method over their estimated useful lives of 3 to 5 years.

INVESTMENTS

The Company follows Accounting Standards Codification subtopic 321-10, Investments-Equity Securities (“ASC 321-10”) which requires the accounting for equity security to be measured at fair value with changes in unrealized gains and losses are included in current period operations. Where an equity security is without a readily determinable fair value, the Company may elect to estimate its fair value at cost minus impairment plus or minus changes resulting from observable price changes (See Note 4).

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DERIVATIVE FINANCIAL INSTRUMENTS

The Company classifies as equity any contracts that (i) require physical settlement or net-share settlement or (ii) provide the Company with a choice of net-cash settlement or settlement in its own shares (physical settlement or net- share settlement) providing that such contracts are indexed to the Company's own stock. The Company classifies as assets or liabilities any contracts that (i) require net-cash settlement (including a requirement to net cash settle the contract if an event occurs and if that event is outside the Company’s control) or (ii) gives the counterparty a choice of net-cash settlement or settlement in shares (physical settlement or net-share settlement). The Company assesses classification of its common stock purchase warrants and other free-standing derivatives at each reporting date to determine whether a change in classification between equity and liabilities is required.

DIRECTORS AND EXECUTIVE OFFICERS

Our Board of Directors

The following table sets forth information regarding our current directors and each director nominee, as of June 30, 2016.

Name	Principal Occupation	Age	Director Since
Donald Steinberg	Chief Executive Officer & Chairman of the Board	68	2015
Charles Larsen	Director	59	2015
Robert Coale	Director	58	2018

Donald Steinberg, Director. Mr. Steinberg’s business experience began in 1986 when he developed stock option volatility analysis and trading programs. His work led him to a management position of floor traders on multiple options exchanges, including the Chicago Board of Options Exchange and the Pacific Options Exchange. Ultimately, Mr. Steinberg used his trading and volatility programs to manage options trading centers in Chicago, Philadelphia and California, where he managed and directed floor traders. This experience gave Mr. Steinberg the fundamental knowledge of finance and operations and gave him insight into the management skills necessary to operate a company with discrete centers and many employees. Beginning in the early 90’s, Mr. Steinberg co-founded Globalcom 2000 and entered into the prepaid phone card business. Globalcom 2000 became one of the largest and fastest growing phone card companies in the United States. Among the many firsts accomplished in that business was an account with 7-11, which Mr. Steinberg personally closed, and which made Globalcom 2000 the first phone card in the country with a corporate logo.

In 1994, Mr. Steinberg developed an interest in the telecom “Callback” business and co-founded “One World Communications.” Mr. Steinberg subsequently traveled the world, opening up 187 training centers in only 9 months, and created an international multi-level-marketing (“MLM”) global sales force selling telecom services. In 2006, Mr. Steinberg formed Club Vivanet as an International MLM, selling a variety of services. In 2009, he merged Club Vivanet with a publicly traded company. In 2008, Mr. Steinberg recognized the emerging opportunities in the medical marijuana industry and changed the name of Club Vivanet to Medical Marijuana Inc. (OTC: MJNA), which is believed to be America’s first publicly traded company in the medical marijuana industry. Mr. Steinberg left Medical Marijuana, Inc. in 2011 and in 2013, Mr. Steinberg launched Global Hemp Group, Inc. (OTC: GBHPF) with Mr. Charles Larsen, as they recognized the momentum building in the emerging global hemp industry. Over the last five years, Mr. Steinberg has followed the developing cannabis business, the new laws and regulations governing it, and business trends in this growing market. Mr. Steinberg has also studied possible banking solutions for the cannabis market.

Charles Larsen, Director. Mr. Larsen attended the Pepperdine University Graziadio School of Business in Los Angeles and served in the U.S. Coast Guard from 1981 through 1988. From 1989 through 1991, Mr. Larsen served as operations manager with the Commodity Trading Advisor (CTA) Peskin & Associates in Chicago, Illinois, where his primary duties included organization and management of investment operations, management of client billing, the development of a custom trade order management system, monitoring of trading operations and floor broker communications. From 1991 through 1995, Mr. Larsen served as an implementation consultant for Integrated Decision Systems in Los Angeles, CA. In this capacity, Mr. Larsen implemented portfolio management and trade order management systems, determined operational deficiencies and solutions, and managed custom training programs and development projects. From 1995 through 2006, Mr. Larsen served as Senior Vice President of Operations and Business Development for Tower Asset Management in Beverly Hills, CA. Here, Mr. Larsen managed operations, client billing, daily portfolio reconciliation, compliance and regulatory reporting. Mr. Larsen also was a member of Tower’s Investment Committee and Executive Management Committee. From 2006 through 2007, Mr. Larsen was Chief Operating Officer and Chief Financial Officer at Financial Management Advisors of Century City, CA, where his duties focused on management of operations, finance and compliance. From 2007 to 2009, Mr. Larsen worked for Polaris International Holdings in Huntington Beach, CA focused on the preparation of corporate financials and regulatory compliance. In 2009 Mr. Larsen helped found Medical Marijuana, Inc. and focused on operations, compliance and acquisition sourcing and due diligence. From 2012 through 2013, Mr. Larsen was an independent business consultant serving corporations including Global Payout, Inc., of San Diego, CA and BG Medical Technologies, Inc. of Los Angeles, CA. Beginning in 2013, Mr. Larsen co-founded and remains the President and Chief Executive Officer of Global Hemp Group, Inc. (OTC: GBHPF). With Global Hemp Group, Mr. Larsen’s duties include corporate compliance and administration, hemp and medical marijuana compliance, and business development in Canada and internationally, all positions he continues in as of the date of this filing. From 2013 to the present, Mr. Larsen has been the Company’s co-founder, director and strategic advisor, advising management on public company compliance and administration, business development, medical and recreational marijuana compliance, sourcing, and overall operations on a daily basis.

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Robert Coale, Director. Mr. Coale is the President of CFS Capital Group, Inc., a firm focused on business consulting, private equity investments, financial and strategic joint venture facilitation, including telecommunications, banking, fund raising, non-profit, retirement, entertainment, licensing, gateway interface/merchant processing, real estate development, and strategic planning. Mr. Coale holds a Master’s in Business Administration, with an emphasis on International Marketing and Strategic Planning from Pepperdine University awarded in 1992; a Bachelor of Science with an emphasis in Finance from the University of Southern California awarded in 1982 and is currently a member of the Advisory Board to Everlert, Inc. (OTC: EVLI).

Our Executive Officers

We designate persons serving in the following positions as our named executive officers: our chief executive officer, chief financial officer, chief development officer, chief operating officer and chief technology officer. The following table sets forth information regarding our executive officers as of June 30, 2016.

Name	Principal Occupation	Age	Officer Since
Donald Steinberg	CEO & Chairman of the Board	68	2015
Jesus M. Quintero	Chief Financial Officer	56	2014

Donald Steinberg’s biographical summary is included under “Our Board of Directors.”

Jesus M. Quintero, Chief Financial Officer from November 2018 to present. Mr. Quintero also serves as Chief Financial officer of Massroots, Inc. and has served as Brazil Interactive Media’s Chief Financial Officer. He has previously served as a financial consultant to several multimillion dollar businesses in Florida. Mr. Quintero has extensive experience in public company reporting and SEC/SOX compliance, and held senior finance positions with Avnet, Inc., Latin Node, Inc., Globetel Communications Corp. and Telefonica of Spain. His prior experience also includes tenure with PricewaterhouseCoopers and Deloitte & Touche. Mr. Quintero earned a B.S. in Accounting from St. John’s University and is a certified public accountant. He is fluent in English and Spanish, and conversant in Brazilian Portuguese.

Employment Agreements

We have entered into an Executive Employment Agreement with Donald Steinberg, our President and Chief Executive Officer, with an effective date of December 30, 2015. Under the terms of this agreement, he is serving as an executive of our company. We agreed to pay him a base salary of $180,000 annually. He is also entitled to participate in all benefit programs made available to our executive and/or salaried employees, paid vacation and reimbursement for business related expenses. The term of the agreement is year to year, and it may be extended for successive one-year periods. The agreement may be terminated by either party giving written notice of such party’s intention to terminate the agreement and the employment of the Executive at least ninety (90) days prior to the end of the initial or an extended term. We have the option to terminate the agreement by giving Mr. Steinberg Six (6) months’ notice if he incurs a condition that prevents him from carrying out his essential job functions for a period of Nine (9) months or longer. We may also terminate Mr. Steinberg’s employment without notice and without any further compensation obligations, (except his accrued benefits and any benefit continuation or conversion rights he may have under the terms of the benefit plan or applicable law) if the termination is based on a material violation of the Agreement, fraud, embezzlement, securities law violation, other gross misconduct which causes material economic damage to the Company or material damage to the business reputation of the Company.

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We have also entered into an Executive Employment Agreement with Charles Larsen, with an effective date of December 30, 2015. Under the terms of this agreement, we agreed to pay him a base salary of $120,000 annually. He is also entitled to participate in all benefit programs made available to our executive and/or salaried employees, paid vacation and reimbursement for business related expenses. The term of the agreement is year to year, and it may be extended for successive one-year periods. The agreement may be terminated by either party giving written notice of such party’s intention to terminate the agreement and the employment of the Executive at least ninety (90) days prior to the end of the initial or an extended term. We have the option to terminate the agreement by giving Mr. Larsen Six (6) months’ notice if he incurs a condition that prevents him from carrying out his essential job functions for a period of Nine (9) months or longer. We may also terminate Mr. Larsen’s employment without notice and without any further compensation obligations, (except his accrued benefits and any benefit continuation or conversion rights he may have under the terms of the benefit plan or applicable law) if the termination is based on a material violation of this Agreement, fraud, embezzlement, securities law violation, other gross misconduct which causes material economic damage to the Company or material damage to the business reputation of the Company.

We have also entered into an Independent Director Agreement with Robert Coale, with an effective date of September 19, 2018. Under the terms of this agreement, we agreed to pay Mr. Coale $4,000 quarterly and issue him one million shares of common stock. The term of the agreement is on the earlier of the date of the next annual or special stockholders meeting called for the purposes of electing directors, and the earliest of the following to occur: (a) the death of the Director; (b) the termination of the Director from his membership on the Board by the mutual agreement of the Company and the Director; (c) the removal of the Director from the Board by the majority stockholders of the Company; and (d) the resignation by the Director from the Board.

We have also entered into a Chief Financial Officer Services Agreement with Jesus M. Quintero dated September 1, 2018. Under the terms of this agreement, we agreed to pay Mr. Quintero $1,500 monthly and issue him 250,000 shares of common stock. The term of the agreement is year to year, unless otherwise terminated by the Company or Mr. Quintero by giving one hundred and twenty (120) days written notice of the termination. Upon termination by the Company, Quintero shall be entitled to recover from the Company, including, but not limited to, payment for all work performed through the date of termination.

Family Relationships

There are no family relationships between any director or executive officer.

Involvement in Certain Legal Proceedings

None of our directors and executive officers has been involved in any of the following events during the past ten years:

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(a)	any petition under the federal bankruptcy laws or any state insolvency laws filed by or against, or an appointment of a receiver, fiscal agent or similar officer by a court for the business or property of such person, or any partnership in which such person was a general partner at or within two years before the time of such filing, or any corporation or business association of which such person was an executive officer at or within two years before the time of such filing;

(b)	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

(c)	being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining such person from, or otherwise limiting, the following activities: (i) acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity; engaging in any type of business practice; or (iii) engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws;

(d)	being the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (c)(i) above, or to be associated with persons engaged in any such activity;

(e)	being found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission to have violated a federal or state securities or commodities law, and the judgment in such civil action or finding by the Securities and Exchange Commission has not been reversed, suspended, or vacated;

(f)	Being found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

(g)	being the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of: (i) any federal or state securities or commodities law or regulation; or (ii) any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease- and-desist order, or removal or prohibition order; or (iii) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

(h)	being the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Securities Exchange Act of 1934), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

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Executive Compensation

Summary Compensation Table

The following table sets forth information concerning the compensation of our principal executive officer, our principal financial officer and each of our other executive officers during 2017 and 2016.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Donald Steinberg	2017	180,000	5,676,000	—	—	—	5,676,000
Principal Executive Officer	2016	180,000	—	789,000	—	—	969,000

Robert Hymers, III	2017	90,000	4,326,000	—	—	—	4,416,500
Chief Financial Officer[1]	2016	90,000	—	394,500	—	—	484,500

(1) Robert L Hymers, III resigned as Chief Financial Officer on June 18, 2018.

Retirement Benefits

We do not currently provide our named executive officers with supplemental or other retirement benefits.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information known to us regarding the beneficial ownership of our common stock as of December 20, 2018 by (1) each stockholder who is known by us to beneficially own more than 5% of our common stock, (2) each of our directors, (3) each of our executive officers, and (4) all of our directors and executive officers as a group.

Beneficial Owner and address(1)	Number of Shares Beneficially Owned	Percent Owned (2)
5% Stockholders:
Nil
Named Executive Officers and Directors:
Donald Steinberg, Chief Executive Officer	538,036,290	24.04%
Charles Larsen, Director	418,125,453	18.79%
Jesus Quintero, Chief Financial Officer	250,000	*
Robert Coale	1,000,000	*
All executive officers and directors as a group (3 persons)	957,411,743	42.83%

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*	Represents beneficial ownership of less than 1% of our outstanding common stock. Except as otherwise indicated, the persons named in this table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable and to the information contained in the footnotes to this table.

(1)	Unless otherwise indicated, the address of each beneficial owner listed above is c/o Marijuana Company of America, Inc., 1340 West Valley Parkway, Suite 205, Escondido CA. 92029.
(2)	Calculated on the basis of 2,489,291,681 shares of common stock outstanding as of November 19, 2018, plus any additional shares of common stock that a stockholder has the right to acquire within 60 days after November 19, 2018.

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)	Weighted-average exercise price of outstanding options, warrants and rights(2)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a))(3)
Equity compensation plans approved by security holders	—	$—	—

Equity compensation plans not approved by security holders	250,000	$0.63	—

Total	250,000	$0.63	—

(1)	Historically, the Company has granted restricted shares that are subject to forfeiture. Pursuant to SEC guidance, these RSUs are not reportable in the table above.

(2)	Historically, the Company has granted restricted shares that are subject to forfeiture. Pursuant to SEC guidance, these RSUs are not reportable in the table above. Restricted shares subject to forfeiture have a weighted average exercise price of $0.00.

(3)	The Company equity compensation grants to date have been approved on a grant-by-grant basis, as opposed to under an umbrella equity compensation plan establishing a total number of grants available.

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Long-Term Incentive Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers, except that our directors and executive officers receive stock, warrants and stock options at the discretion of our Board.

We have no plans or arrangements in respect of remuneration received or that may be received by our executive officers to compensate such officers in the event of termination of employment (as a result of resignation, retirement, change of control) or a change of responsibilities following a change of control, where the value of such compensation exceeds $60,000 per executive officer.

Changes in Control

We are unaware of any contract or other arrangement the operation of which may at a subsequent date result in a change in control of our company.

Certain Relationships and Related Transactions

Pursuant to Item 404(d) of Reg. SK, we have entered into the following related party transactions for the fiscal year ended December 31, 2017, and for the nine months ended September 30, 2018:

On September 5, 2017, we announced our agreement to participate in a joint venture with Global Hemp Group, Inc., a Canadian corporation, in a multi-phase industrial hemp project on the Acadian peninsula of New Brunswick, Canada. The joint venture agreement required us to pay for one-half of the phase 1 costs of the project, which amounted to $13,500. We expect that we will make subsequent contributions to the project, as it moves into succeeding phases. Our Director Charles Larsen is a Director and control person of Global Hemp Group. Additionally, our then Directors and Officers Donald Steinberg and Robert L. Hymers, III, are stockholders owning less than 10% of equity in Global Hemp Group, Inc., respectively. Mr. Hymers resigned his positions on June 18, 2018.

On December 31, 2017, our then Director and Officer Robert L. Hymers, III, loaned the Company $106,076.26, together with accrued interest of 5% per annum, as provided in a fixed promissory note due and payable by December 31, 2018. Mr. Hymers resigned his positions on June 18, 2018.

On December 31, 2017, our Director and Officer Donald Steinberg, loaned the Company $272,623.16, together with accrued interest of 5% per annum, as provided in a fixed promissory note due and payable by December 31, 2018.

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On December 31, 2017, our Director Charles Larsen, loaned the Company $163,873.46, together with accrued interest of 5% per annum, as provided in a fixed promissory note due and payable by December 31, 2018.

On May 8, 2018, the Company, Global Hemp Group, Inc., a Canadian corporation, and TTO Enterprises, Ltd., an Oregon corporation entered into a Joint Venture Agreement. The purpose of the joint venture is to develop a project to commercialize the cultivation of industrial hemp on a 109 acre parcel of real property owned by the Company and Global Hemp Group in Scio, Oregon, and operating under the Oregon corporation Covered Bridges, Ltd. The joint venture is in the development stage. On May 30, 2018, the joint venture purchased TTO’s 15% interest in the joint venture for $30,000. The Company and Global Hemp Group, Inc. now have an equal 50-50 interest in the joint venture. Our Director Charles Larsen is a Director and control person of Global Hemp Group. Additionally, our then Directors and Officers Donald Steinberg and Robert L. Hymers, III, are stockholders owning less than 10% of equity in Global Hemp Group, Inc., respectively. Mr. Hymers resigned his positions on June 18, 2018.

As of September 30, 2018, and December 31, 2017, the Company’s officers and directors have provided advances and incurred expenses on behalf of the Company. The issued notes are unsecured, due on demand and bear 5% interest.

At September 30, 2018 and, December 31, 2017 there were an aggregate of $173,175 and $542,573 notes payable due to officers. The notes are at 5% per annum and non-interest bearing, respectively, and are due on demand.

During the nine months ended September 30, 2018, the Company issued an aggregate of 75,928,246 shares of its common stock in settlement of outstanding related party notes payable of $564,283 and accrued compensation of $195,000.

Director Independence

We currently act with three directors consisting of Donald Steinberg, Charles Larsen and Robert Coale. Our common stock is quoted on the OTCQB, which imposes director independence requirements for at least two directors. Under NASDAQ Rule 5605(a)(2), a director is not independent if he or she is also an executive officer or employee of the corporation or was, at any time during the past three years, employed by the corporation. Using this definition of independent director, we have two independent directors, Mr. Charles Larsen and Mr. Robert Coale.

Where You Can Find More Information

We are not required to deliver an annual report to our stockholders unless our directors are elected at a meeting of our stockholders or by written consents of our stockholders. If our directors are not elected in such manner, we are not required to deliver an annual report to our stockholders and will not voluntarily send an annual report.

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. Such filings are available to the public over the Internet at the Securities and Exchange Commission’s website at http://www.sec.gov.

We have filed with the Securities and Exchange Commission a registration statement on Form S-1 under the Securities Act of 1933 with respect to the securities offered under this prospectus. This prospectus, which forms a part of that registration statement, does not contain all information included in the registration statement. Certain information is omitted, and you should refer to the registration statement and its exhibits.

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You may review a copy of the registration statement at the Securities and Exchange Commission’s public reference room at 100 F Street, N.E. Washington, D.C. 20549 on official business days during the hours of 10 a.m. to 3 p.m. You may obtain information on the operation of the public reference room by calling the Securities and Exchange Commission at 1-800-SEC-0330. You may also read and copy any materials we file with the Securities and Exchange Commission at the Securities and Exchange Commission’s public reference room. Our filings and the registration statement can also be reviewed by accessing the Securities and Exchange Commission’s website at http://www.sec.gov.

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The information in this prospectus is not complete and may be changed. The selling stockholder may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Marijuana Company of America, Inc.

500,000,000 Shares of Common Stock

Prospectus

December 27, 2018

Part II

Information Not Required in Prospectus

Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by us in connection with the issuance and distribution of the securities being registered hereunder. The selling stockholder will bear no expenses associated with this offering except for any broker discounts and commissions or equivalent expenses and expenses of the selling stockholder’s legal counsel applicable to the sale of its shares. All of the amounts shown are estimates, except for the Securities and Exchange Commission registration fees.

Securities and Exchange Commission registration fees	$1,212

Accounting fees and expenses	$1,000

Legal fees and expenses	$5,000

Miscellaneous fees and expenses	$0

Total	$7,212

Indemnification of Directors and Officers

Utah Statutes

Except as otherwise provided in the Utah Revised Business Corporation Act (URBCA), a corporation may indemnify an individual made a party to a proceeding because the individual is or was a director of the corporation against liability incurred in the proceeding if:

•	His conduct was in good faith.

•	He reasonably believed that his conduct was in, or not opposed to, the corporation’s best interests.

•	In the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.

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However, a corporation may not indemnify a director in connection with either:

•	A proceeding by or in the right of the corporation in which the director was determined to be liable to the corporation.
•	Any other proceeding charging that the director derived an improper personal benefit (whether or not the proceeding involved action in the director’s official capacity), in which proceeding the director was determined to be liable on the basis that the director derived an improper personal benefit.

A corporation may pay for or reimburse reasonable expenses incurred by a director who is a party to a proceeding in advance of a final disposition if:

•	The director furnishes the corporation a written affirmation of his good faith belief that he has met the applicable standard of conduct described in Section 16-10a-902 of the Utah Code.

•	The director furnishes to the corporation a written undertaking, executed personally or on his behalf, to repay the advance if it is ultimately determined that he did not meet the standard of conduct.

•	A determination is made that the facts then known to those making the determination would not preclude indemnification.

A corporation must indemnify a director who was successful in the defense of any proceeding or claim to which the director was a party because of the director’s status as a director of the corporation against reasonable expenses incurred in defending the proceeding or claim for which the director was successful.

Unless a corporation’s articles of incorporation provide otherwise:

•	An officer of a corporation is entitled to mandatory indemnification to the same extent as a director of the corporation.

•	A corporation may indemnify and advance expenses to an officer, employee, fiduciary, or agent of the corporation to the same extent as to a director.

•	A corporation may indemnify and advance expenses to an officer, employee, fiduciary, or agent who is not a director to a greater extent than to a director. However, this must be consistent with public policy and provided for in the corporation’s articles of incorporation, bylaws, action of its board of directors, or contract.

Company Articles and By Laws.

Article III, Section 6 of the Company’s By Laws provides that The Corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

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The Corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorney fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

Any indemnification under the provisions of subsection (a) or (b) of this section (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth above. Such determination shall be made: (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceedings; (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or (3) by the shareholders.

Expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized by the provisions of this section. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

For purposes of this indemnity, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation, including any constituent of a constituent, absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was sewing at the request of such constituent corporation, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

Recent Sales of Unregistered Securities

The following information represents securities sold by the Company within the past three years which were not registered under the Securities Act. Included are sales of reacquired securities, as well as new issues, securities issued in exchange for property, services, or other securities, and new securities resulting from the modification of outstanding securities.

The following information represents securities sold by the Company within the past three years which were not registered under the Securities Act. Included are sales of reacquired securities, as well as new issues, securities issued in exchange for property, services, or other securities, and new securities resulting from the modification of outstanding securities.

On October 5, 2015, the Company issued 10,000,000 restricted common shares to Robert Hymers for contracted accounting services to the Company. The Company relied upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. Mr. Hymers was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a) of the Securities Act, who provided the Company with representations, warranties and information concerning his qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to the Mr. Hymers full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities.

Mr. Hymers acquired the restricted common stock for his own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares so purchased cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

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On October 8, 2015, Donald Steinberg was issued 217,457,143 in restricted Common stock upon his conversion of a convertible note payable in the amount of $76,110. The Company relied upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. Mr. Steinberg was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a) of the Securities Act, who provided the Company with representations, warranties and information concerning his qualifications as “accredited investors.” The Company provided and made available to Mr. Steinberg full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities.

Mr. Steinberg acquired the restricted common stock for his own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares so purchased cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

On January 12, 2016, the Company issued to Robert Peak 10,000,000 shares of restricted common stock for business consulting services rendered. On November 15, 2016, the Company and Mr. Peak agreed to retire 7,500,000 of the shares previously issued. The Company issued 2,500,000 restricted shares to Mr. Peak as consideration for business consulting services rendered. The Company relied upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. Mr. Peak was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a) of the Securities Act, who provided the Company with representations, warranties and information concerning his qualifications as a “sophisticated” and/or “accredited investor.” The Company provided and made available to Mr. Peak full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities.

Mr. Peak acquired the restricted common stock for his own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares so purchased cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

On January 12, 2016, the Company issued to Robert Cronin 10,000,000 shares of restricted common stock for business consulting services rendered. On November 15, 2016, the Company and Mr. Cronin agreed to retire 7,500,000 of the shares previously issued. The Company issued 2,500,000 restricted shares to Mr. Cronin as consideration for business consulting services rendered. The Company relied upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. Mr. Cronin was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a) of the Securities Act, who provided the Company with representations, warranties and information concerning his qualifications as a “sophisticated” and/or “accredited investor.” The Company provided and made available to Mr. Cronin full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities.

Mr. Cronin acquired the restricted common stock for his own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares so purchased cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

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On January 12, 2016, the Company issued 10,000,000 shares of restricted common stock to Apogee Design, Inc. for business consulting services and web design services rendered. The Company relied upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. Apogee Design, Inc. was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a) of the Securities Act, who provided the Company with representations, warranties and information concerning its qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to Apogee Design, Inc. full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities.

Apogee Design, Inc. acquired the restricted common stock for its own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares so purchased cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

On February 1, 2016, the Company issued to Edward Manolos 1,000,000 of restricted common stock for services rendered to the Company’s Advisory Board. The Company relied upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. Mr. Manolos was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a) of the Securities Act, who provided the Company with representations, warranties and information concerning his qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to Mr. Manolos full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities.

Mr. Manolos acquired the restricted common stock for his own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares so purchased cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

On February 22, 2016, the Company issued 1,000,000 shares of restricted common stock to Robert Calkin for services rendered to the Company’s Advisory Board. The Company relied upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. Mr. Calkin was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a) of the Securities Act, who provided the Company with representations, warranties and information concerning his qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to Mr. Calkin full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities.

Mr. Calkin acquired the restricted common stock for his own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares so purchased cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

On February 22, 2016, the Company issued 1,000,000 shares of restricted common stock to Gerry Lee Bedore, Jr. for services rendered to the Company’s Advisory Board. The Company relied upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. Mr. Bedore was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a) of the Securities Act, who provided the Company with representations, warranties and information concerning his qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to Mr. Bedore full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities.

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Mr. Bedore acquired the restricted common stock for his own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares so purchased cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

On February 23, 2016, the Company issued 1,000,000 shares of restricted common stock to Peninacoop LLC for services rendered to the Company’s Advisory Board. The Company relied upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. Peninacoop, LLC was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a) of the Securities Act, who provided the Company with representations, warranties and information concerning its qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to Peninacoop, LLC full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities.

Peninacoop, LLC acquired the restricted common stock for its own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares so purchased cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

On June 7, 2016, the Company issued 1,000,000 shares of restricted common stock to Robert Calkin for business consulting services rendered. The Company relied upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. Mr. Calkin was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a) of the Securities Act, who provided the Company with representations, warranties and information concerning his qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to Mr. Calkin full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities.

Mr. Calkin acquired the restricted common stock for his own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares so purchased cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

On June 7, 2016, the Company issued 1,000,000 shares of restricted common stock to Timothy Altvater for consulting services rendered. The Company relied upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. Mr. Altvater was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a) of the Securities Act, who provided the Company with representations, warranties and information concerning his qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to Mr. Altvater full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities.

Mr. Altvater acquired the restricted common stock for his own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares so purchased cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

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On June 7, 2016, the Company issued 1,000,000 shares of restricted common stock to Lucretia Smith for business consulting services rendered. The Company relied upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. Ms. Smith was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a) of the Securities Act, who provided the Company with representations, warranties and information concerning her qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to Ms. Smith full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities.

Ms. Smith acquired the restricted common stock for her own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares so purchased cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

On June 7, 2016, the Company issued 1,000,000 shares of restricted common stock to David Cook for business consulting and product development services rendered. The Company relied upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. Mr. Cook was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a) of the Securities Act, who provided the Company with representations, warranties and information concerning his qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to Mr. Cook full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities.

Mr. Cook acquired the restricted common stock for his own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares so purchased cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

On June 7, 2016, the Company issued 1,000,000 shares of restricted common stock to Magnet Marketing, Inc. for business consulting services rendered. The Company relied upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. Magnet Marketing, Inc. was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a) of the Securities Act, who provided the Company with representations, warranties and information concerning its qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to Magnet Marketing, Inc. full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities.

Magnet Marketing, Inc. acquired the restricted common stock for its own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares so purchased cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

On June 30, 2016, the Company issued 81,818,182 shares of restricted common stock to Donald Steinberg as consideration for salary owed to Mr. Steinberg from January 1, 2016 to June 30, 2016 pursuant to his executive employment contract. The Company relied upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. Mr. Steinberg was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a) of the Securities Act, who provided the Company with representations, warranties and information concerning his qualifications as “accredited investors.” The Company provided and made available to Mr. Steinberg full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities.

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Mr. Steinberg acquired the restricted common stock for his own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares so purchased cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

On June 30, 2016, the Company issued 54,545,455 shares of restricted common stock to Charles Larsen as consideration for salary owed to Mr. Larsen from January 1, 2016 to June 30, 2016 pursuant to his executive employment contract. The Company relied upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. Mr. Larsen was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a) of the Securities Act, who provided the Company with representations, warranties and information concerning his qualifications as a “sophisticated” and/or “accredited investor.” The Company provided and made available to Mr. Larsen full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities.

Mr. Larsen acquired the restricted common stock for his own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares so purchased cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

On June 30, 2016, the Company issued 40,909,091 shares of restricted common stock to Robert Hymers as consideration for salary owed to Mr. Hymers from January 1, 2016 to June 30, 2016 pursuant to his executive employment contract. The Company relied upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. Mr. Hymers was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a) of the Securities Act, who provided the Company with representations, warranties and information concerning his qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to the Mr. Hymers full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities.

Mr. Hymers acquired the restricted common stock for his own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares so purchased cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

On July 29, 2016, the Company issued 2,000,000 shares of restricted common stock to David Cook for business consulting and product development services rendered. The Company relied upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. Mr. Cook was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a) of the Securities Act, who provided the Company with representations, warranties and information concerning his qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to Mr. Cook full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities.

Mr. Cook acquired the restricted common stock for his own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares so purchased cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

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On July 29, 2016, the Company issued 1,000,000 shares of restricted common stock to Paula Vetter for business consulting services rendered. The Company relied upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. Ms. Vetter was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a) of the Securities Act, who provided the Company with representations, warranties and information concerning her qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to the Ms. Vetter full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities.

Ms. Vetter acquired the restricted common stock for her own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares so purchased cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

On July 29, 2016, the Company issued 9,000,000 shares of restricted common stock to Timothy Altvater for business consulting services rendered concerning the development of the Company’s affiliate sales structure. The Company relied upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. Mr. Altvater was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a) of the Securities Act, who provided the Company with representations, warranties and information concerning his qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to Mr. Altvater full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities.

Mr. Altvater acquired the restricted common stock for his own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares so purchased cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

On July 29, 2016, the Company issued 20,000,000 shares of restricted common stock to AGORACOM, Inc. for investor relations services rendered. The Company relied upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. AGORACOM was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a) of the Securities Act, who provided the Company with representations, warranties and information concerning its qualifications as a “sophisticated” and/or “accredited investor.” The Company provided and made available to AGORACOM full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities.

AGORACOM acquired the restricted common stock for his own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares so purchased cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

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On October 6, 2016, the Company issued 40,909,091 shares of restricted common stock to Donald Steinberg as consideration for the conversion of a note payable. The Company relied upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. Mr. Steinberg was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a) of the Securities Act, who provided the Company with representations, warranties and information concerning his qualifications as a “sophisticated” and/or “accredited investor.” The Company provided and made available to Mr. Steinberg full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities.

Mr. Steinberg acquired the restricted common stock for his own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares so purchased cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

On October 6, 2016, the Company issued 27,272,727 shares of restricted common stock to Charles Larsen as consideration for the conversion of a note payable. The Company relied upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. Mr. Larsen was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a) of the Securities Act, who provided the Company with representations, warranties and information concerning his qualifications as a “sophisticated” and/or “accredited investor.” The Company provided and made available to Mr. Larsen full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities.

Mr. Larsen acquired the restricted common stock for his own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares so purchased cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

On October 6, 2016, the Company issued 20,454,545 shares of restricted common stock to Robert Hymers as consideration for the conversion of a note payable. The Company relied upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. Mr. Hymers was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a) of the Securities Act, who provided the Company with representations, warranties and information concerning his qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to the Mr. Hymers full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities.

Mr. Hymers acquired the restricted common stock for his own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares so purchased cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

On October 13, 2016, the Company sold and issued 10,000,000 shares of restricted common stock to Guillermo Haro in exchange for $40,000. The Company relied upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. Mr. Haro was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a) of the Securities Act, who provided the Company with representations, warranties and information concerning his qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to the Mr. Haro full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities.

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Mr. Haro acquired the restricted common stock for his own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares so purchased cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

On October 18, 2016, the Company sold and issued 5,000,000 shares of restricted common stock to Yigail Wax in exchange for $5,000. The Company relied upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. Mr. Wax was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a) of the Securities Act, who provided the Company with representations, warranties and information concerning his qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to the Mr. Wax full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities.

Mr. Wax acquired the restricted common stock for his own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares so purchased cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

On October 28, 2016, the Company issued 1,000,000 shares of restricted common stock to David Cook for business consulting and product development services rendered. The Company relied upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. Mr. Cook was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a) of the Securities Act, who provided the Company with representations, warranties and information concerning his qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to Mr. Cook full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities.

Mr. Cook acquired the restricted common stock for his own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares so purchased cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

On November 1, 2016, the Company issued 69,675,032 shares of restricted common stock to Donald Steinberg as consideration for his conversion of a note payable. The Company relied upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. Mr. Steinberg was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a) of the Securities Act, who provided the Company with representations, warranties and information concerning his qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to Mr. Steinberg full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities.

Mr. Steinberg acquired the restricted common stock for his own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares so purchased cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

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On November 1, 2016, the Company issued 14,999,270 shares of restricted common stock to Charles Larsen as consideration for his conversion of a note payable. The Company relied upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. Mr. Larsen was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a) of the Securities Act, who provided the Company with representations, warranties and information concerning his qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to Mr. Larsen full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities.

Mr. Larsen acquired the restricted common stock for his own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares so purchased cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

On November 3, 2016, the Company and Antonio Papa entered into a settlement agreement whereby Mr. Papa returned to treasury 46 million shares and the Company agreed to issue Mr. Papa 25,500,000 shares of restricted common stock, subject to an issuance schedule whereby the Company issued 5 million restricted shares to Mr. Papa for a five-month period. The Company relied upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. Mr. Papa was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a) of the Securities Act, who provided the Company with representations, warranties and information concerning his qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to the Mr. Papa full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities.

Mr. Papa acquired the restricted common stock for his own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares so purchased cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

On November 4, 2016, the Company issued 13,636,364 shares of restricted common stock to Donald Steinberg as consideration for his conversion of a note payable. The Company relied upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. Mr. Steinberg was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a) of the Securities Act, who provided the Company with representations, warranties and information concerning his qualifications as “accredited investors.” The Company provided and made available to Mr. Steinberg full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities.

Mr. Steinberg acquired the restricted common stock for his own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares so purchased cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

On November 4, 2016, the Company issued 9,090,909 shares of restricted common stock to Charles Larsen as consideration for the conversion of a note payable. The Company relied upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. Mr. Larsen was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a) of the Securities Act, who provided the Company with representations, warranties and information concerning his qualifications as “accredited investors.” The Company provided and made available to Mr. Larsen full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities.

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Mr. Larsen acquired the restricted common stock for his own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares so purchased cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

On November 4, 2016, the Company issued 6,818,182 shares of restricted common stock to Robert Hymers as consideration for his conversion of a note payable. The Company relied upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. Mr. Hymers was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a) of the Securities Act, who provided the Company with representations, warranties and information concerning his qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to the Mr. Hymers full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities.

Mr. Hymers acquired the restricted common stock for his own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares so purchased cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

On November 23, 2016, the Company issued 3,500,000 shares of restricted common stock to Stock Vest for services rendered. The Company relied upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. Stock Vest was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a) of the Securities Act, who provided the Company with representations, warranties and information concerning its qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to the Stock Vest full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities.

Stock Vest acquired the restricted common stock for its own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares so purchased cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

On December 1, 2016, the Company issued 5,000,000 shares of restricted common stock to National Advisory Services, by virtue of a settlement agreement whereby National Advisory Services returned to treasury 34,500,000 shares of common stock and the Company agreed to issue National Advisory Services 10,000,000 shares of restricted common stock in two monthly tranches of 5,000,000 shares each. The Company relied upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. National Advisory Services was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a) of the Securities Act, who provided the Company with representations, warranties and information concerning its qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to the National Advisory Services full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities.

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National Advisory Services acquired the restricted common stock for its own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares so purchased cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

On December 6, 2016, the Company issued 1,125,000 shares of restricted common stock to JSK Holdings, Inc. in exchange for 375 grams of CBD molecule rendered water soluble, valued at $15,000. The Company relied upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. JSK Holdings, Inc. was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a) of the Securities Act, who provided the Company with representations, warranties and information concerning its qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to the JSK Holdings, Inc. full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities.

JSK Holdings, Inc. acquired the restricted common stock for its own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares so purchased cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

On December 14, 2016, the Company issued 5,000,000 shares of restricted common stock to Antonio Papa as a replacement for a lost certificate. The replacement certificate was issued in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. Mr. Papa was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a) of the Securities Act, who provided the Company with representations, warranties and information concerning his qualifications as a “sophisticated investor”.

Mr. Papa acquired the restricted common stock for his own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares so purchased cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

On December 21, 2016, the Company issued 500,000 shares of restricted common stock to Michael E. Glasser for services rendered. The issuance to Mr. Glasser was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. Mr. Glasser was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a) of the Securities Act, who provided the Company with representations, warranties and information concerning his qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to the Mr. Glasser full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities.

Mr. Glasser acquired the restricted common stock for his own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares so purchased cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

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On December 29, 2016, the Company sold and issued 16,666,667 shares of restricted common stock to IRA Services Trust Company in exchange for $100,000. The issuance was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. The investor was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a) of the Securities Act, who provided the Company with representations, warranties and information concerning its qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to the investor full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities.

The investor acquired the restricted common stock for his own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares so purchased cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

On December 29, 2016, the Company sold and issued 8,333,333 shares of restricted common stock to IRA Services Trust Company in exchange for $50,000. The issuance was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. The investor was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a) of the Securities Act, who provided the Company with representations, warranties and information concerning its qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to the investor full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities.

The investor acquired the restricted common stock for his own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares so purchased cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

On December 30, 2016, the Company issued 3,440,860 shares of restricted common stock to Guillermo Haro as consideration for the conversion of a note payable. The issuance was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. Mr. Haro was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a) of the Securities Act, who provided the Company with representations, warranties and information concerning its qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to Mr. Haro full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities.

Mr. Haro acquired the restricted common stock for his own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares so purchased cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

On December 31, 2016, the Company issued 3,333,333 shares of restricted common stock to Dillon Jordan for services rendered. The issuance was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. Mr. Jordan was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a) of the Securities Act, who provided the Company with representations, warranties and information concerning his qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to Mr. Jordan full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities.

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Mr. Jordan acquired the restricted common stock for his own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares so purchased cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

During the quarter ended June 30, 2017, the Company issued 11,033,333 restricted common shares to service providers. These shares were recorded at fair value of $139,500 in the statement of operations and comprehensive income as part of Labor and related expenses for the three months ended June 30, 2017. The Company relied upon the Section 4(a)(2) exemption from registration provided by Rule 506(b) of Regulation D.

On August 30, 2017, the Company issued 1,666,667 shares of restricted common stock to Paras Bhakta in exchange for $10,000. The issuance was made pursuant to an exemption from registration provided by Section 506 of Reg. D and Section 4.2 of the 1933 Securities and Exchange Act. The issuance was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. Mr. Bhakta was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a) of the Securities Act, who provided the Company with representations, warranties and information concerning its qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to Mr. Bhakta full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities.

On August 30, 2017, the Company issued 2,500,000 shares of restricted common stock to Jay Gangwal in exchange for $15,000. The issuance was made pursuant to an exemption from registration provided by Section 506 of Reg. D and Section 4.2 of the 1933 Securities and Exchange Act. The issuance was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. Mr. Gangwal was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a) of the Securities Act, who provided the Company with representations, warranties and information concerning its qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to Mr. Gangwal full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities.

On October 2, 2017, the Company issued Trevor Muehlfelder 1,000,000 shares of restricted common stock, as consideration for services rendered. The issuance was made pursuant to an exemption from registration provided by Section 506 of Reg. D and Section 4.2 of the 1933 Securities and Exchange Act. The issuance was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. Mr. Muehlfelder was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a) of the Securities Act, who provided the Company with representations, warranties and information concerning its qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to Mr. Muehlfelder full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities.

On October 2, 2017, the Company issued Brenda Andrews 1,000,000 shares of restricted common stock, as consideration for services rendered. The issuance was made pursuant to an exemption from registration provided by Section 506 of Reg. D and Section 4.2 of the 1933 Securities and Exchange Act. The issuance was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. Ms. Andrews was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a) of the Securities Act, who provided the Company with representations, warranties and information concerning its qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to Ms. Andrews full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities.

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On October 2, 2017, the Company issued Sam Rosenberg 3,000,000 shares of restricted common stock, as consideration for services rendered. The issuance was made pursuant to an exemption from registration provided by Section 506 of Reg. D and Section 4.2 of the 1933 Securities and Exchange Act. The issuance was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. Mr. Rosenberg was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a) of the Securities Act, who provided the Company with representations, warranties and information concerning its qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to Mr. Rosenberg full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities.

On October 2, 2017, the Company issued William Louis Merlo 2,500,000 shares of restricted common stock, as consideration for services rendered. The issuance was made pursuant to an exemption from registration provided by Section 506 of Reg. D and Section 4.2 of the 1933 Securities and Exchange Act. The issuance was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. Mr. Merlo was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a) of the Securities Act, who provided the Company with representations, warranties and information concerning its qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to Mr. Merlo full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities.

On October 2, 2017, the Company issued Mailander Law Office, Inc. 5,000,000 shares of restricted common stock, as consideration for services rendered. The issuance was made pursuant to an exemption from registration provided by Section 506 of Reg. D and Section 4.2 of the 1933 Securities and Exchange Act. The issuance was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. The investor was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a) of the Securities Act, who provided the Company with representations, warranties and information concerning its qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to the investor full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities.

On October 10, 2017, the Company issued Tangiers Global, LLC 3,000,000 shares of restricted common stock, as consideration for services rendered. The issuance was made pursuant to an exemption from registration provided by Section 506 of Reg. D and Section 4.2 of the 1933 Securities and Exchange Act. The issuance was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. The investor was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a) of the Securities Act, who provided the Company with representations, warranties and information concerning its qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to the investor full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities.

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On February 2, 2018, the Company issued PYP Enterprises 1,000,000 shares of restricted common stock, as consideration for services rendered. The issuance was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. PYP Enterprises was an “accredited investor” and/or “sophisticated investor” pursuant to Sections 506 and 501(a) of the Securities Act, who provided the Company with representations, warranties and information concerning its qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to PYP Enterprises full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities. PYP Enterprises acquired the restricted common stock for its own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares so purchased cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

On April 9, 2018, the Company issued 4 million restricted common shares to David Cook in exchange for product development services. The Company relied upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. David Cook was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a), 506(b) of the Securities Act, who provided the Company with representations, warranties and information concerning his qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to David Cook full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities.

On April 20, 2018, the Company issued 250,794 restricted common shares to Paula Vetter in exchange for services rendered. The Company relied upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. Paula Vetter was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a), 506(b) of the Securities Act, who provided the Company with representations, warranties and information concerning her qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to Paula Vetter full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities.

On May 18, 2018, the Company issued 500,000 restricted common shares to Casey Eberhart in exchange for consulting services rendered. The Company relied upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. Casey Eberhart was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a), 506(b) of the Securities Act, who provided the Company with representations, warranties and information concerning his qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to Casey Eberhart full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities.

On June 27, 2018, the Company issued 4 million restricted common shares to Paladin Advisors, LLC in exchange for $40,000. The Company relied upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. Paladin was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a), 506(b) of the Securities Act, who provided the Company with representations, warranties and information concerning its qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to Paladin full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities.

On June 25, 2018, the Company issued 5 million restricted common shares to Arielle Tolchin in exchange for $50,000. The Company relied upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. Arielle Tolchin was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a), 506(b) of the Securities Act, who provided the Company with representations, warranties and information concerning her qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to Arielle Tolchin full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities.

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On July 24, 2018, the Company issued 3 million restricted common shares to PYP Enterprises in exchange thirty thousand dollars. The Company relied upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. PYP Enterprises was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a), 506(b) of the Securities Act, who provided the Company with representations, warranties and information concerning its qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to PYP Enterprises full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities.

On July 30, 2018, the Company issued one million restricted common shares to Ms. Lauren Reiger in exchange for ten thousand dollars. The Company relied upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. Ms. Reiger was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a), 506(b) of the Securities Act, who provided the Company with representations, warranties and information concerning her qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to Ms. Reiger full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities.

On August 5, 2018, the Company issued fifty seven million, six hundred and seventy six thousand, eight hundred and ten common shares to DTTO Funding related to the settlement of litigation by court order. The Company relied upon the exemption from registration provided by Section 3(a)(10) of the Securities Act of 1933 with respect to the issuance of the common stock.

On August 15, 2018, the Company issued five million restricted common shares to Casey Eberhart in exchange for fifty thousand dollars. The Company relied upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. Mr. Eberhart was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a), 506(b) of the Securities Act, who provided the Company with representations, warranties and information concerning his qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to Mr. Eberhart full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities.

On August 21, 2018, the Company issued four million, five hundred thousand restricted common shares to Robert L. Hymers, III, for conversion of outstanding accrued compensation of forty five thousand dollars. The Company relied upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. Mr. Hymers was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a), 506(b) of the Securities Act, who provided the Company with representations, warranties and information concerning his qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to Mr. Hymers full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities.

On August 31, 2018, the Company issued two hundred and fifty thousand restricted common shares to Jesus Quintero as consideration for entering into an agreement to provide Chief Financial Officer services. The Company relied upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. Mr. Quintero was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a), 506(b) of the Securities Act, who provided the Company with representations, warranties and information concerning his qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to Mr. Quintero full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities.

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On September 6, 2018, the Company issued 57,767,810 shares of common stock to DTTO Funding in settlement of a lawsuit filed against the Company in the United States District Court for the Northern District of Texas, Dallas Division. The Company’s issuance of the shares of common stock was ordered by the court after a fairness hearing was held on noticed motion, and upon the court’s approval and adoption of the settlement agreement as the order of the court pursuant to Section 3(a)(10) of the Securities Act.

On September 10, 2018, the Company issued ten million restricted common shares to Gene Taubman in exchange for one hundred thousand dollars. The Company relied upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. Mr. Taubman was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a), 506(b) of the Securities Act, who provided the Company with representations, warranties and information concerning his qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to Mr. Taubman full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities.

On September 12, 2018, the Company issued five hundred thousand restricted common shares to John Justin Davis in exchange for Mr. Davis’ services on the Company’s advisory board. The Company relied upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. Mr. Davis was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a), 506(b) of the Securities Act, who provided the Company with representations, warranties and information concerning his qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to Mr. Davis full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities.

On September 19, 2018, the Company issued one million restricted common shares to Robert Coale in exchange for director services. The Company relied upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. Mr. Coale was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a), 506(b) of the Securities Act, who provided the Company with representations, warranties and information concerning his qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to Mr. Coale full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities.

On September 25, 2018, the Company issued one million restricted common shares to Caren Glasser in exchange for Ms. Glasser’s consulting services to the Company. The Company relied upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. Ms. Glasser was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a), 506(b) of the Securities Act, who provided the Company with representations, warranties and information concerning her qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to Ms. Glasser full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities.

On September 25, 2018 the Company issued four million restricted common shares to Michael Peskin in exchange for $40,00.00. The Company relied upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. Mr. Peskin was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a), 506(b) of the Securities Act, who provided the Company with representations, warranties and information concerning his qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to Mr. Peskin full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities.

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Exhibits

Exhibit Number	Description
(3)	Certificate of Incorporation and Bylaws
3.i	Certificate of Incorporation (incorporated by reference from our Registration Statement on Form 1012g filed on May 23, 2017).
3.ii	Amendment to Certificate of Incorporation dated February 2009 (incorporated by reference to our Form 1012g filed on May 23, 2017).
3.iii	Amendment to Certificate of Incorporation dated July 2013 (incorporated by reference to our Form 1012g filed on May 23, 2017).
3.iv	Amendment to Certificate of Incorporation dated August 2015 (incorporated by reference to our Form 1012g filed on May 23, 2017).
3.v	Amendment to Certificate of Incorporation dated September 2015 (incorporated by reference to our Form 1012g filed on May 23, 2017).
3.vi	By Laws (incorporated by reference to our Form 1012g filed on May 23, 2017).

(5)	Opinion regarding Legality
5.1*	Opinion of Mailander Law Office, Inc. regarding the legality of the securities being registered.*

(10)	Material Contracts
10.1	Investment Agreement dated December 20, 2018 with K&J (incorporated by reference from our Current Report on Form 8-K, filed on December 27, 2018).
10.2	Registration Rights Agreement dated December 20, 2018 with K&J (incorporated by reference from our Current Report on Form 8-K, filed on December 27, 2018).
10.3*	Independent Director Agreement with Robert Coale dated September 19, 2018.*
10.4*	Chief Financial Officer Independent Contractor Services contract dated September 1, 2018.*
10.5	St. George Investments, LLC Forbearance Agreement (incorporated by reference to our Form 10-Q filing on August 21, 2017).
10.6	St. George Investments, LLC Convertible Promissory Note (incorporated by reference to our Form 10-Q filing on August 21, 2017).
10.7	Executive Employment Agreement with Charles Larsen (incorporated by reference to our Form 1012g filed on September 12, 2017).
10.8	Executive Employment Agreement with Donald Steinberg (incorporated by reference to our Form 1012g filed on September 12, 2017).

(21)	Subsidiaries of Registrant
21.1	(incorporated by reference to our Form 1012g filed on May 23, 2017).

(23)	Consents of experts and counsel
23.1*	Consent of L&L CPA, PA*
23.2*	Consent of Mailander Law Office, Inc. (included in Exhibit 5.1).*

(99)	Equity Incentive Plan (incorporated by reference to our Form 1012g filed on September 12, 2017).

* Filed herewith.

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Undertakings

(A) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.    To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii.  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(5) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

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(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§ 230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

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Signatures

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

MARIJUANA COMPANY OF AMERICA, INC
Date: December 27, 2018
	By:	/s/Donald Steinberg
Donald Steinberg
Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Corey Hollister and Jesus M Quintero and each of them, with full power of substitution and re-substitution and full power to act without the other, as his or her true and lawful attorney-in-fact and agent to act in his or her name, place and stead and to execute in the name and on behalf of each person, individually and in each capacity stated below, and to file, any and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing, ratifying and confirming all that said attorneys-in-fact and agents or any of them or their and his or her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, this registration statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Donald Steinberg	Chief Executive Officer and Director	December 27, 2018
Donald Steinberg	(Principal Executive Officer)

/s/ Jesus Quintero	Chief Financial Officer	December 27, 2018
Jesus Quintero	(Principal Financial Officer)

/s/ Charles Larsen		December 27, 2018
Charles Larsen	Director

/s/ Robert Coale
Robert Coale	Director	December 27, 2018

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